     As filed with the Securities and Exchange Commission on June 25, 1998
                                                     Registration No. 333-43955
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             ---------------------
                                Amendment No. 3
                                      To
                                   Form SB-2
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             ---------------------
                            SCNV ACQUISITION CORP.
       (Exact name of Small Business Issuer as specified in its charter)


            Delaware                               3629                         13-3952659
(State or other jurisdiction of          (Primary Standard Industrial         (I.R.S.  Employer
      incorporation)                          Classification No.)           Identification  No.)

                             Omer Industrial Park
                                  P.O.B. 3026
                              Omer, Israel 84965
                               (972) 7-690-0950
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ---------------------
                           PROFESSOR HERMAN BRANOVER
                                   President
                            SCNV Acquisition Corp.
                             Omer Industrial Park
                                  P.O.B. 3026
                              Omer, Israel 84965
                               (972) 7-690-0950
           (Name, address and telephone number of agent for service)
                            ---------------------
                       Copies of all communications to:

 EMANUEL J. ADLER, ESQ.               DAVID SCHAPIRO, ESQ.              STUART NEUHAUSER, ESQ.
 Tenzer Greenblatt LLP                  Yigal Arnon & Co.           Berlack, Israels &  Liberman LLP
 The Chrysler Building               3 Daniel Frisch Street              120 West 45th Street
  405 Lexington Avenue               Tel Aviv, Israel 33777            New York, New York 10036
New York, New York 10174-0208     Telephone: 972-3-692-6856            Telephone: (212) 704-0100
Telephone: (212) 885-5000          Facsimile: 972-3-696-4770           Facsimile: (212) 704-0196
Facsimile: (212) 885-5001

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933,check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ------------

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ------------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /
                            ---------------------
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                        CALCULATION OF REGISTRATION FEE

=========================================================================================================
                                                            Proposed        Proposed
                                                             Maximum        Maximum
        Title of Each Class                                 Offering       Aggregate        Amount of
        of Securities to be               Amount to         Price Per       Offering      Registration
             Registered                 be Registered     Security (1)     Price (1)           Fee
---------------------------------------------------------------------------------------------------------
Units, each consisting of one
 Share of Common Stock, par
 value $.01 per share, and one
 Warrant to purchase one
 share of Common Stock(2) .........  1,197,200 Units     $ 5.75          $6,883,900       $ 2,030.75
---------------------------------------------------------------------------------------------------------
Common Stock included in the
 Units ............................  1,197,200 Shares        --              --                 --
---------------------------------------------------------------------------------------------------------
Warrants to purchase Common          1,197,200
 Stock included in the Units ......  Warrants                --              --                 --
---------------------------------------------------------------------------------------------------------
Common Stock issuable upon
 exercise of the Warrants
 included in the Units(3) .........  1,197,200 Shares    $ 7.50          $8,979,000       $ 2,648.81
---------------------------------------------------------------------------------------------------------
Underwriter's Unit Purchase
 Option(4) ........................  104,104 Warrants    $  .001         $      104               (5)
---------------------------------------------------------------------------------------------------------
Units issuable upon exercise of
 the Underwriters Unit
 Purchase Option ..................  104,104 Units       $ 6.90          $  718,318       $   211.90
---------------------------------------------------------------------------------------------------------
Common Stock included in the
 Units issuable upon exercise
 of Underwriter's Unit
 Purchase Option(3) ...............  104,104 Shares          --              --                 --
---------------------------------------------------------------------------------------------------------
Warrants to purchase
 Common Stock included in
 the Units issuable upon
 exercise of the Underwriter's
 Unit Purchase Option .............  104,104 Warrants        --              --                 --
---------------------------------------------------------------------------------------------------------
Common Stock issuable upon
 exercise of the Warrants
 included in the Units issuable
 upon exercise of the
 Underwriter's Unit Purchase
 Option(3) ........................  104,104 Shares      $ 7.50          $  780,780       $   230.33
---------------------------------------------------------------------------------------------------------
Total Registration Fee .............................................................      $ 5,121.79
---------------------------------------------------------------------------------------------------------
Previously Paid ....................................................................      $ 5,203.72
---------------------------------------------------------------------------------------------------------
Total Due with Amendment No. 3 .....................................................            --
=========================================================================================================

--------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee. It is anticipated that the initial public offering price of the Units will be $5.75.
(2) Assumes the Underwriter's over-allotment option to purchase up to 156,156 additional Units is exercised in full.
(3) Pursuant to Rule 416, there are also being registered such indeterminable number of additional shares of Common Stock as may become issuable pursuant to anti-dilution provisions contained in the Warrants, the Underwriter's Unit Purchase Option and the warrants included in the Units underlying the Underwriter's Unit Purchase Option.
(4) Represents warrants to be issued by the Company to the Underwriter at the time of delivery and acceptance of the securities to be sold by the Company to the public hereunder.
(5) None, pursuant to Rule 457(g).

                            SCNV ACQUISITION CORP.
              Cross Reference Sheet for Propectus Under Form SB-2


1.  Forepart of the Registration Statement
    and Outside Front Cover Page of Pro-            Forepart of the Registration Statement and Outside Front
    spectus .....................................   Cover Page of Prospectus
2.  Inside Front and Outside Back Cover
    Pages of Prospectus .........................   Inside Front and Outside Back Cover Pages of Prospectus
3.  Summary of Information and Risk
    Factors .....................................   Prospectus Summary; Risk Factors
4.  Use of Proceeds .............................   Use of Proceeds
5.  Determination of Offering Price .............   Outside Front Cover Page of Prospectus; Underwriting
6.  Dilution ....................................   Dilution
7.  Selling Security Holders ....................   Not Applicable
8.  Plan of Distribution ........................   Outside Front Cover Page of Prospectus; Underwriting
9.  Legal Proceedings ...........................   Not applicable
10. Directors, Executive Officers,
    Promoters and Control Persons ...............   Management
11. Security Ownership of Certain
    Beneficial Owners and Management ............   Principal Stockholders
12. Description of Securities ...................   Outside and Inside Front Cover Pages of Prospectus; Pro-
                                                    spectus Summary; Capitalization; Description of Securities
13. Interest of Named Experts and Counsel           Not Applicable
14. Disclosure of Commission Position on
    Indemnification for Securities Act
    Liabilities .................................   Management
15. Organization Within Last Five Years .........   Certain Transactions
16. Description of Business .....................   Business
17. Management's Discussion and Analysis            Management's Discussion and Analysis of Financial Con-
    or Plan of Operation ........................   dition and Results of Operations
18. Properties ..................................   Business
19. Certain Relationships and Related
    Transactions ................................   Certain Transactions
20. Market for Common Equity and
    Related Stockholder Matters .................   Risk Factors; Management
21. Executive Compensation ......................   Management
22. Financial Statements ........................   Financial Statements
23. Changes In and Disagreements With
    Accountants on Accounting and
    Financial Disclosure ........................   Not Applicable


Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solictation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

                  PRELIMINARY PROSPECTUS DATED JUNE 25, 1998
                             SUBJECT TO COMPLETION
                                1,041,044 Units
                             SCNV ACQUISITION CORP.

                     1,041,044 Shares of Common Stock and
                    Class A Redeemable Warrants to Purchase
                       1,041,044 Shares of Common Stock

     Each Unit offered hereby consists of one share of common stock, $.01 par value (the "Common Stock"), and one Class A Redeemable Warrant (the "Warrants") of SCNV Acquisition Corp. (the "Company"). The securities comprising the Units will become detachable and separately transferable on the date that is three months after their issuance, unless earlier detached pursuant to an agreement between the Company and the Underwriter. Each Warrant entitles the registered holder thereof to purchase one share of Common Stock at a price of $7.50,
subject to adjustment in certain circumstances, at any time commencing       ,
1999 through and including       , 2003. The Warrants are redeemable by the
Company at any time after becoming exercisable, upon notice of not less than 30 days, at a price of $.01 per Warrant, provided that the average of the closing bid quotations of the Common Stock on any ten consecutive trading days ending within five days prior to the day on which the Company gives notice has been at least $10.00 per share (subject to adjustment). See "Description of Securities."

     Prior to this offering there has been no public market for the Units, Common Stock or Warrants and there can be no assurance that any such market will develop. For a discussion of the factors considered in determining the offering price of the Units and the exercise price of the Warrants, see "Underwriting." It is anticipated that the Units, and, once separately transferable, the Common Stock and Warrants, will be quoted on the OTC Electronic Bulletin Board under the symbols "SOLMU," "SOLM" and "SOLMW," respectively. The OTC Electronic Bulletin Board System is an unorganized, inter-dealer, over-the-counter market which provides significantly less liquidity than a national securities exchange or The Nasdaq Stock Market, and quotes for securities included on the OTC Electronic Bulletin Board are not listed in the financial sections of newspapers as are those for securities listed on a national securities exchange or The Nasdaq Stock Market. See "Risk Factors - No Assurance of Public Market; Arbitrary Offering Price; Possible Volatility of Market Price of Units, Common Stock and Warrants."
                       -------------------------------
THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION AND SHOULD NOT BE PURCHASED BY INVESTORS WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS"
           COMMENCING ON PAGE 11 OF THIS PROSPECTUS AND "DILUTION."

                        -------------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.
================================================================================
                          Price        Underwriting         Proceeds
                           to          Discounts and           to
                         Public       Commissions(1)       Company(2)
--------------------------------------------------------------------------------
Per Unit ..........   $     5.75        $   .575            $    5.175
--------------------------------------------------------------------------------
Total (3) .........   $5,986,003        $598,600            $5,387,403
================================================================================
(1) The Company has agreed to pay to the Underwriter a 3% nonaccountable expense allowance and to sell to the Underwriter an option (the "Underwriter's Unit Purchase Option") to purchase up to 104,104 Units. The Company has also agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(2) Before deducting expenses, including the nonaccountable expense allowance in the amount of $179,580 ($206,517 if the Underwriter's over-allotment option is exercised in full), estimated at $680,000, payable by the Company.
(3) The Company has granted to the Underwriter an option, exercisable within 45 days from the date of this Prospectus, to purchase up to an additional 156,156 additional Units on the same terms set forth above, solely for the purpose of covering over-allotments, if any. If the Underwriter's over-allotment option is exercised in full, the total price to public, underwriting discounts and commissions and proceeds to Company will be $6,883,900, $688,390 and $6,195,510, respectively. See "Underwriting."

     The Units are being offered, subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to approval of certain legal matters by counsel and to certain other conditions. The Underwriter reserves the right to withdraw, cancel or modify the offering and to reject any order in whole or in part. It is expected that delivery of certificates representing the Units will be made against payment therefor at the offices of
the Underwriter on or about       , 1998.
                       -------------------------------

                            Patterson Travis, Inc.
                  The date of this Prospectus is       , 1998

                             ---------------------
                             AVAILABLE INFORMATION

     As of the date of this Prospectus, the Company will become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, will file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The Company intends to furnish its stockholders with annual reports containing audited financial statements and such other periodic reports as the Company deems appropriate or as may be required by law.
                            ---------------------

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE, WHICH STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICES OF THE UNITS, COMMON STOCK AND WARRANTS. SPECIFICALLY, THE UNDERWRITER MAY OVER-ALLOT IN CONNECTION WITH THE OFFERING AND MAY BID FOR AND PURCHASE UNITS, SHARES OF COMMON STOCK AND WARRANTS IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."
                            ---------------------

              SPECIAL STANDARDS FOR SECURITIES SOLD IN CALIFORNIA

     Each California Investor must have an annual gross income of at least $65,000 and a net worth exclusive of home, furnishings and automobiles of at least $250,000 or, in the alternative, a net worth exclusive of home, furnishings and automobiles of at least $500,000. In addition, an investor's total purchase may not exceed 10% of such investor's net worth. The exemption for secondary trading available under California Corporation Code 25104(H) will be withheld.

                              PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by reference to the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety. Unless otherwise indicated, all pro forma share and per share data and information in this Prospectus give retroactive effect to (i) a .7130438-for-1 reverse split of Common Stock effected prior to the date of this Prospectus, and (ii) the acquisition, upon the consummation of this offering (the "Acquisition"), by the Company of all of the issued and outstanding capital stock of Solmecs Corporation N.V. (which, together with its wholly-owned subsidiary Solmecs (Israel) Ltd., shall, unless the context otherwise requires, be referred to herein as "Solmecs") in consideration of 499,701 shares of the Company's Common Stock. All as adjusted share and per share data and information in this Prospectus assumes no exercise of the Underwriter's over-allotment option to purchase up to 156,156 additional Units. Information contained herein regarding Solmecs has been provided by Solmecs and has also been derived from the periodic reports filed with the Commission by Solmecs' parent corporation, Bayou International, Ltd. ("Bayou").

     This Prospectus contains forward-looking statements that involve risks and uncertainties. The Company's actual results may differ materially from the results discussed in these forward-looking statements. Factors that might cause these possible differences include, but are not limited to, those discussed in the "Risk Factors" section of this Prospectus.

     All references to "dollars" or "$" in this Prospectus are to United States dollars, and all references to "Shekels" or "NIS" are to New Israeli Shekels. All currency conversions in this Prospectus reflect the exchange rate of NIS into dollars as of March 31, 1998, which was 3.597 NIS to $1.00 or 1 NIS to $.278.


                                  The Company

     SCNV Acquisition Corp. (the "Company") was organized to select, develop and commercially exploit proprietary technologies, in various stages of development, invented primarily by scientists who have recently immigrated to Israel from, and by scientists and institutions in, Russia and other countries that formerly comprised the Soviet Union. In furtherance of this goal, the Company will acquire Solmecs Corporation N.V., a Netherlands Antilles company, the operations of which are located in Israel, which owns certain technologies developed by such scientists in the past and actively seeks to identify such technologies for exploitation. The technologies of Solmecs and technologies identified by Solmecs for exploitation are in various stages of development and include technologies that have begun to be commercialized as well as technologies that the Company believes are ready for commercialization in the near future.

     The Company intends to implement a four-step process with respect to the development of proprietary technologies which it has identified. Initially the Company, through its scientific, engineering and administrative personnel, will seek to identify and analyze a number of proposed advanced technologies with potential commercial viability. The Company will then assess the costs of further research and development (including the building and testing of prototypes, if required), seek to obtain intellectual property rights in viable technologies, develop a business plan detailing the exploitation of such technologies from the research and development phase through product commercialization, develop and, in some instances, implement financing strategies to further such business development plan, and suggest and, in some cases, assemble a team of scientists and engineers most suitable for implementation of such business plan. Upon completion of the business plan for each project, the Company may seek to manufacture and market the project itself, enter into strategic alliances for such commercialization, or sell or license the proprietary information and know-how to third parties in consideration of technology transfer or license fees. See "Business-Strategy."

     The Company's strategy is to identify and exploit innovative technologies which represent advances over existing products or technologies. The Company believes that Russian scientists have developed advanced inventions and techniques in certain areas of research, including metallurgy, coating and thin film technology, semiconductors, environmental technologies (such as water purification and desalination), and energy technologies (including conversion and conservation), as well as use of renewable energies (such as photo-voltaics, which involves the direct conversion of solar energy into electricity).

     Upon the consummation of this offering, the Company will complete the Acquisition, pursuant to which the Company will acquire, in a tax free transaction, all of the issued and outstanding capital stock of Solmecs, currently a wholly-owned subsidiary of Bayou International, Ltd. ("Bayou"). Bayou is a public company the Common Stock of which is traded in the over-the-counter market. Solmecs was organized in 1980 to engage in the research, development and commercialization of high efficiency, low pollution products in the energy conversion and conservation fields. Solmecs currently seeks to select, acquire and commercially exploit proprietary technologies, primarily invented by scientists in the former Soviet Union. From 1980 until the mid-1990's Solmecs was primarily engaged in the development of Liquid Metal Magnetohydrodynamics ("LMMHD") energy conversion, a process developed approximately 20 years ago by Professor Herman Branover, a Soviet emigre to Israel who is the President and a director of the Company. See "Business-Technologies Currently Developed by Solmecs."

     Although Solmecs has been in operation since 1980, Solmecs has not generated any meaningful revenues to date and the Company does not expect to generate any meaningful revenues until such time, if ever, as it successfully commercializes one or more of Solmecs' existing or future technologies or non-Solmecs technologies or sells proprietary rights relating to one or more of such technologies. See "Risk Factors-Losses By Solmecs Since Inception; Limited Revenues; Report of Solmecs' Independent Auditors Raises Subtantial Doubt About Solmecs' Ability to Continue as a Going Concern."

     Although the Company believes that certain products that it will acquire by virtue of the Acquisition or has identified, such as a hot-water tank control/display system and extra smooth rubber gaskets, are at or near the commercialization stage, there can be no assurance that the Company will be able to acquire rights to products it does not own or successfully manufacture or market any products. There can be no assurance that any technologies developed or acquired by the Company will be commercially viable, that markets for products derived from such technologies will not be limited or that the Company will generate meaningful revenues from their commercial exploitation or ever achieve profitable operations. See "Risk Factors."

     The Company was organized under the laws of the State of Delaware on May 19, 1997. Unless the context otherwise requires, references herein to the "Company" include Solmecs Corporation N.V., a registered company in the Netherlands Antilles, and its wholly-owned subsidiary Solmecs (Israel) Ltd., an Israeli corporation. The Company's principal executive offices are located in Israel at Omer Industrial Park, P.O. Box 3026, Omer, Israel, 84965, and its telephone number is (972) 7-690-0950.

                                 The Offering

Securities offered.......   1,041,044 Units, each Unit consisting of one share
                            of Common Stock and one Warrant. The securities comprising the Units will become detachable and separately transferable on the date that is three months after their issuance, unless earlier detached pursuant to an agreement between the Company and the Underwriter. See "Description of Securities."

Common Stock to be
 outstanding after the
 offering(1).............   2,082,088 shares

Warrants

 Number to be outstanding
  after the offering(2)..   1,041,044 Warrants

 Exercise terms..........   Exercisable commencing       , 1999 (12 months
                            following the date of this Prospectus), each to purchase one share of Common Stock at a price of $7.50, subject to adjustment in certain circumstances. See "Description of
                            Securities--Redeemable Warrants."

 Expiration date.........            , 2003 (five years following the date of
                            this Prospectus).

 Redemption..............   Redeemable by the Company, at any time after
                            becoming exercisable, upon notice of not less than 30 days, at a price of $.01 per Warrant, provided that the average of the closing bid quotation of the Common Stock on any ten trading days ending within five days prior to the day on which the Company gives notice has been at least $10.00 per share
                            (subject to adjustment). The Warrants will be exercisable until the close of business on the date fixed for redemption. See "Description of Securities--Redeemable Warrants."


Use of Proceeds..........   The Company intends to use the net proceeds of
                            this offering for market research and marketing activities, research and development, establishment of manufacturing capabilities, repayment of indebtedness, acquisition of intellectual property rights, costs relating to the acquisition of Solmecs and the balance for working capital and general corporate purposes. See "Use of Proceeds."

Risk Factors.............   The securities offered hereby are speculative and
                            involve a high degree of risk and immediate substantial dilution and should not be purchased by investors who cannot afford the loss of their entire investment. See "Risk Factors" and "Dilution."


Proposed OTC Electronic
 Bulletin Board
  symbols(3)..............  Units -- SOLMU
                            Common Stock -- SOLM
                            Warrants -- SOLMW


-------------
(1) Does not include (i) 1,041,044 shares of Common Stock reserved for issuance upon exercise of the Warrants; (ii) an aggregate of 208,208 shares of Common Stock reserved for issuance upon exercise of the Underwriter's Unit Purchase Option and the Warrants included therein; and (iii) 200,000 shares of Common Stock reserved for issuance upon exercise of options available for future grant under the Company's 1997 Stock Option Plan (the "Plan"). See "Management -- 1997 Stock Option Plan," and "Underwriting."

(2) Does not include any warrants referred to in clause (ii) of Note 1 above.

(3) See "Risk Factors -- No Assurance of Public Market; Arbitrary Offering Price; Possible Volatility of Market Price of Units, Common Stock and Warrants."
                       ---------------------------------

                            SUMMARY FINANCIAL DATA


     The balance sheet data as of June 30, 1997, has been derived from the Financial Statements included elsewhere herein, which have been audited by Arthur Andersen LLP, independent public accountants. The balance sheet data as of March 31, 1998, is derived from the unaudited financial statements of the Company, which are also included elsewhere herein. The unaudited financial information reflects all adjustments (consisting only of normal recurring adjustments) that the Company considers necessary for a fair statement of the financial data for such period. The Pro Forma Financial information should be read in conjunction with the unaudited Pro Forma Financial Statements of the Company and Solmecs, the Financial Statements of Solmecs for the years ended June 30, 1996 and 1997, that have been audited by Luboshitz Kasierer & Co. (member firm of Arthur Andersen), and the unaudited Financial Statements of Solmecs for the nine months ended March 31, 1997 and 1998. These financial statements, including the notes thereto, appear elsewhere in this Prospectus. In management's opinion, all material adjustments necessary to reflect the effects of the Acquisition have been made in the Pro Forma Financial Statements. The unaudited Pro Forma consolidated statements of operations are not necessarily indicative of what the actual results of operations of the Company would have been assuming the Acquisition had been completed as of July 1, 1995, July 1, 1996 and July 1, 1997, respectively, nor is it necessarily indicative of the results of operations for future periods. The results of the Pro Forma operations for the nine months ended March 31, 1997 and 1998, are not necessarily indicative of results to be expected for any future period. The following selected financial data are qualified by the more detailed Financial Statements included elsewhere in this Prospectus and should be read in conjunction with such Financial Statements and the discussion under "Management's Discussion and Analysis of Financial Condition and Results of Operations," included elsewhere in this Prospectus.

Statements of Operation Data:

                                                   Pro Forma(1)                    Pro Forma(1)
                                                Year Ended June 30,         Nine Months Ended March 31,
                                           -----------------------------   -----------------------------
                                                1996            1997            1997            1998
                                           -------------   -------------   -------------   -------------
Revenues ...............................    $   75,057      $   57,276      $   42,911      $   38,876
Research and development costs .........       347,318         276,259         219,595         187,143
Cost of services performed by
  subcontractors .......................            --              --              --          26,056
Cost of merchandise purchased ..........        17,420          48,638          37,337           5,257
Marketing, general and administrative
  expenses .............................       493,614         383,219         267,771         353,823
Operating loss .........................      (783,295)       (650,840)       (481,792)       (533,403)
Net loss ...............................      (688,629)       (661,324)       (486,935)       (535,697)
Net loss per share .....................    $     (.66)     $     (.64)     $     (.47)     $     (.51)
Weighted average number of shares
  outstanding ..........................     1,041,044       1,041,044       1,041,044       1,041,044

Balance Sheet Data:

                                               June 30, 1997                    March 31, 1998
                                              ---------------   ----------------------------------------------
                                                   Actual          Actual      Pro forma(1)     As adjusted(2)
                                              ---------------   -----------   --------------   ---------------
Total assets ..............................       $25,000        $266,200       $  450,520        $4,410,061
Working capital (deficit) .................        25,000           7,592         (505,705)        4,101,698
Current liabilities .......................            --         258,608          839,047           191,185
Long-term liabilities .....................        17,408              --          229,220           229,220
Stockholders' equity (deficiency) .........         7,592           7,592         (617,747)        3,989,656

-------------
(1) The unaudited Pro Forma financial information reflects the combined financial position and the results of the Company and Solmecs as if the Acquisition had been effective as of March 31, 1998, July 1, 1995, July 1, 1996 and July 1, 1997, respectively, without giving effect to the Offering. Such pro forma information gives effect to (i) the acquisition by the Company, upon consummation of this Offering, of Solmecs in consideration of the issuance to Bayou of 499,701 shares of Common Stock accounted for as a purchase; (ii) the write-off of acquired research and development in process of $3,498,619 (the "R&D Write-Off"); (iii) the forgiveness (the "Loan Forgiveness") by Bayou of a loan to Solmecs, of which $5,082,897 was outstanding as of March 31, 1998; (iv) the return of Bayou's shares held by Solmecs (the "Bayou Share Return"); and (v) the payment of $170,000 and $120,000 for fiscal years 1996 and 1997, respectively, and $90,000 for the nine months ended March 31, 1998, to officers in connection with employment agreements. See Pro Forma Financial Information.

(2) Gives effect to the sale of 1,041,044 Units offered hereby and the anticipated application of the estimated net proceeds therefrom, including the repayment of indebtedness in the amount of $429,254 and payment of costs of the Acquisition in the amount of $100,000.

                                  THE COMPANY

     SCNV Acquisition Corp. (the "Company") was organized to select, develop and commercially exploit proprietary technologies, in various stages of development, invented primarily by scientists who have recently immigrated to Israel from, and by scientists and institutions in, Russia and other countries that formerly comprised the Soviet Union. In furtherance of this goal, the Company will acquire Solmecs Corporation N.V., a Netherlands Antilles company, the operations of which are located in Israel, which owns certain technologies developed by such scientists in the past and actively seeks to identify such technologies for exploitation. The technologies of Solmecs and technologies identified by Solmecs for exploitation are in various stages of development and include technologies that have begun to be commercialized as well as technologies that the Company believes are ready for commercialization in the near future.

     The Company intends to implement a four-step process with respect to the development of proprietary technologies which it has identified. Initially the Company, through its scientific, engineering and administrative personnel, will seek to identify and analyze a number of proposed advanced technologies with potential commercial viability. The Company will then assess the costs of further research and development (including the building and testing of prototypes, if required), seek to obtain intellectual property rights in viable technologies, develop a business plan detailing the exploitation of such technologies from the research and development phase through product commercialization, develop and, in some instances, implement financing strategies to further such business development plan, and suggest and, in some cases, assemble a team of scientists and engineers most suitable for implementation of such business plan. Upon completion of the business plan for each project, the Company may seek to manufacture and market the project itself, enter into strategic alliances for such commercialization, or sell or license the proprietary information and know-how to third parties in consideration of technology transfer or license fees. The Company believes that the recent mass immigration to Israel of highly trained and experienced scientists and engineers, when combined with Western technology, infrastructure and commercial skill, will provide an opportunity for the Company to exploit innovative technologies and products. To a lesser extent, the Company may seek to develop technologies invented by scientists from other countries.

     The Company's strategy is to identify and exploit innovative technologies which represent advances over existing products or technologies. The Company plans to implement its strategy through a four-step process:

   o Identify potential business opportunities. The Company's personnel consist of scientific and engineering experts with numerous relationships with scientists who have recently immigrated from the former Soviet Union, as well as with scientists, universities, research institutes and industries in the former Soviet Union. The Company intends to utilize such relationships in order to form a database of proposals of advanced technologies and inventions from which viable projects will be selected for acquisition and development. The Company intends to hire financial experts with such relationships after the consummation of this offering. The Company will, where appropriate, seek to obtain intellectual property rights to the technologies and inventions that it identifies for development.

   o Assess project scientific and commercial viability. The Company, through the use of specialized scientific and marketing experts, will conduct tests on proposals compiled in the Company's database, including market analysis and assessment of the cost and time required for research, development and commercialization. The Company may also construct prototypes in order to test technical feasibility.

   o Create a business plan. Projects that demonstrate market and technical feasibility will be developed into business and commercialization plans ready for implementation. The plans created by the Company will recommend scientific, financial and marketing personnel suited for each project and will present a complete timeline, budget and description of project implementation from the research and development phase through end-user marketing. In addition, where appropriate, the Company intends to apply for patents or copyrights and will seek to obtain other proprietary protection for the technologies.

   o Commercialize technologies. Upon completion of the business plan, the Company will achieve the manufacture and marketing of the technologies in one of a number ways, including: the Company may develop, manufacture and market the technology in house; the Company may choose to enter into strategic alliances with companies with substantially greater capital and expertise in the development, manufacture and marketing of certain products or technologies; and the Company may sell or license the technologies and proprietary rights to third parties in consideration of technology transfer or license fees.

     The Company believes that Russian scientists have developed advanced inventions and techniques in certain areas of research, including metallurgy, coating and thin film technology, semiconductors, environmental technologies (such as water purification and desalination), and energy technologies (including conversion and conservation), as well as use of renewable energies (such as photo-voltaics, which involves the direct conversion of solar energy into electricity).

     Upon the consummation of this offering, the Company will complete the Acquisition, pursuant to which the Company will acquire, in a tax free transaction, all of the issued and outstanding capital stock of Solmecs, currently a wholly-owned subsidiary of Bayou International, Ltd. ("Bayou"). Bayou is a public company the Common Stock of which is traded in the over-the-counter market. The current management of Bayou has not participated in the organization of the Company and is not expected to play any role in the management of the Company following the completion of this offering. Solmecs was organized in 1980 to engage in the research, development and commercialization of high efficiency, low pollution products in the energy conversion and conservation fields. Solmecs currently seeks to select, acquire and commercially exploit proprietary technologies, primarily invented by scientists in the former Soviet Union. From 1980 until the mid-1990's Solmecs was primarily engaged in the development of Liquid Metal Magnetohydrodynamics ("LMMHD") energy conversion, a process developed approximately 20 years ago by Professor Herman Branover, a Soviet emigre to Israel who is the President and a director of the Company. The LMMHD energy conversion technology which is currently being utilized in a developmental stage power plant facility, generates electric power (and, in most cases, steam) by utilizing a non-conventional process in which an electro-conducting fluid (such as molten lead) is forced through a magnetic field. The Company believes that power generation facilities utilizing LMMHD energy conversion technology will have a lower installed capital cost and higher efficiency than conventional steam turbo- generator plants, resulting in lower electricity costs and reduced pollutive effects. A study conducted in 1990 by an independent consultant on behalf of Solmecs, confirmed the Company's beliefs with respect to the lower installed costs and higher efficiency resulting from an LMMHD-based facility. The Company believes that the further development and commercialization of LMMHD power technology is consistent with its intent to develop advanced technologies featuring competitive advantages over existing products. Although the LMMHD power technology has been in development since the late 1970's, it has not yet reached commercialization. In order to achieve commercialization of such technology, the Company will be required to build a commercial scale demonstration plant, which will involve a significant capital expenditure. The Company intends to commence building such a plant within the next few years, provided that it will be able to obtain the necessary funds for such project. Such funds will not be available from the proceeds of this offering.

     The Company intends to apply the expertise and know-how in Magnetohydrodynamic ("MHD") phenomena accumulated by Solmecs in the development of LMMHD power technology to the development of new industrial processes. For example, Solmecs, in cooperation with a scientist in Russia, has identified a potential use of MHD phenomena in the growth of mono-crystals, which are among the critical components of the electronic chip industry. The Company believes that the use of constant and alternate magnetic fields for influencing the process of mono-crystal growth will result in larger, higher quality (i.e. fewer dislocations) crystals. It is believed that this will substantially increase the commercial value of such mono-crystals. The Company intends to apply this method initially to mono-crystals of silicon and subsequently to mono-crystals of gallium-arsenide and cadmium-telluride, which the Company believes may serve as alternatives to silicon chips (chips based on mono-crystals of silicon) in the computer and electronics industries.

     The Company also intends to: (i) manufacture and market solar/electrical hot-water tank control/display systems developed and tested by Solmecs; (ii) market Russian-manufactured photo-voltaic cells for use in the conversion of solar energy; and (iii) market plasma-chemically treated extra smooth rubber gaskets developed and currently produced by a company in the former Soviet Union for the aviation industry. Solmecs is currently in the process of marketing such photo-voltaic cells and the Company believes that marketing activities with respect to the solar/electric hot-water tank control/display system and the plasma-chemically treated extra smooth rubber gaskets, both of which are at or near the commercialization stage, could begin immediately after the Acquisition. Two recent surveys performed for Solmecs demonstrate the commercial viability of the hot-water tank control/display system in the French and Israeli markets, respectively. In addition, the Company has identified approximately a dozen projects in the viability testing stage, including those involving Solmecs technologies and those not involving such technologies, in which the Company may seek to invest. These projects include new types of centrifugal pumps with provisions for substantial savings of energy; new methods of prediction of dispersion of contaminants in the atmosphere; and extraction of carbon-dioxide from combustion gases. In addition, Solmecs currently sells its consulting and development services to industry and research institutions in the fields of LMMHD technology and liquid metal engineering. Such services are currently being provided by Solmecs to the Israeli Dead Sea Works Industry (LMMHD technology for magnesium handling). The Company has recently been approached by the Nuclear Center of United Europe ("CERN"), located in Geneva, Switzerland to provide its expertise in molten lead energy conversion in the development of a safe nuclear power plant which will generate power from the burning of nuclear waste. The Company and CERN are currently in discussions relating to such services and have not arrived at any understanding to date.

     Although Solmecs has been in operation since 1980, Solmecs has not generated any meaningful revenues to date and the Company does not expect to generate any meaningful revenues for the foreseeable future and until such time, if ever, as it successfully commercializes one or more of Solmecs' existing or future technologies or other technologies or sells proprietary rights relating to one or more of such technologies. Although the Company believes that certain products that it will acquire by virtue of the Acquisition or has identified, such as the hot-water tank control/display system and the extra smooth rubber gaskets, are at or near the commercialization stage, there can be no assurance that the Company will be able to acquire rights to products it does not own or successfully manufacture or market any products. In addition, while the Company will seek to implement its four-step strategy involving identification of advanced technologies, assessment of commercial viability, creation of a business plan and marketing and commercialization with respect to the early stage technologies it will acquire and develop in the future, there can be no assurance that the Company will be able to successfully acquire or develop such technologies on commercially reasonable terms, or at all. There can be no assurance that any technologies developed or acquired by the Company will be commercially viable, that markets for products derived from such technologies will not be limited or that the Company will generate meaningful revenues from their commercial exploitation or ever achieve profitable operations.

     The Acquisition will take place simultaneously with the consummation of this offering pursuant to an acquisition agreement (the "Acquisition Agreement") entered into on June 5, 1998 between Bayou, Solmecs and the Company. Bayou, the current parent and sole shareholder of Solmecs, will receive 499,701 shares of the Company's Common Stock in connection with the Acquisition. Such shares will be issued to Bayou in a private placement and have not been registered in this offering.

                                 RISK FACTORS

     The securities offered hereby are speculative and involve a high degree of risk. Prospective investors should carefully consider the following risk factors before making an investment decision.

     Except for the historical information contained herein, the discussion in this Prospectus contains forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" as well as those discussed elsewhere in this Prospectus.

     1. Research and Development Company; Report of Company's Independent Auditors Raises Substantial Doubt About the Company's Ability to Continue as a Going Concern. The Company intends to engage in the research and development of several potential products identified or to be identified, and, upon consummation of the Acquisition, the further development and commercialization of products and technologies owned by Solmecs. Historically, only a limited number of early stage development companies successfully complete the research and development of commercially viable technologies. There can be no assurance that Solmecs's existing technologies will be commercially viable, that the Company will be successful in acquiring rights to promising technologies, that markets utilizing the Company's technologies will not be limited or that the Company will generate meaningful revenues from the commercial exploitation of the Company's early stage technologies or ever achieve profitable operations. The Company's independent public accountants have included an explanatory paragraph in their report on the Company's financial statements stating that the fact that the Company is dependent upon its ability to raise resources to finance its operations raises substantial doubt about the Company's ability to continue as a going concern. See "Business" and Financial Statements.

     2. Recent Organization. Upon the closing of this offering, the Company will be a successor to Solmecs, which has been in operation since 1980 and has not generated significant revenues to date. Moreover, management of the Company after the Acquisition will be substantially the same as management of Solmecs prior to the Acquisition. The Company itself was organized in May 1997 and, since its inception, the Company has been engaged principally in organizational activities, including developing a business plan, and negotiating an agreement relating to the Acquisition. Other than the operations of Solmecs, the Company has no relevant operating history upon which an evaluation of its performance and prospects can be made. Therefore, the Company will be subject to the risks, expenses, delays, problems and difficulties frequently encountered in the establishment of a new business. The Company does not expect to generate any meaningful revenues for the foreseeable future and until such time, if ever, as it successfully commercializes one or more of Solmecs' existing or future technologies or other technologies or sells proprietary rights relating to one or more of such technologies. Although the LMMHD power technology has been in development since the late 1970's, it has not yet reached commercialization. In order to achieve commercialization of such technology, the Company will be required to build a commercial scale demonstration plant, which will involve a significant capital expenditure. The Company intends to commence building such a plant within the next few years, provided that it will be able to obtain the necessary funds for such project. Such funds will not be available from the proceeds of this offering. See "Business".

     3. Losses by Solmecs Since Inception; Limited Revenues; Report of Solmecs' Independent Auditors Raises Substantial Doubt About Solmecs' Ability to Continue as a Going Concern. Solmecs has incurred significant losses since its inception, resulting in an accumulated deficit of $13,898,573 at March 31, 1998, and losses are continuing through the date of this Prospectus. The rate of loss is expected to increase after the Acquisition as the Company's activities increase and losses are expected to continue for the foreseeable future and until such time, if ever, as the Company is able to achieve sufficient levels of revenue from the commercial exploitation of the Company's technologies to support its operations. As of March 31, 1998, Solmecs had a stockholders' deficit of $5,708,236 and a working capital deficit of $513,297. In addition, Solmecs' independent public accountants have included an explanatory paragraph in their report on Solmecs' financial statements stating that certain factors create a substantial doubt about Solmecs' ability to continue as a going concern. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources," "Business" and Financial Statements.

     4. Significant Capital Requirements. The Company's capital requirements will be significant. The Company is dependent upon the proceeds of this offering to finance the operations of the Company, including the costs of market research and marketing activities, continued research and development efforts, establishing manufacturing capabilities and the acquisition of intellectual property rights. The Company anticipates, based on management's internal forecasts and assumptions relating to its operations (including assumptions regarding the timing and progress of the Company's technologies), that the net proceeds of this offering will be sufficient to satisfy the Company's contemplated cash requirements for at least 12 months following the consummation of this offering. In the event that the Company's plans change, its assumptions change or prove inaccurate, or if the proceeds of this offering prove to be insufficient to fund operations, the Company could be required to seek additional financing.

     5. Dependence Upon Proceeds to Fund Research and Development Activities; Need for Significant Additional Financing. Based on the results of preliminary assessment activity to be performed on several potential projects identified or to be identified by the Company, the Company intends to engage in research and development of two such projects in the first year and four projects in the second year (which may include an additional year's work on one or both of the first year's projects) and believes that a number of such projects will enter the commercialization stage during such two-year period. See "Business -- Technologies Currently Developed by Solmecs" and "-- Future Technologies and Products." Completion of the research, development and commercialization of the Company's technologies or any potential application of such technologies will require significant additional effort, resources and time including funding substantially greater than the proceeds of this offering and otherwise currently available to the Company. Moreover, the proceeds received in this offering may be insufficient to satisfy the scheduled projects, requiring the Company to seek additional financing. The Company has no current arrangements with respect to, or sources of, additional financing, and it is not anticipated that existing stockholders will provide any portion of the Company's future financing requirements. There can be no assurance that additional financing will be available to the Company when needed, on commercially reasonable terms, or at all. The inability to obtain additional financing would have a material adverse effect on the Company, including possibly requiring the Company to curtail or cease its operations. In addition, any additional equity financing may involve substantial dilution to the interests of the Company's then existing stockholders. See "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

     6. Uncertainty of Feasibility of Company's Technologies and Product Development. Many of the technologies identified by the Company are and will be emerging innovative technologies. While marketing surveys performed on behalf of Solmecs with respect to the hot water tank display/control system and limited sales of photovoltaic cells and rubber gasket treatments have indicated that these technologies are feasible and commercially viable, research efforts relating to the balance of the technologies identified by the Company are at best in the early stage, and the Company is unable, at this time, to determine the feasibility of such technologies or the commercial viability of any potential applications. Research and development efforts remain subject to all of the risks associated with the development of new products based on emerging and innovative technologies, including, without limitation, unanticipated technical or other problems and the possible insufficiency of the funds allocated to complete such development, which could result in delay of research or development or substantial change or abandonment of research and development activities. In addition, with technologies as complex as those in which the Company is or will be engaged, technical problems and difficulties may arise resulting in delays and causing the Company to incur additional expenses which would have a material adverse effect on the Company. There can be no assurance that the Company's efforts will result in the commercialization of any of the Company's current or future technologies. The inability to successfully complete research and development of such technologies, or delays in the completion of the research and development of such technologies for use in potential applications, particularly after the incurrence of significant expenditures, would have a material adverse effect on the Company. See "Business."

     7. New Technologies; Uncertainty of Market Acceptance of the Company's Technologies. The Company will be subject to all the risks and uncertainties associated with developing early-stage technologies. The potential size, timing and viability of market opportunities targeted by the Company are uncertain. The Company's success will be dependent upon successfully completing the research and development as well as the commercial exploitation of such technologies. Market acceptance of the Company's current or future technologies will also depend upon such technologies providing benefits comparable to other current technologies. Many potential licensees of the Company's technologies may manufacture products utilizing competing technologies and may, therefore, be reluctant to redesign their products or manufacturing processes to incorporate the Company's current or future technologies. There can be no assurance that the Company's current or future technologies will be viable for any commercial applications and, if viable, that potential licensees will utilize the Company's technologies. Additionally, even if the completion of the research and development of the Company's technologies results in commercially viable applications, there can be no assurance that the Company will recover its research and development costs in the foreseeable future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

     8. Limited Marketing and Manufacturing Capabilities or Experience; Dependence Upon Strategic Relationships. The Company has limited marketing capabilities and resources or manufacturing capabilities. Therefore, the Company's prospects will be significantly affected by its ability to market the Company's technologies, sublicense the Company's technologies or successfully develop strategic alliances with third parties for incorporation of the Company's technologies into products manufactured by others. Informing potential acquirers, licensees and other strategic partners of the benefits of the Company's technologies and establishing satisfactory strategic alliances will require significant financial and other resources. In addition, strategic alliances may require financial or other commitments by the Company. There can be no assurance that the Company will be able, for financial or other reasons, to enter into strategic alliances on commercially acceptable terms, or at all. Failure to do so would have a material adverse effect on the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

     9. Risks Associated with the Acquisition; Limited Recourse Against Solmecs' Stockholder; Possible Liability to Bayou Stockholders. Pursuant to the Acquisition Agreement, Bayou, the current sole stockholder of Solmecs and a publicly-traded company, will receive 499,701 shares of Common Stock in connection with the Acquisition. The common stock of Solmecs owned by Bayou represents substantially all of Bayou's assets. The current market value of the common stock of Bayou is substantially lower than the market value, based on the offering price of $5.75 per share, of the shares of Common Stock to be issued to Bayou in this offering. Bayou, as the sole stockholder of Solmecs, has limited the representations and warranties that it is making to its actual knowledge, which is defined in the Acquisition Agreement as the actual knowledge of the officers and directors of Bayou without independent investigation. Moreover, Bayou's liability for such representations and warranties and its indemnification of the Company is limited to the value (determined at the time that indemnification is sought) of the 499,701 shares of Common Stock of the Company that Bayou will receive in connection with the Acquisition. Consequently, the Company will have no recourse against Bayou for claims in excess of the value of such shares. In addition, nearly all of such representations and warranties will survive for only 18 months after the consummation of the Acquisition. The sale of the shares of Solmecs by Bayou to the Company constitutes a sale by Bayou of substantially all of its assets, requiring a vote of the stockholders of Bayou. Inasmuch as a majority of the outstanding shares of Bayou are held by a few holders, such holders will be able to consent to such action without a stockholders meeting. If the minority stockholders in Bayou were not satisfied with the consideration paid to Bayou for substantially all of its assets, such stockholders could seek to assert a claim against the Company as successor to substantially all of the business of Bayou. There can be no assurance that the acquisition will not result in liability to the Company.

     10. Uncertainty of Intellectual Property Rights. The Company does not currently have rights with respect to certain technologies which have been identified by the Company for exploitation and which are described herein.
There can be no assurance that the Company will be able to successfully negotiate the acquisition of intellectual property rights including licenses, with respect to such technologies, on commercially reasonable terms, or at all. Failure to do so could have a material adverse effect on the Company. In addition, certain of such technologies and other technologies which the Company may identify for exploitation in the future have been developed by scientists and institutions in the former Soviet Union. Any acquisitions of intellectual property rights or licenses from such scientists and institutions will be subject to uncertainties with respect to the enforceability of intellectual property rights and other agreements in the former Soviet Union. Solmecs currently owns six patents related to the LMMHD technology which are registered in Israel, five of which are registered in the United States and a number of which are registered in one or more other countries, including Canada, France, Great Britain, Germany and Italy. A number of such patents expire in the near future. One of the patents was registered in the name of Ben Gurion University and was assigned to Solmecs in February 1988. Pursuant to a 1981 agreement between Solmecs and Ben Gurion University and B.G. Negev Technology and Applications Ltd. ("BGU"), BGU agreed to assign to Solmecs all of its right, title and interest in and to the patents and know-how to the LMMHD technology in return for which Solmecs made an initial payment of $100,000 and agreed to pay royalties of 1.725% of the sales price of all commercially produced systems, and 11.5% of income received from licensing of the LMMHD technology. In addition, Solmecs has agreed to pay the inventor of technology incorporated in its hot water tank control and display systems certain royalties on sales of products incorporating such technology and/or the sale or licensing of such technology. The Company anticipates that it will file additional patent applications to protect future inventions conceived or innovative technologies obtained. There can be no assurance that patents to be applied for will be obtained or that any such current or future patents will afford the Company commercially significant protection of the Company's technologies. In addition, the patent laws of other countries may differ from those of Israel and the United States as to the patentability of the Company's technologies and the degree of protection afforded. Other companies and institutions may independently develop equivalent or superior technologies and may obtain patent or similar rights with respect thereto. Although the Company believes that technologies to be acquired by the Company have been independently researched and developed and that such technologies do not infringe upon the rights of others, there can be no assurance that such technologies or other technologies to be developed by the Company in the future do not and will not infringe on the patents or other intellectual property of others. In the event of infringement, the Company could, under certain circumstances, be required to obtain a license or modify its methods or other aspects of the Company's current technologies. There can be no assurance that the Company will be able to do so in a timely manner, upon acceptable terms and conditions, or at all. Failure to do any of the foregoing could have a material adverse effect on the Company. There can also be no assurance that the Company will have the financial or other resources necessary to enforce or defend a patent infringement action or that the Company will elect to enforce an action in a timely manner. Moreover, if products incorporating the Company's technologies are found to infringe upon the patent or other intellectual property rights of others, the Company could, under certain circumstances, become liable for damages, which could have a material adverse effect on the Company.

     The Company may also seek to rely on proprietary know-how and trade secrets and employ various methods to protect concepts, ideas and documentation of its technologies. However, such methods may not afford complete protection, and there can be no assurance that others will not independently develop similar know-how or obtain access to the Company's know-how, trade secrets, concepts, ideas and documentation. See "Business -- Intellectual Property."

     11. Competition; Technological Obsolescence. The products that will be based on the Company's technologies will likely be used in highly competitive industries. Numerous domestic and foreign companies are seeking to research, develop and commercialize technologies similar to those of the Company, many of which have greater name recognition and financial, technical, marketing, personnel and research capabilities than the Company. There can be no assurance that the Company's competitors will not succeed in developing technologies and applications that are more cost effective, or have fewer limitations than, or have other advantages as compared to, the Company's technologies. The markets for the technologies and products to be developed or acquired by the Company are characterized by rapid changes and evolving industry standards often resulting in product obsolescence or short product life cycles. Accordingly, the ability of the Company to compete will depend on its ability to complete development and introduce to the marketplace, directly or through strategic partners, in a timely manner its proposed products and technologies, to continually enhance and improve such products and technologies, to adapt its proposed products to be compatible with specific products manufactured by others, and to successfully develop and market new products and technologies. There can be no assurance that the Company will be able to compete successfully, that its competitors or future competitors will not develop technologies or products that render the Company's products and technologies obsolete or less marketable or that the Company will be able to successfully enhance its proposed products or technologies or adapt them satisfactorily. There can be no assurance that other companies are not dedicated to identifying, obtaining and developing technologies of scientists and engineers from the former Soviet Union. Any such competitors may have greater financial, technical, marketing, personnel and other resources than the Company. See "Business -- Competition."

     12. Dependence on Key Personnel. The success of the Company will be dependent on the personal efforts of Professor Herman Branover, the Company's President, and Dr. Shaul Lesin, the Company's Executive Vice President. Although the Company intends to enter into employment agreements with Professor Branover and Dr.

Lesin, the loss of the services of either of them could have a material adverse effect on the Company's prospects. The Company has obtained a key man life insurance policy with respect to Professor Branover. The success of the Company is also dependent upon attracting and retaining qualified technical personnel, particularly scientific, engineering and marketing personnel, particularly a senior scientist in the area of monocrystal technology. See "Business-Employees" and "Management."

     13. Currency Exchange Risks Associated with International Sales and Israeli Operations. Because most of the Company's revenues may be derived in currencies other than NIS, while a significant portion of the Company's expenses are expected to be incurred in NIS, the Company may be adversely affected by fluctuations in currency exchange rates. The dollar cost of the Company's operations in Israel is influenced by the timing of, and the extent to which, any increase in the rate of inflation in Israel over the rate of inflation in the United States is not offset by the devaluation of the NIS in relation to the dollar. The Company's dollar costs in Israel will increase if inflation in Israel exceeds the devaluation of the NIS against the dollar or if the timing of such devaluation lags behind inflation in Israel. Over time, the NIS has been devalued against the dollar, generally reflecting inflation rate differentials. Although during 1997 the rate of devaluation of the NIS against the dollar exceeded the rate of inflation in Israel, for the several years preceding 1997 the rate of inflation in Israel exceeded the rate of devaluation of the NIS against the dollar. Likewise, the Company's operations could be adversely affected if it is unable to guard against currency fluctuations in the future. To date, the Company has not engaged in hedging transactions. In the future, the Company may enter into currency hedging transactions to decrease the risk of financial exposure from fluctuations in the exchange rate of the dollar against the NIS; however, no assurance can be given that the Company will enter into such transactions or that such measures will adequately protect the Company from material adverse effects due to the impact of inflation in Israel.

     14. Control of the Company. Upon the consummation of this offering, the current stockholders of the Company together with the sole stockholder of Solmecs will beneficially own, in the aggregate, 50% of the outstanding shares of Common Stock (assuming no exercise of the Underwriter's overallotment option, or the Warrants) and will therefore be able to exert considerable influence over the Company. However, other than the Acquisition Agreement relating to the Acquisition, which provides for the initial make-up of the Company's Board of Directors following the Acquisition, there is no agreement or understanding between Bayou, the sole stockholder of Solmecs, and the remaining stockholders and management of the Company as to the control or management of the Company following the consummation of this offering. See "Management," "Principal Stockholders" and "Certain Transactions."

     15. Lack of Independent Directors, Board Committees. The Company's Board of Directors consists of two people, one of whom is the President and Chief Executive Officer as well as the principal of a major stockholder of the Company and one of whom is the Chairman of the Board and a Director of Solmecs and a major stockholder of the Company. The Board does not currently contain any independent Directors and there are no audit or compensation committees currently in place. Upon the consummation of the Offering and Acquisition, each of the Underwriter and a major stockholder shall have the right to designate one member to the Company's Board of Directors, and it is anticipated that the Board of Directors will elect a fifth member of the Board. There is no assurance, however, that any of such designees shall be independent of the Company or its affiliates or associates. Accordingly, the Board of Directors may be in a position to control the actions and decisions of the Company without the benefit of input from independent Directors. See "Management."

     16. Broad Discretion in Application of Proceeds; Benefit to Related Parties. Approximately $457,400 (10%) of the estimated net proceeds of this offering has been allocated to working capital and general corporate purposes. Accordingly, the Company's management will have broad discretion as to the application of such proceeds. Additionally, a portion of the proceeds of this offering allocated to working capital will be used to pay the salaries of executive officers (which are anticipated to be approximately $300,000 per year). See "Use of Proceeds," "Certain Transactions" and Pro Forma Financial Information.

     17. Immediate and Substantial Dilution. This offering involves an immediate and substantial dilution of $3.83 per share (or 67%) between the adjusted net tangible book value per share after the offering and the initial public offering price of $5.75 (assuming none of the initial public offering price is attributed to the Warrant included in the Unit). See "Dilution."

     18. No Dividends. The Company has not paid any cash dividends to date and does not expect to pay cash dividends in the foreseeable future. See "Description of Securities -- Dividends."

     19. Shares Eligible for Future Sale. Upon consummation of this offering, the Company will have 2,082,088 shares of Common Stock outstanding (assuming no exercise of the Warrants or outstanding options or warrants), of which the 1,041,044 shares of Common Stock offered hereby will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended (the "Securities Act"). All of the remaining 1,041,044 shares of Common Stock outstanding are "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act. All of such restricted securities may become eligible for sale pursuant to Rule 144 commencing 90 days from the date of this offering. Notwithstanding the foregoing, all of the holders of such shares have agreed not to sell such shares for a period of 24 months from the date of this Prospectus without the Underwriter's prior written consent. The Company has granted certain demand and "piggy-back" registration rights to the Underwriter with respect to the securities issuable upon exercise of the Underwriter's Unit Purchase Option and the Acquisition Agreement provides certain registration rights to Bayou with respect to the shares it will receive in the Acquisition. No prediction can be made as to the effect, if any, that sales of shares of Common Stock or even the availability of such shares for sale will have on the market prices prevailing from time to time. The possibility that substantial amounts of Common Stock may be sold in the public market may adversely affect the prevailing market price for the Units, Common Stock and Warrants and could impair the Company's ability to raise capital through the sale of its equity securities. See "Shares Eligible for Future Sale" and "Underwriting."

     20. No Assurance of Public Market; Arbitrary Offering Price; Possible Volatility of Market Price of Units, Common Stock and Warrants. Prior to this offering, there has been no public trading market for the Units, Common Stock or Warrants. There can be no assurance that a regular trading market for the Units, Common Stock or Warrants will develop after this offering or that, if developed, it will be sustained. Moreover, the initial public offering price of the Units and the exercise price of the Warrants have been determined by negotiations between the Company and the Underwriter and, as such, are arbitrary in that they do not necessarily bear any relationship to the assets, book value or potential earnings of the Company or any other recognized criteria of value and may not be indicative of the prices that may prevail in the public market. The market prices of the Company's securities following this offering may be highly volatile as has been the case with the securities of other emerging companies. Factors such as the Company's operating results and announcements by the Company or its competitors may have a significant impact on the market price of the Company's securities. In addition, in recent years, the stock market has experienced a high level of price and volume volatility and market prices for the stock of many companies have experienced wide price fluctuations which have not necessarily been related to the operating performance of such companies. Although it is anticipated that the Units, and once separately transferable, the Common Stock and Warrants, will be approved for quotation on the OTC Electronic Bulletin Board, there can be no assurance that a regular trading market for the securities will develop after this Offering or that, if developed, it will be sustained. The OTC Electronic Bulletin Board is an unorganized, inter-dealer, over-the-counter market which provides significantly less liquidity than a national securities exchange or The Nasdaq Stock Market, and quotes for securities included in the OTC Electronic Bulletin Board are not listed in the financial sections of newspapers as they are for securities listed on a national securities exchange and The Nasdaq Stock Market. Therefore, prices for securities traded solely on the OTC Electronic Bulletin Board may be difficult to obtain and purchasers of the Units may be unable to resell the securities offered hereby at or near their original offering price or at any price.

     Although it has no obligation to do so, the Underwriter intends to make a market in the Units, Common Stock and Warrants and may otherwise effect transactions in the Units, Common Stock and Warrants. If the Underwriter makes a market in the Units, Common Stock or Warrants, such activities may exert a dominating influence on the market and such activity may be discontinued at any time. The prices and liquidity of the Units, Common Stock and Warrants may be significantly affected to the extent, if any, that the Underwriter participates in such market. See "Underwriting."

     21. Risks Relating to Low-Priced Stocks; Possible Adverse Effects of "Penny Stock" Rules on Liquidity for the Company's Securities. The Securities and Exchange Commission (the "Commission") has adopted regulations which generally define "penny stock" to be any equity security that is not traded on a national securities exchange or Nasdaq and that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. If the securities offered hereby are included in the OTC Electronic Bulletin Board and are trading at less than $5.00 per security at any time following the effective date of this offering, trading in such securities will be subject to the requirements of such "penny stock" regulations which require, among other things, the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and which impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions or individual investors with assets in excess of $1,000,000 or an individual annual income exceeding $200,000 or, together with the investor's spouse, a joint income of $300,000). For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Company's securities, which could severely limit the market price and liquidity of such securities and the ability of purchasers in this offering to sell their securities of the Company in the secondary market.

     22. Potential Adverse Effect of Warrant Redemption. The Warrants are
subject to redemption by the Company, at any time commencing on     , 1999,
upon notice of not less than 30 days, at a price of $.01 per Warrant, provided that the average of the closing bid quotations of the Common Stock on any ten consecutive trading days ending within five days prior to the day on which the Company gives notice has been at least $10.00 per share (subject to adjustment). Redemption of the Warrants could force the holders to exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, to sell the Warrants at the then current market price when they might otherwise wish to hold the Warrants, or to accept the redemption price, which is likely to be substantially less than the market value of the Warrants at the time of redemption. See "Description of Securities -- Redeemable Warrants."

     23. Possible Inability to Exercise Warrants. The Company intends to qualify the sale of the securities offered hereby in a limited number of states. Although certain exemptions in the securities laws of certain states might permit the Warrants to be transferred to purchasers in states other than those in which the Warrants were initially qualified, the Company will be prevented from issuing Common Stock in such states upon the exercise of the Warrants unless an exemption from qualification is available or unless the issuance of Common Stock upon exercise of the Warrants is qualified. The Company may decide not to seek or may not be able to obtain qualification of the issuance of such Common Stock in all of the states in which the ultimate purchasers of the Warrants reside. In such a case, the Warrants held by purchasers will expire and have no value if such Warrants cannot be sold. Accordingly, the market for the Warrants may be limited because of these restrictions. Further, a current prospectus covering the Common Stock issuable upon exercise of the Warrants must be in effect before the Company may accept Warrant exercises. There can be no assurance the Company will be able to have a prospectus in effect when this Prospectus is no longer current, notwithstanding the Company's commitment to use its best efforts to do so. See "Description of Securities -- Redeemable Warrants."

     24. Indemnification of Directors and Officers. The Company's Certificate of Incorporation provides for the Company to indemnify each Director and officer of the Company to the fullest extent permitted by the Delaware General Corporation Law. The foregoing provision may reduce the likelihood of derivative litigation against Directors and may discourage or deter stockholders or management from suing Directors for breaches of their duty of care, even though such an action, if successful, might otherwise benefit the Company and its stockholders. See "Management -- Limitation of Liability and Indemnification Matters."

     25. Speculative Nature of Warrants. The initial offering price of the Units and the exercise price of the Warrants have been determined by negotiations between the Company and the Underwriter and may not necessarily bear any relationship to any established criteria of value. The market value of the Units, Common Stock and Warrants following this offering is subject to a high degree of uncertainty, and there can be no assurance that the market value of the Units, Common Stock or Warrants following this offering will equal or exceed the initial offering price of such securities. Purchasers of the Warrants electing to exercise the Warrants will not have the opportunity to profit from sales of the underlying shares unless the market price of the Common Stock exceeds the exercise price (plus related transaction costs). There can be no assurance that the market price of the Common Stock will ever exceed the exercise price of the Warrants.

     26. Possible Restrictions on Market Making Activities in the Company's Securities. The Company believes that the Underwriter intends to make a market in the Company's securities and may be responsible for a substantial portion of the market making activities in such securities. Regulation M under the Exchange Act may prohibit the Underwriter from engaging in any market-making activities with regard to the Company's securities for the period from five business days (or such other applicable period as Regulation M may provide) prior to any solicitation by the Underwriter of the exercise of outstanding Warrants until the termination (by waiver or otherwise) of any right that the Underwriter may have to receive a fee for the exercise of Warrants following such solicitation; and any period during which the Underwriter, or any affiliated parties, participate in a distribution of any securities of the Company for the account of the Underwriter or any such affiliate. As a result, the Underwriter may be unable to provide a market for the Company's securities during certain periods, including while the Warrants are exercisable. Any temporary cessation of such market-making activities could have an adverse effect on the liquidity for the Company's securities.

     27. Risks Relating to Conducting Business Operations in Israel. The Company's indirect subsidiary is incorporated under the laws of, and has its offices and a significant portion of its operations (including all of its product development activities) in, the State of Israel. The Company is, therefore, directly influenced by the political, economic and security conditions affecting Israel. Any major hostilities involving Israel, the interruption or curtailment of trade between Israel and its trading partners, or a significant downturn in the economic or financial condition of Israel could have a material adverse effect on the Company's business, financial condition, or results of operations. See "Conditions in Israel."

     28. Risks Relating to Service and Enforcement of Legal Process. The Directors and executive officers of the Company are not residents of the United States. Substantially all of the assets of such persons and of the Company are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or the Company or to enforce against them judgments of United States courts predicated upon civil liability provisions of the United States federal or state securities laws. Moreover, there is doubt as to the enforceability of civil liabilities under the Securities Act and the Exchange Act in original actions instituted in Israel. However, subject to certain limitations, Israeli courts may enforce foreign final executory judgments, including those of the United States, for liquidated amounts in civil matters obtained after due trial before a court of competent jurisdiction (according to the rules of private international law currently prevailing in Israel) that recognizes and enforces similar Israeli judgments, provided that (i) adequate service of process has been effected and the defendant has had a reasonable opportunity to defend;
(ii) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the State of Israel; (iii) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the parties; and (iv) an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court. The Company has appointed Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805-1297, as its agent in the United States upon which service of process against it may be made for matters relating to this offering. None of the Company's officers or directors has consented to service of process in the United States or to the jurisdiction of any United States court.

                                USE OF PROCEEDS

     The net proceeds to the Company from the sale of the 1,041,044 Units offered hereby are estimated to be $4,707,403 ($5,488,573 if the Underwriter's over-allotment option is exercised in full). The Company expects to use the net proceeds approximately as follows:

                                                                                  Approximate
                                                                Approximate      Percentage of
Application of Proceeds                                        Dollar Amount     Dollar Amount
-----------------------                                       ---------------   --------------
Market research and marketing activities(1) ...............      $1,450,000            31%
Research and development(2) ...............................       1,020,000            22
Establishment of manufacturing capabilities(3) ............       1,000,000            21
Repayment of indebtedness(4) ..............................         430,000             9
Acquisition of intellectual property rights(5) ............         250,000             5
Cost of Acquisition(6) ....................................         100,000             2
Working capital and general corporate purposes(7) .........         457,403            10
                                                                 ----------            --
   Total ..................................................      $4,707,403           100%
                                                                 ==========           ===

------------
(1) Represents estimated costs associated with commercial evaluation, including a portion of salaries of scientists and engineers/technicians allocated to market research and salaries of marketing and project evaluation employees, as well as the cost of marketing surveys. Also includes salaries of personnel performing direct marketing and other marketing activities.

(2) Includes a portion of salaries of scientists and engineers/technicians allocated to scientific research. Also includes estimated costs associated with analysis, experimentation and development of technologies and prototypes including: equipment, instrumentation and materials; the cost of outside consultants; patent surveys and filings.

(3) Represents estimated cost associated with acquiring or leasing, and equipping of factory facilities for initial production of products resulting from two projects.

(4) Represents amounts advanced by Batei Sefer Limlacha, a stockholder of the Company, to Solmecs prior to the consummation of the Acquisition and short term bank borrowing, aggregating $429,254 outstanding at March 31, 1998.

(5) Represents estimated cost associated with the acquisition of licenses and/or rights to centrifugal pump technology and carbon dioxide extraction technology.

(6) Represents estimated costs associated with the acquisition of Solmecs.

(7) Working capital will be used, among other things, to pay salaries of the Company's executive officers (which is anticipated to be approximately $300,000 per year), rent, trade payables, professional fees and other operating expenses. See "Management," "Certain Transactions" and Pro Forma Financial Information.

     If the Underwriter exercises its over-allotment option in full, the Company will realize additional net proceeds of $781,170, which will be added to the Company's working capital.

     The allocation of the net proceeds from this offering set forth above represents the Company's best estimate based upon its currently proposed plans and assumptions relating to its operations and certain assumptions regarding general economic conditions. If any of these factors change, the Comnpany may find it necessary or advisable to reallocate some of the proceeds within the above-described categories or to use portions thereof for other purposes.

     The Company anticipates, based on management's internal forecasts and assumptions relating to its operations (including assumptions regarding the timing and progress of the Company's technologies), that the net proceeds of this offering will be sufficient to satisfy the Company's contemplated cash requirements for at least 12 months following the consummation of this offering. In the event that the Company's plans change, its assumptions change or prove inaccurate, or if the proceeds of this offering prove to be insufficient to fund operations, the Company could be required to seek additional financing. Based on the results of preliminary assessment activity to be performed on several potential projects identified or to be identified by the Company, the Company intends to engage in research and development of two such projects in the first year and four projects in the second year (which may include an additional year's work on one or both of the first year's projects) and believes that a number of such projects will enter the commercialization stage during such two-year period. Completion of the research, development and commercialization of the Company's technologies or any potential application of such technologies will require significant additional effort, resources and time including funding substantially greater than the proceeds of this offering and otherwise currently available to the Company. Moreover, the proceeds received in this offering may be insufficient to satisfy the scheduled projects, requiring the Company to seek additional financing. The Company has no current arrangements with respect to, or sources of, additional financing, and it is not anticipated that existing stockholders will provide any portion of the Company's future financing requirements. There can be no assurance that additional financing will be available to the Company when needed, on commercially reasonable terms, or at all.

     Proceeds not immediately required for the purposes described above will be invested principally in United States government securities, short-term certificates of deposit or money market funds.


                                   DILUTION

     The difference between the initial public offering price per share of Common Stock and the adjusted net tangible book value per share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share of Common Stock on any given date is determined by dividing the net tangible book value of the Company (total tangible assets less total liabilities) on that date, by the number of shares of Common Stock outstanding on that date.

     As of March 31, 1998, the net tangible book value of the Company was $(258,608) or $(.48) per share of Common Stock. After giving effect to the Acquisition, R&D Write-Off, Loan Forgiveness and Bayou Share Return, the pro forma net tangible book value of the Company as of March 31, 1998 would have been $(883,947) or $(.85) per share. After giving effect to the sale of the 1,041,044 Units being offered hereby (less underwriting discounts and commissions and estimated expenses of this offering), the adjusted net tangible book value of the Company as of March 31, 1998 would have been $3,989,656 or $1.92 per share, representing an immediate increase in net tangible book value of $2.77 per share of Common Stock to existing stockholders and an immediate dilution of $3.83 per share (67%) to new investors (assuming none of the initial public offering price is attributed to the Warrant included in the
Unit). The following table illustrates this dilution to new investors on a per share basis:

Public offering price ........................................                $ 5.75
   Net tangible book value before Acquisition, R&D Write-Off,
    Loan Forgiveness and Bayou Share Return ..................   $(.48)
   Decrease attributable to Acquisition, R&D Write-Off,
    Loan Forgiveness and Bayou Share Return ..................    (.37)
                                                                 -----
   Pro forma net tangible book value before offering .........    (.85)
   Increase attributable to new investors ....................    2.77
                                                                 -----
Adjusted net tangible book value after offering ..............                  1.92
                                                                              ------
Dilution to new investors ....................................                $ 3.83
                                                                              ======

     The following table sets forth, with respect to existing stockholders on a pro forma basis, giving effect to the Acquisition, and new investors in this offering, a comparison of the number of shares of Common Stock issued by the Company, the percentage of ownership of such shares, the total cash consideration paid, the percentage of total cash consideration paid and the average price per share.

                                                                        Total Cash Consideration
                                                 Shares Purchased                 Paid
                                              -----------------------   ------------------------
                                                                                                     Average
                                                                                                      Price
                                                 Number      Percent       Amount       Percent     Per Share
                                              -----------   ---------   ------------   ---------   ----------
Existing stockholders (pro forma) .........   1,041,044      50.0%       $   12,589       .2%      $  .01
New investors .............................   1,041,044      50.0%        5,986,003     99.8%      $ 5.75
                                              ---------     -----        ----------    -----
  Total ...................................   2,082,088     100.0%       $5,998,592    100.0%
                                              =========     =====        ==========    =====

     The above tables assume no exercise of the Underwriter's over-allotment option. If such option is exercised in full, the new investors will have paid $6,883,900 for 1,197,200 shares of Common Stock, representing approximately 99.8% of the total consideration for 53.5% of the total number of shares of Common Stock outstanding.


                                CAPITALIZATION

     The following table sets forth the capitalization of the Company as of March 31, 1998, (i) on an actual basis, (ii) on a pro forma basis, giving effect to (a) the acquisition by the Company of Solmecs in consideration of the issuance to Bayou of 499,701 shares of Common Stock, accounted for as a purchase, (b) the write-off of acquired research and development in process of $3,498,619, (c) the forgiveness by Bayou of a loan to Solmecs, of which $5,082,897 was outstanding as of March 31, 1998, and (d) the return of Bayou's shares held by Solmecs, and (iii) as adjusted to give effect to the sale of the 1,041,044 Units offered hereby and the anticipated application of the estimated net proceeds therefrom.

                                                                           March 31, 1998
                                                          ------------------------------------------------
                                                             Actual      Pro Forma (1)     As Adjusted (2)
                                                          -----------   ---------------   ----------------
Short Term Debt .......................................    $110,108       $   539,362       $         --
                                                           ========       ===========       ============
Long term debt ........................................          --       $   200,000       $    200,000
                                                           --------       -----------       ------------
Stockholders' equity (deficiency):
   Common stock, $.01 par value, 10,000,000 autho-
    rized, 541,343 outstanding, 1,041,044 pro forma(1),
    2,082,088 as adjusted(2) ..........................       5,413            10,410             20,820
   Additional paid-in-capital .........................       2,179         2,870,462          7,567,455
   Accumulated deficit ................................          --        (3,498,619)        (3,598,619)
                                                           --------       -----------       ------------
Total stockholders' equity (deficiency) ...............       7,592          (617,747)         3,989,656
                                                           --------       -----------       ------------
Total capitalization ..................................    $  7,592      ($   417,747)      $  4,189,656
                                                           ========       ===========       ============


------------
(1) Does not include (i) 1,041,044 shares of Common Stock reserved for issuance upon exercise of the Warrants; (ii) an aggregate of 208,208 shares of Common Stock reserved for issuance upon exercise of the Underwriter's Unit Purchase Option and the Warrants included therein; and (iii) 200,000 shares of Common Stock reserved for issuance upon exercise of options available for future grant under the Plan. See "Management - 1997 Stock Option Plan," and "Underwriting."

(2) Gives effect to the sale of the 1,041,044 Units offered hereby and the application of the estimated net proceeds therefrom, including the repayment of indebtedness in the amount of $429,254 and the payment of costs of the Acquisition in the amount of $100,000.

                            SELECTED FINANCIAL DATA

     The balance sheet data as of June 30, 1997, has been derived from the Financial Statements included elsewhere herein which have been audited by Arthur Andersen LLP, independent public accountants. The balance sheet data as of March 31, 1998, is derived from the unaudited financial statements of the Company, which are also included elsewhere herein. The unaudited financial information reflects all adjustments (consisting only of normal recurring adjustments) that the Company considers necessary for a fair statement of the financial data for such period. The Pro Forma Financial information should be read in conjunction with the unaudited Pro Forma Financial Statements of the Company and Solmecs, the Financial Statements of Solmecs for the years ended June 30, 1996 and 1997, that have been audited by Luboshitz Kasierer & Co. (member firm of Arthur Andersen), and the unaudited Financial Statements of Solmecs for the nine months ended March 31, 1997 and 1998. These financial statements, including the notes thereto, appear elsewhere in this Prospectus. In management's opinion, all material adjustments necessary to reflect the effects of the Acquisition have been made in the Pro Forma Financial Statements. The unaudited Pro Forma consolidated statements of operations are not necessarily indicative of what the actual results of operations of the Company would have been assuming the Acquisition had been completed as of July 1, 1995, July 1, 1996 and July 1, 1997, respectively, nor is it necessarily indicative of the results of operations for future periods. The results of the Pro Forma operations for the nine months ended March 31, 1997 and 1998 are not necessarily indicative of results to be expected for any future period. The following selected financial data are qualified by the more detailed Financial Statements included elsewhere in this Prospectus and should be read in conjunction with such Financial Statements and the discussion under "Management's Discussion and Analysis of Financial Condition and Results of Operations," included elsewhere in this Prospectus.

                                                                       Pro Forma(1)                        Pro Forma(1)
                                                                   Year Ended June 30,              Nine Months Ended March 31,
                                                          --------------------------------------   -----------------------------
                                                                 1996                1997               1997            1998
                                                          -----------------   ------------------   -------------   -------------
Statements of Operation Data:
Revenues ..............................................      $  75,057          $  57,276           $   42,911      $   38,876
Research and development costs ........................        347,318            276,259              219,595         187,143
Cost of services performed by subcontractors ..........             --                 --                   --          26,056
Cost of merchandise purchased .........................         17,420             48,638               37,337           5,257
Marketing, general & administrative expenses ..........        493,614            383,219              267,771         353,823
Operating loss ........................................       (783,295)          (650,840)            (481,792)       (533,403)
Net loss ..............................................       (688,629)          (661,324)            (486,935)       (535,697)
Net loss per share ....................................    $      (.66)         $    (.64)          $     (.47)     $     (.51)
Weighted average number of shares outstanding .........      1,041,044          1,041,044            1,041,044       1,041,044

Balance Sheet Data:                                       June 30, 1997       March 31, 1998
                                                          -----------------   ------------------
Total assets ..........................................   $  25,000           $ 266,200
Working capital .......................................      25,000               7,592
Current liabilities ...................................          --             258,608
Long-term liabilities .................................      17,408                  --
Stockholders' equity ..................................       7,592               7,592

-----------
(1) The unaudited Pro Forma financial statement of operations information reflects the combined financial position and results of the Company and Solmecs as if the Acquisition had been effective as of March 31, 1998, July 1, 1995, July 1, 1996 and July 1, 1997, respectively, without giving effect to the Offering. Such pro forma information gives effect to (i) the acquisition by the Company, upon consummation of this Offering, of Solmecs in consideration of the issuance to Bayou of 499,701 shares of Common Stock accounted for as a purchase; (ii) the R&D Write-Off of acquired research and development in process of $3,498,619; (iii) the Loan Forgiveness by Bayou of a loan to Solmecs, of which $5,082,897 was outstanding as of March 31, 1998; (iv) the Bayou Share Return; and (v) the payment of $170,000, and $120,000 for fiscal years 1996 and 1997, respectively, and $90,000 for the nine months ended March 31, 1998, to officers in connection with employment agreements. See Pro Forma Financial Information.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

     The Company was organized to select, develop and commercially exploit proprietary technologies, in various stages of development, invented primarily by scientists who have recently immigrated to Israel from, and by scientists and institutions in, Russia and other countries that formerly comprised the Soviet Union. In furtherance of this goal, the Company will acquire Solmecs Corporation N.V., a Netherlands Antilles company, the operations of which are located in Israel, which owns certain technologies developed by such scientists in the past and actively seeks to identify such technologies for exploitation. The technologies of Solmecs and technologies identified by Solmecs for exploitation are in various stages of development and include technologies that have begun to be commercialized as well as technologies that the Company believes are ready for commercialization in the near future. The Company itself was organized in May 1997 and, since its inception, the Company has been engaged principally in organizational activities, including developing a business plan, and negotiating an agreement relating to the Acquisition.

     The Company expects to manufacture and market certain technologies which have been identified by Solmecs and shown to be commercially viable, such as hot water tank display control systems, photo-voltaic cells and plasma-chemically treated extra smooth rubber gaskets. The Company further intends to offer its engineering services to industry and research institutions in the fields of LMMHD power technology and liquid metal engineering. To date, Solmecs has not generated significant revenues and the Company does not expect to generate any meaningful revenues for the foreseeable future and until such time, if ever, as it successfully commercializes one or more of Solmecs' existing or future technologies or other technologies or sells proprietary rights relating to one or more of such technologies. Although the LMMHD power technology has been in development since the late 1970's, it has not yet reached commercialization. In order to achieve commercialization of such technology, the Company will be required to build a commercial scale demonstration plant, which will require a significant capital expenditure. The Company intends to commence building such a plant within the next few years, provided that it will be able to obtain the necessary funds for such project. Such Funds will not be available from the proceeds of this offering. Solmecs has incurred significant losses since its inception, resulting in an accumulated deficit of $13,898,573 at March 31, 1998 and losses are continuing through the date of this Prospectus. The rate of loss is expected to increase after the Acquisition as the Company's activities increase and losses are expected to continue for the foreseeable future and until such time, if ever, as the Company is able to achieve sufficient levels of revenue from the commercial exploitation of its technologies to support its operations. The Company's independent public accountants have included an explanatory paragraph in their report on the Company's financial statements stating that the fact that the Company is dependent upon its ability to raise resources to finance its operations raises substantial doubt about the Company's ability to continue as a going concern. In addition, Solmecs' independent public accountants have included an explanatory paragraph in their report on Solmecs' financial statements stating that certain factors create a substantial doubt about Solmecs' ability to continue as a going concern.

     The Company intends to implement a four-step process with respect to the development of proprietary technologies which it has identified for exploitation. Initially the Company, through its scientific, engineering and administrative personnel, will seek to identify and analyze a number of proposed advanced technologies with potential commercial viability. The Company will then assess the costs of further research and development (including the building and testing of prototypes, if indicated), seek to obtain intellectual property rights in viable technologies, develop a business plan detailing the exploitation of such technologies from the research and development phase through product commercialization, develop and, in some instances, implement financing strategies to further such business plan, and suggest and, in some cases, assemble a team of scientists and engineers most suitable for implementation of such business plan. Upon completion of the business development plan for each project, the Company may seek to manufacture and market the project itself, enter into strategic alliances for such commercialization, or sell or license the proprietary information and know-how to third parties in consideration of technology transfer or license fees.

     Completion of the research, development and commercialization of the Company's technologies or any potential application of such technologies will require significant additional effort, resources and time, including funding substantially greater than the proceeds of this offering and otherwise currently available to the Company. Such research and development efforts remain subject to all of the risks associated with the development of new products based on emerging and innovative technologies, including, without limitation, unanticipated technical or other problems and the possible insufficiency of the funds allocated to complete such development, which could result in delay of research or development or substantial change or abandonment of research and development activities.

Results of Operations of Solmecs

Nine Months Ended March 31, 1998 Compared with Nine Months Ended March 31,
1997.

     Total Revenues. Total revenues decreased by $4,035 or 9% to $38,876 for the nine months ended March 31, 1998, from $42,911 for the nine months ended March 31, 1997. The decrease is mainly attributable to a decrease in sales of photovoltaic cells and panels due to the slow-down in growth of the Israeli economy which caused a decrease in investments in the area of alternative energy methods. The decrease in sales of photovoltaic cells and panels was partly offset by income generated from the "Dead Sea Works" project.

     Research and Development Costs. Research and development costs decreased by $32,452 or 15% to $187,143 for the nine months ended March 31, 1998, from $219,595 for the nine months ended March 31, 1997. The decrease is attributable to the decrease in salaries and related expenses resulting from a shift of personnel from research and development positions to general, administrative and marketing positions as well as an increase in research and development performed by third party subcontractors, the expense of which is included under cost of contract services performed by subcontractors.

     Cost of Merchandise Purchased. Cost of merchandise purchased decreased by $32,080, or 86%, to $5,257 for the nine months ended March 31, 1998, from $37,337 for the nine months ended March 31, 1997. This decrease was primarily attributable to the aforesaid decrease in sales.

     Marketing, General and Administrative Expenses. Marketing, general and administrative expenses increased by $86,052 or 48%, to $263,823 for the nine months ended March 31, 1998, from $177,771 for the nine months ended March 31, 1997. This increase was primarily attributable to an increase in (i) marketing expenses related to the initial commercialization of Solmecs' products, (ii) foreign travel related to new products, (iii) fees associated with the leasing of new facilities in Omer Industrial Park, and (iv) an increase in salaries and related expenses resulting from a shift of personnel from research and development positions to general, administrative and marketing positions.

     Operating Loss. Operating loss increased by $51,611, or 13%, to $443,403 for the nine months ended March 31, 1998 from $391,792 for the nine months ended March 31, 1997. The increase in operating loss was primarily attributable to an increase in marketing, general and administrative expense as set forth above.

     Financing Expenses, Net. Financing expenses of $301,239 for the nine months ended March 31, 1998 and $282,143 for the nine months ended March 31, 1997 primarily related to the charge for imputed interest, at a rate of 8% per annum, in connection with the loan from its parent company. The difference of $19,096 is attributed to an increase in interest resulting from an increase in principal of the loan from the parent company.

     Net Loss. As a result of the foregoing, net loss increased by $71,762, or 11%, to $745,697 for the nine months ended March 31, 1998, from $673,935 for the nine months ended March 31, 1997.


Fiscal Year Ended June 30, 1997 Compared with Fiscal Year Ended June 30, 1996.

     Total Revenues. Total revenues decreased by $17,781 or 24% to $57,276 for the fiscal year ended June 30, 1997, from $75,057 for the fiscal year ended June 30, 1996. The decrease was attributable to no revenues generated from the International Lead Zinc Research Organization, Inc. project in fiscal 1997 as compared to $52,075 for fiscal 1996, which was partially offset by an increase in sales of photovoltaic cells to $51,841 in 1997 from $22,982 in 1996.

     Research and Development Costs. Research and development costs decreased by $71,059 or 20%, to $276,259 for the fiscal year ended June 30, 1997, from $347,318 for the fiscal year ended June 30, 1996. The decrease in research and development costs was primarily attributable to a reduction in salaries and related expenses and a reduction in consulting fees resulting from the internal reorganization of the Company.

     Cost of Merchandise Purchased. Cost of merchandise purchased increased by $31,218, or 179%, to $48,638 for the fiscal year ended June 30, 1997, from $17,420 for the fiscal year ended June 30, 1996. This increase was primarily attributable to the increase in sales of photovoltaic cells.

     Marketing, General and Administrative Expenses. Marketing, general and administrative expenses decreased by $60,395, or 19%, to $263,219 for the fiscal year ended June 30, 1997, from $323,614 for the fiscal year ended June 30, 1996. This decrease was primarily attributable to a decrease in salaries and consulting fees resulting from increased efficiencies, the move of the Company's offices from Jerusalem to Beer-Sheva and from termination of certain consulting arrangements.

     Operating Loss. Operating loss decreased by $82,455, or 13%, to $530,840 for the fiscal year ended June 30, 1997 from $613,295 for the fiscal year ended June 30, 1996. The decrease in operating loss was primarily attributable to a decrease in general and administrative expenses and research and development costs.

     Financing Expenses, Net. Financing expenses of $390,484 for the fiscal year ended June 30, 1997 and $300,069 for the fiscal year ended June 30, 1996 primarily related to the charge for imputed interest in connection with the loan from its parent company. The difference of $90,415 is attributable to (i) an increase in interest resulting from an increase in principal of the loan from the parent company, and (ii) a decrease in interest received in connection with the recovery of bad debt during the earlier period.

     Net Loss. As a result of the foregoing and due to other income (principally the recovery of bad debt from a related party in the amount of $60,000 during the earlier period), net loss increased by $72,695, or 8.6%, to $921,324 for the fiscal year ended June 30, 1997, from $848,629 for the fiscal year ended June 30, 1996.


Liquidity and Capital Resources

     As of March 31, 1998, Solmecs had a working capital deficit of $513,297, a stockholders' deficiency of $5,708,236 and an accumulated deficit of $13,898,573. The aforesaid stockholders' deficiency was chiefly due to indebtedness of Solmecs to its parent company, Bayou, in the amount of $5,082,897, which indebtedness will be forgiven prior to the consummation of the Acquisition.

     During the period from inception through March 31, 1998, Batei Sefer Limlacha, a principal stockholder of the Company, loaned to the Company $110,108 for working capital purposes and agreed that such loan and any additional loans which may be made by Batei Sefer Limlacha to the Company shall be due and payable on the earlier of December 31, 1998 or the consummation of certain types of transactions, including this offering, that such loans will be unsecured and will not bear interest unless an event of default occurs.

     During the period from September 1997 through March 1998, Batei Sefer Limlacha loaned to Solmecs $337,900 for working capital purposes and agreed with Solmecs that such loan and any additional loans to be made by Batei Sefer Limlacha to Solmecs shall be due and payable on earlier of June 30, 1998 or the consummation of certain types of transactions, including the Acquisition which will occur simultaneously with the consummation of this offering, and that such loans will be unsecured and will bear interest at the rate of 8% per annum.

     No assurance can be given that Batei Sefer Limlacha will make any additional loans to the Company or Solmecs and it is not obligated to do so.

     Subsequent to March 31, 1998, Solmecs (Israel) Ltd. obtained a line of credit facility of approximately $270,000 from an Israeli bank allowing for overdraft for working capital purposes. The line of credit facility is secured by a fixed charge on Solmecs (Israel) Ltd.'s uncalled share capital and goodwill and a floating charge on all of its present and future acquired property and rights. As of May 25, 1998 Solmecs (Israel) Ltd. had drawn approximately $115,000 under the line of credit facility. Solmecs (Israel) Ltd. may, but is not required to repay such amounts from the proceeds of this offering.

     The Company's capital requirements will be significant. The Company is dependent upon the proceeds of this offering to finance the operations of the Company, including the costs of market research and marketing activities, continued research and development efforts, establishing manufacturing capabilities and the acquisition of intellectual property rights. The Company anticipates, based on management's internal forecasts and assumptions relating to its operations (including assumptions regarding the timing and progress of the Company's technologies), that the net proceeds of this offering will be sufficient to satisfy the Company's contemplated cash requirements for at least 12 months following the consummation of this offering. In the event that the Company's plans change, its assumptions change or prove inaccurate, or if the proceeds of this offering prove to be insufficient to fund operations, the Company could be required to seek additional financing. Based on the results of preliminary assessment activity to be performed on several potential projects identified or to be identified by the Company, the Company intends to engage in research and development of two such projects in the first year and four projects in the second year (which may include an additional years work on all or both of the projects from the first year) and believes that a number of such projects will enter the commercialization stage during such two-year period. Completion of the research, development and commercialization of the Company's technologies or any potential application of such technologies will require significant additional effort, resources and time including funding substantially greater than the proceeds of this offering and otherwise currently available to the Company. Moreover, the proceeds received in this offering may be insufficient to satisfy the scheduled projects, requiring the Company to seek additional financing. The Company has no current arrangements with respect to, or sources of, additional financing, and it is not anticipated that existing stockholders will provide any portion of the Company's future financing requirements. There can be no assurance that additional financing will be available to the Company when needed, on commercially reasonable terms, or at all. See "Risk Factors."


New Accounting Pronouncements

     In 1997, the Financial Accounting Standards Board issued SFAS No. 128, "Earnings per Share." This statement establishes standards for computing and presenting earnings per share ("EPS"), replacing the presentation of currently required Primary EPS with a presentation of Basic EPS. For entities with complex capital structures, the statement requires the dual presentation of both Basic EPS and Diluted EPS on the face of the statement of operations. Under this new standard, Basic EPS is computed based on the weighted average number of shares actually outstanding during the year. Diluted EPS includes the effect of potential dilution from the exercise of outstanding dilutive stock options and warrants into common stock using the treasury stock method. SFAS No. 128 is effective for financial statements issued for periods ending after December 15, 1997 and earlier application is not permitted. The adoption of this statement did not have a material effect on the Company's financial position or results of operations.

                                   BUSINESS

General

     The Company was organized to select, develop and commercially exploit proprietary technologies, in various stages of development, invented primarily by scientists who have recently immigrated to Israel from, and by scientists and institutes in, Russia and other countries that formerly comprised the Soviet Union. In furtherance of this goal, the Company will acquire Solmecs Corporation N.V., a Netherlands Antilles company the operations of which are located in Israel, which owns certain technologies developed by such scientists in the past and actively seeks to identify such technologies for exploitation. The technologies of Solmecs and technologies identified by Solmecs for exploitation are in various stages of development and include technologies that have begun to be commercialized as well as technologies that the Company believes are ready for commercialization in the near future.

     The Company intends to implement a four-step process with respect to the development of proprietary technologies which it has identified for exploitation. Initially the Company, through its scientific, engineering and administrative personnel, will seek to identify and analyze a number of proposed advanced technologies with potential commercial viability. The Company will then assess the costs of further research and development (including the building and testing of prototypes, if required) and seek to obtain intellectual property rights in viable technologies. Upon the establishment of the commercial viability of certain technologies, the Company will develop a business plan detailing the exploitation of such technologies from the research and development phase through product commercialization, develop and, in some instances, implement financing strategies to further such business plan, and suggest and, in some cases, assemble a team of scientists and engineers most suitable for implementation of such business plan. Upon completion of the business development plan for each project, the Company may seek to manufacture (directly or through contractors) and market (directly or through distributors) the project itself, enter into strategic alliances for such commercialization, or sell or license the proprietary information and know-how to a third party in consideration of technology transfer or license fees. To a lesser extent, the Company may seek to develop technologies invented by scientists from other countries.

     Upon the consummation of this offering, the Company will complete the Acquisition, pursuant to which all of the stock of Solmecs, currently a wholly-owned subsidiary of Bayou International, Ltd., a public company the Common Stock of which is traded in the over-the-counter market, will be acquired by the Company. As a result of such acquisition, the Company will acquire all of the assets of Solmecs, subject to all of Solmecs' liabilities. The current management of Bayou has not participated in the organization of the Company and is not expected to play any role in the management of the Company following the completion of this offering. Solmecs was organized in 1980 to engage in the research, development and commercialization of high efficiency, low pollution products in the energy conversion and conservation fields. Solmecs currently seeks to select, acquire and commercially exploit proprietary technologies, primarily invented by scientists in the former Soviet Union. From 1980 until the mid-1990's Solmecs was primarily engaged in the development of Liquid Metal Magnetohydrodynamics ("LMMHD") energy conversion technology, a process developed approximately 20 years ago by Professor Herman Branover, a Soviet emigre to Israel who is the President and a director of the Company.

     The Company intends to apply the expertise and know-how in MHD phenomena accumulated by Solmecs in the development of LMMHD power technology to the development of new industrial processes. For example, Solmecs, in cooperation with a scientist in Russia, has identified a potential use of MHD phenomena in the growth of mono-crystals, which are among the critical components of the electronic chip industry. The Company believes that the use of constant and alternate magnetic fields for influencing the process of mono-crystal growth will result in larger, higher quality (i.e. fewer dislocations) crystals. It is believed that this will substantially increase the commercial value of such mono-crystals. The Company intends to apply this method initially to mono-crystals of silicon and subsequently to mono-crystals of gallium-arsenide and cadmium-telluride, which the Company believes may serve as alternatives to silicon chips (chips based on mono-crystals of silicon) in the computer and electronics industries.

     The Company also intends to (i) manufacture and market solar/electrical hot-water tank control/display systems developed and tested by Solmecs; (ii) market Russian-manufactured photo-voltaic cells for use in the conversion of solar energy; and (iii) market plasma-chemically treated extra smooth rubber gaskets developed and currently produced by a company in the former Soviet Union for the aviation industry. Solmecs is currently in the process of marketing such photo-voltaic cells and the Company believes that marketing activities with respect to the solar/electric hot-water tank control/display system and the plasma-chemically treated extra smooth rubber gaskets, both of which are at or near the commercialization stage, could begin immediately after the Acquisition. Two recent surveys performed for Solmecs demonstrate the commercial viability of the hot-water tank control/display system in the French and Israeli markets, respectively. In addition, the Company has identified approximately a dozen projects in the viability testing stage, including those involving Solmecs technologies and those not involving such technologies, in which the Company may invest. These projects include new types of centrifugal pumps with provisions for substantial savings of energy; new methods of prediction of dispersion of contaminants in the atmosphere; and extraction of carbon-dioxide from combustion gases. In addition, Solmecs currently sells its consulting and development services to industry and research institutions in the fields of LMMHD technology and liquid metal engineering. Such services are currently being provided by Solmecs to the Israeli Dead Sea Works Industry (LMMHD technology for magnesium handling). The Company has recently been approached by the Nuclear Center of United Europe ("CERN"), located in Geneva, Switzerland, to provide its expertise in molten lead energy conversion in the development of a safe nuclear power plant which will generate power from the burning of nuclear waste. The Company and CERN are currently in discussions relating to such services and have not arrived at any understanding to date.


Background

     The Company believes that the recent mass immigration to Israel of highly trained and experienced scientists and engineers, when combined with Western technology, infrastructure and commercial skill, will provide an opportunity for the Company to exploit innovative technologies and products. Between 1989 and 1996, approximately 60,000 engineers and 11,000 scientists immigrated to Israel from the former Soviet Union. These immigrants are highly skilled specialists with unique expertise in a number of technological fields, particularly in mechanical, electrical and chemical engineering, energy sources and energy conversion, metallurgy, material sciences and others. Many of them are authors of numerous inventions and novel advanced technologies. Although the mass immigration began more than eight years ago and is continuing, the Company believes that the Israeli government has not developed a database which contains an organized listing of the professional skills, experience and intellectual property possessed by each of the immigrants. To the Company's knowledge, there have only been a few private initiatives which sought to develop such a database, including the Public Center for Immigrant Employment (the "Public Center") a center established by certain principals of the Company and others located in Beer-Sheva, Israel in 1991. A partial database developed by the Public Center reflected that approximately 70% of the Soviet immigrant job applicants seeking the Public Center services held undergraduate or graduate science degrees and approximately 20% of such applicants held doctoral degrees. Only 10% of the applicants did not graduate from a university. By contrast, of the employment opportunities the Public Center had identified, 62% of such opportunities were suited for non-academic applicants. The Company believes that the disparity between the types of employment opportunities and applicants shows that the current Israeli economy cannot effectively absorb the number of scientists and engineers that have immigrated.

     The Company believes that Israeli absorption authorities have not been able to deal with professional analysis, initial development and market evaluations of the patents or patentable ideas which have been brought to Israel by the immigrants. However, the Company believes that the current immigration of leading scientists and engineers has created new opportunities which should not be overlooked. The Company believes that linking Russian know-how with Western technology and Israeli enterprise and creativity provides a special opportunity to introduce innovative products and technologies into Western markets.

     Moreover, these immigrants appear to have a significant number of ideas for patentable inventions. Of the 1,500 immigrants which have sought the Public Center's services, 140 have authored inventions, of which many have been patented in the former Soviet Union. The Company believes that the foregoing provides support for its plan of operations.

     The Company believes that Russian scientists have developed advanced inventions and techniques in certain areas of research, including metallurgy, coating and thin film technology, semiconductors, environmental technologies (such as water purification and desalination), and energy technologies (including conversion and conservation), as well as use of renewable energies (such as photo-voltaics, which involves the direct conversion of solar energy into electricity).

     The Company is aware of potential difficulties in exploiting these technologies. These difficulties are the result of differences between Russian and Western cultures, approaches, and working styles, communications problems and the relatively limited capacity of Israeli industry. However, the Company believes that these difficulties can be overcome. The Company intends to employ Israeli/Western specialists to analyze the scientific and commercial viability of technologies proposed by immigrant scientists and engineers that are developed or partially developed by the industries in the former Soviet Union at which such scientists were employed, and perform the business development functions set forth below. A contributing factor to the Company's business development functions will be the significant experience that certain administrative and scientific/technical personnel have in working with immigrant scientists from the former Soviet Union.


Strategy

     The Company's strategy is to identify and exploit innovative technologies which represent advances over existing products or technologies. The Company plans to implement its strategy through a four-step process:

   o Identify potential business opportunities. The Company's personnel, including Professor Branover, consist of scientific and engineering experts with numerous relationships with scientists who have recently immigrated from the former Soviet Union, as well as with scientists, universities, research institutes and industries in the former Soviet Union. The Company intends to utilize such relationships in order to form a database of proposals of advanced technologies and inventions from which viable projects will be selected for acquisition and development. The Company intends to hire financial experts with such relationships after the consummation of this offering. The Company will, where appropriate, seek to obtain intellectual property rights to the technologies and inventions that it identifies for development.

   o Assess project scientific and commercial viability. The Company, through the use of specialized scientific and marketing experts, will conduct tests on proposals compiled in the Company's database, including market analysis and assessment of the cost and time required for research, development and commercialization. The Company may also construct prototypes in order to test technical feasibility.

   o Create a business plan. Projects that demonstrate market and technical feasibility will be developed into business and commercialization plans ready for implementation. The plans created by the Company will recommend scientific, financial and marketing personnel suited for each project and will present a complete timeline, budget and description of project implementation from the research and development phase through end-user marketing. In addition, where appropriate, the Company intends to apply for patents or copyrights and will seek to obtain other proprietary protection for the technologies.

   o Commercialize technologies. Upon completion of the business plan, the Company will achieve the manufacture and marketing of the technologies in one of a number ways, including: the Company may develop, manufacture and market the technology in house, as it intends to do with certain applications of the LMMHD technology and other technologies acquired in the Acquisition; the Company may choose to enter into strategic alliances with companies with substantially greater capital and expertise in the development, manufacture and marketing of certain products or technologies; and the Company may sell or license the technologies and proprietary rights to third parties in consideration of technology transfer or license fees.


Technologies Currently Developed by Solmecs

     Upon the consummation of this offering, the Company will complete the Acquisition, pursuant to which all of the stock of Solmecs will be acquired by the Company. Solmecs was organized in 1980 to engage in the research, development and commercialization of high efficiency, low pollution products in the energy conversion and conservation fields. Solmecs currently seeks to select, acquire and commercially exploit proprietary technologies, primarily invented by scientists in the former Soviet Union. From 1980 until the mid-1990's, Solmecs was primarily engaged in the development of LMMHD energy conversion, a process developed by Professor Branover. The LMMHD energy conversion technology which is currently being utilized in a developmental stage power plant facility, generates electric power (and, in most cases, steam) by utilizing a non-conventional process in which an electro-conducting fluid (such as molten lead) is forced through a magnetic field. The Company believes that power generation facilities utilizing LMMHD energy conversion technology will have a lower installed capital cost and higher efficiency than conventional steam turbo-generator plants, resulting in lower electricity costs and reduced pollutive effects. Although the LMMHD power technology has been in development since the late 1970's it has not yet reached commercialization. In order to achieve commercialization of such technology, the Company will be required to build a commercial scale demonstration plant, which will involve a significant capital expenditure. The Company intends to commence building such a plant within the next few years, provided that it will be able to obtain the necessary funds for such project. Such Funds will not be available from the proceeds of this offering. The Company believes that the further development and commercialization of LMMHD energy conversion technology is consistent with its intent to develop advanced technologies featuring competitive advantages over existing products.

     The Company intends to concentrate initially on the further development and/or commercialization of a number of technologies, including certain technologies to be acquired by the Company in the Acquisition, certain technologies that are applications of MHD phenomena, as well as certain other technologies.

     The Company's initial plans include development of the following technologies:

   o Monocrystals. Solmecs, in cooperation with a scientist in Russia, has identified a potential use of MHD phenomena in the growth of monocrystals of gallium-arsenide and cadmium-telluride. The method of production of these monocrystals lead to monocrystals of large size with fewer imperfections and thus greater yield of usable material than standard methods. This process is still in the development stage and it has not yet been the subject of a patent application. The process is owned by the aforesaid scientist who currently resides in Russia and certain executives of the Company have a close relationship with him. The Company believes that it can enter into an agreement with the scientist that would be advantageous to the Company, but no assurances can be given in that regard. The Company believes that this process will not be ready for industrial application for at least two years. The major potential application of these monocrystals is as a possible alternative to silicon in electronic chips used in all types of electronics, including computers. The Company estimates that the current size of the market for gallium-arsenide monocrystals is approximately 15 billion dollars per year worldwide.

   o Hot water tank control and display system. Solmecs has developed a gauge and display to indicate the amount of hot water in a hot water tank, which is especially useful for solar and electrical hot water tanks. This new system provides the user with accurate information on the amount of hot water left for use in the domestic hot water tank and allows the user to remotely control the operation of the water heating system, whether it uses electricity or solar power. The device displays the necessary information such as the number of standard showers available in the tank and the user is able to fix the desired number of showers he wants to keep in the system at time intervals he chooses. Thus, the device will help to avoid unnecessary waste of energy and will allow a comfortable use of the water heating system. The Company estimates that the hot water tank display and control system will provide approximately 40% savings of electrical energy. This technology is currently ready for manufacture. Solmecs is currently in the process of selecting a partner for a joint venture.

     In a market survey performed on behalf of Solmecs by independent consultants in France, manufacturers of hot water tanks (electrical and solar) that are potential customers for the control and display system responded favorably. In a market survey performed on behalf of Solmecs by independent consultants in Israel, consumers that are potential end-user customers responded favorably.

     Solmecs has manufactured two prototypes of the control/display system through a subcontracting arrangement with an Israeli firm and has entered into discussions with two European based hot water tank manufacturers for possible insertion of the control/display system into next generation boiler and hot water tank systems.

   o Advanced double-sided photo-voltaic cells. Solmecs has identified a technology developed by Russian scientists working in the space and military industries of the former Soviet Union that provides for reliable solar panels that are more efficient than those currently available in the market. These panels involve double-sided photovoltaic cells, allowing more surface area to receive the reflection of solar energy, including solar energy that is reflected back from the ground, and result in approximately 30% more power. The unit also involves less space and fewer panels than currently available technology. The Company will be required to negotiate a license to allow it to produce these photo-voltaic cells in Israel. No assurance can be given that the Company will be able to enter into any such arrangement.

    The Company has entered into an arrangement with a Russian manufacturer pursuant to which the Company acts as the exclusive distributor of such manufacturer's photovoltaic cells in Israel. This arrangement is scheduled to continue through the end of 1998 at which time the parties will renegotiate the terms of the arrangement.

   o Rubber gaskets treatment. Solmecs is involved in the commercialization of a method of surface treatment of rubber that results in smoother rubber for use in gaskets for sophisticated machinery, especially in aircraft. The rubber treatment process involves plasma-chemical modification methods. The method was developed and the product is produced by a company in the former Soviet Union. The Company and such company are currently engaged in discussions towards an agreement pursuant to which the Company would create the production capability for the product in Israel and would improve on the technology. No assurances can be given that any understanding will be reached on favorable terms or at all.

      At present, the Company ships products directly to the Russian company for surface treatment.


LMMHD Energy Conversion Technology

     Solmecs is currently involved in further advancement and perfection of LMMHD energy conversion technology. This technology is distinctive from conventional energy producing steam turbo-generator technology in which steam, produced in a boiler, propels a turbine which in turn forces the rotation of an electrical generator. Although the LMMHD process also employs the use of steam, in LMMHD power technology the steam is used to accelerate a stream of molten metal across a magnetic field which leads to the generation of electricity. This process does not require the use of moving or rotating mechanical machinery but utilizes an assembly of hermetically sealed pipes in which the energy conversion process occurs. The Company believes the process and technology to be reliable and require only a marginal amount of maintenance, and anticipates commercially developed systems to have a long life span.

     According to the Company's calculations which were confirmed by a study performed on behalf of Solmecs by an independent consultant, the developmental cogeneration power plant facility, which utilizes LMMHD power technology, had installed costs of $1,339 per KW as compared to an average of $1,850 per KW in comparable conventional steam turbo generator facilities (a difference of 28%), as well as higher electricity efficiency of approximately 17.4% as compared to an average of 15.8% for comparable steam turbo generator facilities (a difference of 10%).

     Solmecs has constructed and completed several pilot plants utilizing the LMMHD energy conversion technology and has developed an engineering design and a universal computer code for the calculation, design and optimization for each specific application of the LMMHD energy conversion system. The Company intends to further engage in the improvement of the LMMHD system.

     Although the LMMHD power technology has been in development since the late 1970's it has not yet reached commercialization. In order to achieve commercialization of such technology, the Company will be required to build a commercial scale demonstration plant, which will involve a significant capital expenditure. The Company intends to commence building such a plant within the next few years, provided that it will be able to obtain the necessary funds for such project. Such funds will not be available from the proceeds of this offering.


Future Technologies and Products

     The Company has identified various Solmecs and non-Solmecs technologies, some of which involve LMMHD technology, for potential acquisition and development in the future:

   o Carbon dioxide extraction. Ever increasing amounts of fossil fuel burned in electrical power stations and combustion engines result in a permanent increase in the amounts of carbon dioxide accumulated in the atmosphere. This process is aggravated by the systematic destruction of the earth's biosphere, through, as an example, the reduction of the rain forests which absorb carbon dioxide. High concentrations of carbon dioxide make the atmosphere less "transparent" for heat irradiated by the earth into outer space, leading to global warming with all its adverse effects.

     Solmecs established a professional relationship with a team of scientists in Russia who are developing an efficient and economically attractive method for extraction of carbon dioxide from combustion gases. Solmecs has performed a preliminary feasibility study for a Norwegian company that has expressed interest in a possible joint venture to further develop this technology. The Company believes that the construction of a semi-industrial scale demonstration plant can commence within the next few months. A portion of the proceeds of this offering has been allocated for acquisition of rights associated with this technology.

   o Novel centrifugal pumps. Centrifugal pumps currently widely used in the chemical and other industries are inefficient in that they are designed for a particular flow rate and can be adjusted to provide for a lower flow only through closing valves. This wastes large amounts of energy. Solmecs has identified a centrifugal pump developed by others that solves this problem, allowing adjustment to needed flow rates. The Company will seek to obtain certain intellectual property rights in connection with the centrifugal pump development and a portion of the proceeds of this offering has been allocated for that purpose.

   o Forecasting of atmosphere contaminants dispersion. The Solmecs LMMHD know-how can be used to determine which geographic areas have greater potential for atmosphere contamination. This technology has applications in the power plant industry as well as other industries which burn large quantities of fossil fuels.

   o Boiler efficiency enhancement. It has been demonstrated by ex-Soviet engineers that by treating the air used for combustion of fuels in boilers with high voltage electric fields, the oxygen molecules present in the air will be split into single atoms, making the combustion much more complete, resulting in the generation of more heat. In addition, fewer poisonous compounds are exhausted into the atmosphere. The process has been tested with a number of industrial boilers and shown to be effective; improving the efficiency of the boilers by approximately 10 to 15%.

   o Fertilizer treatment. Manure is recognized as the best fertilizer and is widely used in agriculture. However, manure contains numerous kinds of infectious bacteria that present a serious threat to public health. A method was invented and developed by Russian engineers in which the manure is moved through a generator of high frequency electromagnetic fields. This not only destroys the harmful bacteria, but also accelerates the processes leading to maturation of the manure and its conversion into a fertilizer. Medical and agricultural tests performed on this process have indicated that the process is scientifically viable. Solmecs is currently involved in the assessment of this technology to determine commercial viability.

   o Reduction of carbon dioxide emissions. A process has been developed by Russian scientists to reduce the levels of carbon dioxide emitted from the combustion of natural gas, such as methane, in power stations. Known as "pyrolysis," the process involves a natural gas thermal decomposition whereby carbon is extracted from methane prior to the combustion process. The oxygen component of the methane is released and the resulting natural gas fuel is pure hydrogen which can be used for electrical or mechanical power production without hazardous pollution of the environment. The extracted carbon is captured in solid form (crystals and powder) which is efficiently stored and may be utilized in production processes such as rubber production and metallurgy. The Company may allocate a portion of the proceeds of this offering for construction of a demonstration plant on an intermediate semi-industrial scale.

   o Vortex microconditioner air cooler. Conventional air cooling/refrigerating devices involve a refrigeration cycle with freon vapor compression which can be costly as well as ecologically unsound. The Company has established a relationship with a group of Russian researchers who have improved, to a near operative level, an air cooling technology in which a turbulent fluid is rotated around an axis at a high rate of speed through the use of compressed air, simulating the vortex of a tornado. The flow is spontaneously thermally separated into two air streams, one hot and one cold. The principle allows for the development of a smaller, lightweight device with no moving parts and which is environmentally friendly (no freon), for application in industrial and high-technology settings. The Company may allocate a portion of the proceeds of this offering to acquire the technology and to further the development of a commercially viable product.

   o Luminescent flat multicolored light emitting polymers. The Company has identified a Russian company that is in the late stages of development of a new technology of multicolored light emitting polymers (LEP) which the Company believes may serve as alternatives to conventional liquid crystal displays (LCD) currently utilized in most computers, phones and other consumer electronic equipment. The LEP technology could enable the development of a new generation of display systems with greater flexibility for size and location which would be extremely thin, have high visibility without backlighting and permit attractive images from all viewing angles without color filtration.

     There can be no assurance that the Company will be able to obtain the necessary rights to exploit the foregoing technologies or that any such technologies will prove technologically or commercially viable.


Consulting Services

     The Company anticipates entering into agreements to provide consulting and development services to industry and research institutions in the fields of LMMHD technology and liquid metal engineering. For example, in response to a purchase order from the Israeli Dead Sea Works Industry ("Dead Sea Works"), Solmecs recently developed a pumping system based on a conductive MHD pump for use in magnesium handling. The system is currently installed at Dead Sea Works as a demonstration system and is operated and supported by Solmecs. The system is currently in early stages of operation tests. In the event this system proves to be effective, the Company expects to provide additional systems to Dead Sea Works and to use the current system as a demonstration site for marketing the system to other companies. The Company has recently been approached by CERN to provide its expertise in molten lead energy conversion in connection with the development by CERN of a safe nuclear power plant which will generate power from the burning of nuclear waste. The Company and CERN are currently in discussions relating to such services and have not arrived at any understanding to date. Disposal of nuclear waste produced by nuclear power stations is regarded as one of the most acute concerns of the energy industry. The method developed by CERN employs a process by which nuclear waste is destroyed, thereby avoiding the necessity of disposal, and electricity is generated. The CERN system entails a flux of accelerated protons hitting a molten lead target and causing neutron emission directed on rods made from highly radioactive nuclear waste. Ultimately, the generated thermal energy is absorbed by the molten lead and converted to electricity. Solmecs has suggested that the hot lead be directed into an LMMHD electricity generating device of the type developed by Solmecs.


Intellectual Property

     Solmecs currently owns six patents which cover most of the developed countries in connection with its development of LMMHD technology. Five of the patents are registered in the name of Solmecs and one patent is registered in the name of Ben Gurion University and was assigned to Solmecs. Solmecs has been granted patents for its MHD Applications (homogenous flow) in the United States, Israel, Italy, Great Britain, Germany, France, Canada, Japan and Australia and for its Solar MHD in the United States. A number of such patents expire in the near future.

     Pursuant to an agreement dated November 5, 1981, between Solmecs, Ben-Gurion University and B.G. Negev Technology and Applications Ltd. ("BGU"), Solmecs is conducting research and development projects on the campus of Ben-Gurion University in consideration for a fee for the use of the facilities. Solmecs owns the patents connected with these projects and agreed to pay royalties to BGU at the rate of 1.725% on sales of products and at the rate of 11.5% on income from licensing fees. Solmecs also agreed to assume the obligation of BGU to pay royalties to the Ministry of National Infrastructure of the State of Israel on products developed from these research and development projects for its participation in the research and development costs of BGU. The royalties are to be paid at the rate of 1% on sales of products and at the rate of 5% on income from licensing fees. As of March 31, 1998, this liability amounted to approximately $318,000 (including linkage to the Consumer Price Index and interest at 4% per annum). Subsequent to the repayment of the liability, Solmecs is required to pay royalties to the Ministry of National Infrastructure at a reduced rate of .3% on sales of products and at the rate of 2% on income from licensing fees. To date, there were no sales or income on which royalties were payable to BGU or the Ministry of National Infrastructure.

     In March 1991, Solmecs entered into an agreement with International Lead Zinc Research Organization, Inc. ("ILZRO") pursuant to which ILZRO funded certain research of Solmecs and Solmecs agreed to pay a fee to ILZRO with respect to any lead used in future production by Solmecs, up to a maximum of $1,864,000. As of the date of this Prospectus, Solmecs has not used any lead with respect to which it is required to pay such fee.

     From 1981 to 1991, Solmecs received from the Office of the Chief Scientist of the Ministry of Industry and Commerce of the Government of Israel (the "OCS"), $2,274,420 in grants towards the cost of a research and development project relating to LMMHD energy conversion technology. Under the terms of Israeli Government participation, a royalty of 2% to 3% of the net sales of, or licensing revenues from, products developed from a project funded by the OCS must be paid, beginning with commencement of sales of products developed with grant funds and ending when 100% to 150% of the grant is repaid. The terms of Israeli Government participation also require that the manufacturing of products developed with Government grants be performed in Israel, unless a special approval has been granted. Such approval, if given, is generally made subject to an increase in the maximum amount of royalties that must be repaid. Separate Israeli Government consent is required to transfer to third parties technologies developed through projects in which the Government participates. Such restrictions do not apply to exports from Israel of products developed with such technologies. Solmecs has not yet commenced marketing of products developed through funds granted by the OCS. Accordingly, no royalties have been paid to date.

     Solmecs has agreed to pay the inventor of technology incorporated in its hot water tank control and display systems certain royalties with respect to sales of products incorporating such technology and/or the sale or licensing of such technology.


Competition

     The products that will be based on the Company's technologies will likely be used in highly competitive industries. Numerous domestic and foreign companies are seeking to research, develop and commercialize technologies similar to those of the Company, many of which have greater name recognition and financial, technical, marketing, personnel and research capabilities than the Company. There can be no assurance that the Company's competitors will not succeed in developing technologies and applications that are more cost effective or have fewer limitations than, or have other advantages as compared to, the Company's technologies. The markets for the technologies and products to be developed or acquired by the Company are characterized by rapid changes and evolving industry standards often resulting in product obsolescence or short product life cycles. Accordingly, the ability of the Company to compete will depend on its ability to complete development and introduce to the marketplace, directly or through strategic partners, in a timely manner its proposed products and technologies, to continually enhance and improve such products and technologies, to adapt its proposed products to be compatible with specific products manufactured by others, and to successfully develop and market new products and technologies. There can be no assurance that the Company will be able to compete successfully, that its competitors or future competitors will not develop technologies or products that render the Company's products and technologies obsolete or less marketable or that the Company will be able to successfully enhance its proposed products or technologies or adapt them satisfactorily.

     The Company believes that Solmecs is the only commercial company engaged in the development of LMMHD generator systems. However, the Company believes that the competition in the worldwide market for energy conversion systems is intense and the Company may encounter substantial competition from other companies engaged in the development of competing energy conversion systems which companies may have grater name recognition and financial, technical, marketing, personnel and research capabilities than the Company.

     There can be no assurance that other companies are not dedicated to identifying, obtaining and developing technologies of Russian scientists and engineers currently residing in Israel. Any such competitors may have greater financial, technical, marketing, personnel and other resources than the Company.

Employees

     Solmecs currently has eight full-time employees and five part-time employees, including four administrative and executive personnel, two full-time and one part-time senior scientists, two full-time and one part-time engineers and technicians and three part-time support personnel. The Company anticipates hiring one senior scientist, one engineer/technician and one marketing specialist in each of the two years following the consummation of this Offering. Solmecs believes that it has satisfactory labor relations with its employees and has never experienced work stoppage.

     Certain provisions of the collective bargaining agreements between the Histadrut (General Federaton of Labor in Israel) and the Coordination Bureau of Economic Organizations (including the Industrialists' Associations) are applicable to Solmecs' employees by order of the Israeli Ministry of Labor. These provisions concern principally the length of the work day, minimum daily wages for professional workers, insurance for work-related accidents, procedures for dismissing employees, determination of severance pay, and other conditions of employment. Solmecs generally provides its employees with benefits and working conditions beyond the required minimums.

     Israeli law generally requires severance pay, which may be funded by Managers' Insurance described below, upon the retirement or death of an employee or termination of employment without cause (as defined in the law). The payments pursuant thereto amount to approximately 8.33% of wages. Furthermore, Israeli employees and employers are required to pay predetermined sums to the National Insurance Institute, which is similar to the United States Social Security Administration. Such amounts also include payments by the employee for national health insurance. The total payments to the National Insurance Institute are equal to approximately 14.6% of the wages (up to a specified amount), of which the employee contributes approximately 66% and the employer contributes approximately 34%.

     A general practice followed by Solmecs, although not legally required, is the contribution of funds on behalf of most of its employees to a fund known as "Managers' Insurance." This fund provides a combination of savings plan, insurance and severance pay benefits to the employee, giving the employee payments upon retirement or death and securing the severance pay, if legally entitled, upon termination of employment. The employer decides whether each employee is entitled to participate in the plan, and each employee who agrees to participate contributes 5% of his salary and the employer contributes an amount equal to between 13.3% and 15.8% of the employee's salary.

     The Company's success will be dependent to a large degree on its ability to retain the services of key personnel and to attract additional qualified personnel in the future. Competition for such personnel is intense. There can be no assurance that the Company will be able to attract, assimilate or retain key personnel in the future and the failure of the Company to do so would have a material adverse affect on the Company's business, financial condition and results of operations.


Facilities

     In addition to its laboratory arrangement at the Ben Gurion University, Solmecs occupies certain laboratory and office space in Omer Industrial Park, Israel (near Beer-Sheva) pursuant to a two-year lease expiring in November 1999 with a renewal option for an additional three-year period, at an annual rent of approximately $41,000.

                                  MANAGEMENT


Directors and Executive Officers


The directors and executive officers of the Company are as follows:

Name                          Age     Position
----                          ---     --------
Emmanuel Althaus               51     Chairman of the Board of Directors and Secretary
Professor Herman Branover      66     President, Chief Executive Officer and Director
Dr. Shaul Lesin                44     Executive Vice President
Jacline Bavli                  44     Chief Financial Officer

     Mr. Althaus has served as Chairman of the Board of Directors of the Company since May 1997. He was Vice President and Director of Bayou from March 1990 through November 1996, and is a Director of Solmecs. Since 1986, Mr. Althaus has been principally employed as Executive Director of National Diversified Industries (Australia) Pty Ltd., a company that provides administrative services to public companies. He serves on the board of directors of Golden Triangle Resources N.L. (of which he is Chairman and Managing Director) and Allegiance Mining N.L., each of which is a company engaged in mineral exploration the stock of which is listed on the Australian Stock Exchange.

     Professor Branover has served as President, Chief Executive Officer and a Director of the Company since May 1997 and as Scientific Director of Solmecs (Israel) Ltd. since 1980. He served as Executive Vice President and Director of Bayou from May 1989 until 1993. He has been principally employed as head of the Center for MHD Studies of Ben Gurion University since 1981 and as the Lady Davis Professor of Magnetohydrodynamics at Ben Gurion University since 1978. Professor Branover received a Ph.D in Technical Sciences from Moscow Aviation Institute in 1962 and a Doctor of Sciences Degree in Physics and Mathematics from Leningrad Polytechnical Institute in 1969. He was also, for a number of years, an Adjunct Professor of applied sciences at New York University and served as a visiting researcher at Argonne National Laboratory in Chicago. Professor Branover has also served as a director of the Joint Israeli Russian Laboratory for Energy Research since 1991. He currently serves as an Advisor to Israel's Prime Minister on immigrant employment and on the use of Russian technologies in Israel. Professor Branover founded two Israeli high-tech companies, Ontec, Inc., in 1991, located in Beer-Sheva, and Satec, Inc., in 1987, located in Jerusalem, both of which have developed commercially viable products for sale in several foreign countries. Professor Branover is no longer affiliated with either of those companies.

     Dr. Lesin has served as Executive Vice President of the Company since May 1997. Dr. Lesin has held various positions with Solmecs (Israel) Ltd. since 1980, most recently serving as General Manager. Dr. Lesin also served as the Deputy Director of the Joint Israeli Russian Laboratory for Energy Research since 1991, and as a member of the Board of the Center for MHD Studies of Ben Gurion University since 1986. He received his Ph.D in Mechanical Engineering from Ben Gurion University in 1993.

     Ms. Bavli has served as Chief Financial Officer of the Company since May 1997. Prior thereto, since 1996, she served as Financial and Marketing Manager of Solmecs (Israel) Ltd. From 1995 to 1996, Ms. Bavli engaged in the private practice of accounting. From 1990 until 1995, Ms. Bavli held various positions with Kibbutz Magen, Israel, most recently serving as its Deputy Treasurer.

     The Company's Directors are elected at the annual meeting of stockholders to hold office until the annual meeting of stockholders for the ensuing year or until their successors have been duly elected and qualified.

     Officers are elected annually by the Board of Directors and serve at the discretion of the Board.

     The Underwriter has the right to designate one member to the Company's Board of Directors for a period of three years following the Effective Date. Pursuant to the Acquisition Agreement, the Board of Directors of the Company following this offering shall consist of five Directors including Professor Branover and Mr. Althaus as well as a designee of Batei Sefer Limlacha, one of the Company's principal stockholders, and a designee of the Underwriter as described immediately above. The fifth Director shall be appointed by the remaining Directors. Neither the Underwriter nor Batei Sefer Limlacha has indicated a designee to date.

     Effective upon the consummation of this offering, the Company will be the beneficiary of a key man life insurance policy on the life of Professor Branover in the amount of $1,000,000.


Executive Compensation

     The following table sets forth the cost of compensation paid to Professor Herman Branover, the Company's Chief Executive Officer, by Solmecs, in his capacity as Scientific Director of Solmecs, for the fiscal years ended June 30, 1995, 1996 and 1997. No executive officer of the Company received aggregate compensation and bonuses which exceeded $100,000 during such years.


Cost of Compensation Summary Table

                                                                                                           Long-Term
                                                              Annual Compensation                  Compensation Awards($)(1)
                                               -------------------------------------------------   --------------------------
                                                                                                                   Securities
                                                                                                    Restricted     Underlying
                                     Fiscal                                      Other Annual          Stock        Options/
Name and Principal Position           Year        Salary ($)      Bonus($)     Compensation ($)        Award        SARs(#)
---------------------------         --------   ---------------   ----------   ------------------   ------------   -----------
Professor Herman Branover,
Chief Executive Officer .........    1995        $  72,613          $ --             $ --              --             --
                                     1996           40,835(2)
                                     1997           62,361

------------
(1) The Company did not have any long-term incentive or option plans during the fiscal years ended June 30, 1995, 1996 or 1997.

(2) During the fiscal year ended June 30, 1996, the Company paid an automobile allowance to Professor Branover in the amount of $5,500.


Employment Agreements

     Concurrently with the consummation of this offering, Solmecs will enter into employment agreements with Professor Herman Branover, Dr. Shaul Lesin and Jacline Bavli, the Company's President and Chief Executive Officer, Executive Vice President and Chief Financial Officer, which provide for annual base compensation of $98,400, $98,400 and $39,600, respectively, payable in NIS in accordance with the rate of exchange into U.S. dollars in effect on the date of payment. The base compensation may be increased from time to time by the Board of Directors in its sole discretion. In addition, Solmecs will contribute on behalf of each employee an amount equal to 15.8% of such employee's salary to a fund known as "Manager's Insurance" and 7.5% of such employee's salary to a fund known as "Education Fund." See "Business -- Employees."

     Solmecs has agreed to provide Messrs. Branover and Lesin with an automobile and a cellular phone during the term of their employment for which Solmecs shall pay all expenses. Solmecs has also agreed to pay the costs associated with maintaining a telephone line in their homes during the course of their employment with the Company.

     Each of the employment agreements contains a confidentiality provision preventing the employees from disclosing, during the terms of their respective employment agreements and at any time following the termination of their employment, any proprietary information of the Company without the Company's consent. Further, each of the employment agreements contains a provision that such employee will not directly or indirectly compete or engage in a business competitive with the Company or solicit the employees or consultants of the Company for employment in a business in competition with the Company, during the term of the employment agreement and for a period of one year thereafter.

     Pursuant to the terms of the employment agreements the Company has agreed to indemnify the employee for any claim or liability arising from such employee's good faith fulfillment of his employment obligations provided that the employee: (i) provides the Company with timely written notice of the claim or liability; (ii) cooperates with the Company in the defense of the claim and
(iii) allows the Company to control defense of the claim.

     The employment agreements for Messrs. Branover and Lesin provide that in the event of termination other than "for cause" or as a result of a continuing disability (as defined in the employment agreements) the employee shall be entitled to: (i) an adjustment grant equal to three months base salary payable in three equal monthly installments beginning on the first day of the month following the date of termination; (ii) an additional payment of one month's base salary for each year in which employee was employed; and (iii) the use of an automobile and cellular phone for a period of three months following termination. The Company may not terminate an employee "for cause" unless it has given the employee (i) written notice of the basis for termination, and
(ii) at least 30 days to cure the basis for such termination.


Limitation of Liability and Indemnification Matters

     Section 145 of the Delaware General Corporation Law ("DGCL") contains provisions entitling the Company's Directors and officers to indemnification from judgments, fines, amounts paid in settlement and expenses (including attorneys' fees) actually and reasonably incurred as the result of an action, suit or proceeding in which they may be involved by reason of having been a director or officer of the Company. In its Certificate of Incorporation, the Company has included a provision that limits the personal liability of its Directors to the Company or its stockholders for monetary damages arising from a breach of their fiduciary duties as Directors. This provision limits a director's liability except where such Director (i) breaches his duty of loyalty to the Company or its stockholders, (ii) fails to act in good faith or engages in intentional misconduct or a knowing violation of laws, (iii) authorizes payment of an unlawful dividend or stock purchase or redemption as provided in Section 174 of the DGCL or (iv) obtains an improper personal benefit. This provision does not prevent the Company or its stockholders from seeking equitable remedies, such as injunctive relief or rescission. If equitable remedies are found not to be available to stockholders in any particular case, stockholders may not have any effective remedy against actions taken by Directors that constitute negligence or gross negligence.

     The Company's Certificate of Incorporation provides for the Company to indemnify each Director and officer of the Company to the fullest extent permitted by the DGCL. The foregoing provision may reduce the likelihood of derivative litigation against Directors and may discourage or deter stockholders or management from suing directors for breaches of their duty of care, even though such an action, if successful, might otherwise benefit the Company and its stockholders.

     It is the position of the Commission that insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Act, such provisions are against public policy as expressed in the Securities Act and are therefore unenforceable.


Liability Insurance

     The Company intends to procure and maintain a policy of insurance under which the Directors and officers of the Company will be insured, subject to the limits of the policy, against certain losses arising from claims made against such Directors and officers by reason of any acts or omissions covered under such policy in their respective capacities as Directors or officers, including liabilities under the Securities Act.


1997 Stock Option Plan

     In December 1997, the Board of Directors and stockholders of the Company adopted the 1997 Stock Option Plan (the "Plan"), pursuant to which 200,000 shares of Common Stock are reserved for issuance upon exercise of options. The Plan is designed to serve as an incentive for retaining qualified and competent employees, Directors and consultants.

     The Company's Board of Directors, or a committee thereof, administers the Plan and is authorized, in its discretion, to grant options thereunder to all eligible employees of the Company, including officers and Directors (whether or not employees) of, and consultants to, the Company. The Plan provides for the granting of both "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended) and non-qualified stock options. Options can be granted under the Plan on such terms and at such prices as determined by the Board of Directors, or a committee thereof, except that the per share exercise price of options will not be less than the fair market value of the Common Stock on the date of grant. In the case of an incentive stock option granted to a stockholder who owns stock of the Company possessing more than 10% of the total combined voting power of all classes of stock ("10% stockholder"), the per share exercise price will not be less than 110% of such fair market value. The aggregate fair market value (determined on the date of grant) of the shares covered by incentive stock options granted under the Plan that become exercisable by a grantee for the first time in any calendar year is subject to a $100,000 limit.

     Options granted under the Plan will be exercisable during the period or periods specified in each option agreement. Options granted under the Plan are not exercisable after the expiration of ten years from the date of grant (five years in the case of incentive stock options granted to a 10% stockholder) and are not transferable other than by will or by the laws of descent and distribution.

     As of the date of this Prospectus, the Company has not granted any options under the Plan.


                            PRINCIPAL STOCKHOLDERS

     The following table sets forth information (based on information obtained from the persons named below) regarding the beneficial ownership of the Common Stock of the Company as of the date of this Prospectus and as adjusted to give effect to the Acquisition and to reflect the sale by the Company of the 1,041,044 Units offered hereby, by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock,
(ii) each of the Company's executive officers and Directors and (iii) all executive officers and Directors of the Company as a group.

                                                                             Percentage of
                                                                          Outstanding Shares
                                                                         ---------------------
                                                   Amount and Nature of
                                                        Beneficial        Prior to     After
Name and Address of Beneficial Owner(1)                Ownership(2)       Offering    Offering
---------------------------------------           ---------------------  ----------  ---------
Bayou International, Ltd.(3)                             499,701            --           24%
210 Kings Way
South Melbourne Victoria 3205 Australia

Batei Sefer Limlacha(4)                                  312,313            58%          15%
766 Montgomery Street
Brooklyn, New York 11213

H.B. Capital Ltd.(5)                                     145,746            27%           7%

Emmanuel Althaus(6)                                       83,284            15%           4%

All executive officers and Directors as a group
 (four persons)                                          229,030            42%          11%

------------
(1) The address of H.B. Capital Ltd. and Mr. Althaus is c/o SCNV Acquisition Corp., Omer Industrial Park, P.O.B. 3026, Omer, Israel 84965.

(2) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of this Prospectus upon the exercise of options or warrants. Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and that are exercisable within 60 days from the date of this Prospectus have been exercised. Except as otherwise indicated, the Company believes that each of the persons named has sole voting and investment power with respect to the shares shown as beneficially owned by him.

(3) Inasmuch as, following the consummation of this offering, each of Batei Safer Limlacha and the Underwriter have the right to appoint a member of the Company's Board of Directors and Professor Herman Branover and Mr. Althaus have the right to be appointed to the Company's Board of Directors, while Bayou has no such right, the Company does not consider Bayou to be a control person of the Company. Moreover, Bayou has informed the Company that it has no intention of seeking or exercising control over the Company.

(4) Batei Sefer Limlacha is a religious corporation organized under the New York Religious Corporation Law. David Laine is President and trustee and Joseph Kazin and Benzion Raskin are the remaining trustees. Batei Sefer Limacha may be deemed to be a "promoter" of the Company as such term is defined under the Federal Securities Laws.

(5) Professor Herman Branover is the sole stockholder of H.B. Capital Ltd., an Irish corporation. Professor Branover and Shmuel Gurfinkel are the directors. H.B. Capital Ltd. may be deemed to be a "promoter" of the Company, as such term is defined under the Federal securities laws.

(6) Mr. Althaus may be deemed to be a "promoter" of the Company, as such term is defined under the Federal securities laws.


                             CERTAIN TRANSACTIONS

     In May 1997, the Company issued 145,746 shares of Common Stock, 83,284 shares of Common Stock and 312,313 shares of Common Stock to HB Research Corp. (which subsequently transferred such shares to H.B. Capital Ltd)., Emmanuel Althaus and Batei Sefer Limlacha, respectively, for nominal consideration. Emmanuel Althaus, the Chairman of the Board of Directors of the Company, is a Director of Solmecs and was the Vice President and Director of Bayou from March 1990 through November 1996. Professor Herman Branover, a director and the sole stockholder of H.B. Capital Ltd., is the President, Chief Executive Officer and a Director of the Company, is Scientific Director of Solmecs (Israel) Ltd. and was the Executive Vice President and Director of Bayou from May 1989 until 1993.

     Simultaneously with the consummation of this offering, the Company will acquire all of the issued and outstanding capital stock of Solmecs. Bayou, the current parent of Solmecs, will receive 499,701 shares of the Company's Common Stock in connection with the Acquisition. In connection with the Acquisition, Bayou will forgive indebtedness of Solmecs in the amount, as of March 31, 1998, of $5,082,897 as a capital contribution. Prior to the closing of the Acquisition, Solmecs will have returned for cancellation shares of Bayou held by it. The Acquisition is subject to, among other things, the prior approval of the stockholders of Bayou. The 499,701 shares to be issued to Bayou will not be registered in this offering but will be subject to certain registration rights to be granted by the Company.

     During the period from inception through March 31, 1998, Batei Sefer Limlacha, a principal stockholder of the Company, loaned to the Company $110,108 for working capital purposes and agreed that such loan and any additional loans which may be made by Batei Sefer Limlacha to the Company shall be due and payable on the earlier of December 31, 1998 or the consummation of certain types of transactions, including this offering, that such loans will be unsecured and will not bear interest unless an event of default occurs.

     During the period from September 1997 through March 1998, Batei Sefer Limlacha loaned to Solmecs $337,900 for working capital purposes and agreed with Solmecs that such loan and any additional loans to be made by Batei Sefer Limlacha to Solmecs shall be due and payable on the earlier of June 30, 1998 or the consummation of certain types of transactions, including the Acquisition which will occur simultaneously with the consummation of this offering, and that such loans will be unsecured and will bear interest at the rate of 8% per annum.

     Transactions between the Company and its officers, Directors, employees and affiliates will be on terms no less favorable to the Company than can be obtained from unaffiliated parties. Any such transactions will be subject to the approval of a majority of the disinterested members of the Board of Directors.

                             CONDITIONS IN ISRAEL

     The Company's operations are directly affected by the economic and political conditions in Israel. The information in this section is included in order to advise prospective purchasers of the Units of certain conditions in Israel that could affect the operations and financial results of the Company.


Economic Conditions

     In the 1990's the economy of Israel experienced significant expansion. During calendar years 1992 through 1997, Israel's gross domestic product ("GDP") increased by 6.2%, 6.7%, 3.4%, 6.5%, 6.8% and 2.1% (estimated), respectively. The Israeli Government's monetary policy contributed to relative price and exchange rate stability during most of these years despite fluctuating rates of economic growth and a high rate of unemployment. The inflation rate for 1994, 1995, 1996 and 1997 was 14.5%, 8.1%, 10.6% and 7.0%,
respectively. Although during 1997 the rate of devaluation of the NIS against the dollar exceeded the rate of inflation in Israel, for the several years preceding 1997 the rate of inflation in Israel exceeded the rate of devaluation of the NIS against the dollar.

     Israel's economy has been subject to numerous destabilizing factors, including a period of rampant inflation in the early to mid-1980's, low foreign exchange reserves, fluctuations in world commodity prices, military conflicts and civil unrest. In response to these problems, the Israeli Government has intervened in various sectors of the economy, employing, among other means, fiscal and monetary policies, import duties, foreign currency restrictions and controls of wages, prices and foreign currency exchange rates. The Israeli Government frequently has changed its policies in all these areas.


Political Environment

     Since the establishment of the State of Israel in 1948, a state of hostility has existed, varying in degree and intensity, between Israel and the Arab countries. In addition, Israel and companies doing business with Israel have been the subject of an economic boycott by the Arab countries since Israel's establishment. Furthermore, following the Six-Day War in 1967, Israel commenced administering the territories of the West Bank and the Gaza Strip and, since December 1987, increased civil unrest has existed in these territories. Although, as described below, Israel has entered into various agreements with Arab countries and the Palestine Liberation Organization ("PLO") and various declarations have been signed in connection with efforts to resolve some of the aforementioned problems, no prediction can be made as to whether a full resolution of these problems will be achieved or as to the nature of any such resolution. To date, these problems have not had a material adverse impact on the financial condition or operation of the Company, although there can be no assurance that continuation of these problems will not have such an impact in the future.

     In 1979, a peace agreement between Israel and Egypt was signed under which full political relations were established; however, economic relations have been very limited. In September 1993, a breakthrough occurred in Israeli-Palestinian relations. A joint Israeli-Palestinian Declaration of Principles was signed by Israel and the PLO in Washington, D.C., outlining interim Palestinian self-government arrangements. Since September 1993, Israel and the PLO have signed several agreements for the implementation of the principles of the September 1993 Declaration. In accordance with these agreements, Israel has transferred the civil administration of the Gaza Strip, Jericho and certain other areas of the West Bank to the Palestinian Self-Rule Authority and the Israeli army has withdrawn from these areas. In January 1996, elections were held in the West Bank and Gaza Strip for the election of representatives to the Palestinian Authority. In October 1994, Israel and Jordan signed a peace treaty, which provides, among other things, for the commencement of full diplomatic relations between the two countries, including the exchange of ambassadors and consuls.

     Although Israel has entered into various agreements with certain Arab countries and the PLO, and various declarations have been signed in connection with efforts to resolve some of the economic and political problems in the Middle East, no prediction can be made as to whether a full resolution of these problems will be achieved or as to the nature of any such resolution. To date, Israel has not entered into a peace treaty with either Lebanon or Syria.

Army Service

     Male adult permanent residents of Israel under the age of 50 are, unless exempt, obligated to perform generally up to 30 days of military reserve duty annually. Additionally, all such residents are subject to being called to active duty at any time under emergency circumstances. Some of the employees of the Company currently are obligated to perform annual reserve duty. While the Company has operated effectively under these requirements in the past, no assessment can be made of the full impact of such requirements on the Company in the future, particularly if emergency circumstances occur.


Assistance from the United States

     The State of Israel receives approximately $3 billion of annual grants for economic and military assistance from the United States and has received approximately $10 billion of United States Government loan guarantees, subject to reduction in certain circumstances. The United States Government loan guarantees were granted over a period of five years ($2 billion per annum) commencing in 1993. The Israeli economy could suffer material adverse consequences if such aid or guarantees are reduced significantly. There is no assurance that foreign aid from the United States will continue at or near amounts received in the past.


Trade Agreements

     Israel is a member of the United Nations, the International Monetary Fund, the International Bank for Reconstruction and Development and the International Finance Corporation. Israel is also a signatory to the General Agreement on Tariffs and Trade, which provides for reciprocal lowering of trade barriers among its members. In addition, Israel has been granted preferences under the Generalized System of Preferences from the United States, Australia, Canada and Japan. These preferences allow Israel to export the products covered by such programs either duty-free or at reduced tariffs.

     Israel and the European Economic Community (known now as the "European Union") signed a Free Trade Agreement, which became effective on July 1, 1975. Pursuant to such agreement and subject to rules of origin, Israel's industrial exports to the European Union are exempt from custom duties and other non-tariff barriers (e.g. import restrictions).

     In 1985, Israel and the United States entered into an agreement to establish a Free Trade Area ("FTA") which is intended to eliminate all tariff and certain nontariff barriers on most trade between the two countries. Under the FTA agreement, all products now receive duty free status.

     On January 1, 1993, an agreement between Israel and the European Free Trade Association ("EFTA"), which includes Austria, Norway, Finland, Sweden, Switzerland, Iceland and Liechtenstein, established a free-trade zone between Israel and the EFTA nations. Manufactured goods and some agricultural goods and processed foods are exempt from customs duties, while duties on other goods have been reduced.

     Israel is the only country which has free-trade area agreements with the United States as well as with the European Union and the EFTA states.

     The end of the Cold War has enabled Israel to establish commercial and trade relations with a number of other nations, including Russia, China and the nations of Eastern Europe, with which Israel had not previously had such relations.


                           DESCRIPTION OF SECURITIES

General

     The Company is authorized to issue 10,000,000 shares of Common Stock, par value $.01 per share, and 1,000,000 shares of Preferred Stock, par value $.01 per share. As of the date of this Prospectus, after giving effect to the Acquisition, there are 1,041,044 shares of Common Stock outstanding and no shares of Preferred Stock outstanding.

Units

     Each Unit consists of one share of Common Stock and one Warrant to purchase one share of Common Stock. The securities comprising the Units will become detachable and separately transferable on the date that is three months after their issuance unless earlier detached pursuant to an agreement between the Company and the Underwriter.


Common Stock

     The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of Directors, with the result that the holders of more than 50% of the shares voting for the election of Directors can elect all of the Directors then up for election. The holders of Common Stock are entitled to receive ratably such dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. Holders of shares of Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are, and the shares of Common Stock offered hereby, when issued in exchange for the consideration set forth in this Prospectus, will be, fully paid and nonassessable.

     The Company has agreed with the Underwriter that it will not issue any shares of Common Stock for a period of 24 months from the Effective Date without the written consent of the Underwriter.


Redeemable Warrants

     Each Warrant offered hereby entitles the registered holder thereof (the "Warrant Holders") to purchase one share of Common Stock at a price of $7.50,
subject to adjustment in certain circumstances, at any time between     , 1999
and 5:00 p.m., Eastern Time, on     , 2003. The securities comprising the Units
will become detachable and separately transferable on the date that is three months after their issuance, unless earlier detached pursuant to an agreement between the Company and the Underwriter.

     The Warrants are redeemable by the Company, at any time after becoming exercisable, upon notice of not less than 30 days, at a price of $.01 per Warrant, provided that the average of the closing bid quotations of the Common Stock on any ten trading days ending within five days prior to the day on which the Company gives notice has been at least $10.00 per share (subject to adjustment). The Warrant Holders shall have the right to exercise their Warrants until the close of business on the date fixed for redemption. The Warrants will be issued in registered form under a warrant agreement by and among the Company, Continental Stock Transfer & Trust Company, as warrant agent, and the Underwriter (the "Warrant Agreement"). The exercise price and number of shares of Common Stock or other securities issuable on exercise of the Warrants are subject to adjustment in certain circumstances, including in the event of a stock dividend, recapitalization, reorganization, merger or consolidation of the Company. However, the Warrants are not subject to adjustment for issuances of Common Stock at prices below the exercise price of the Warrants. Reference is made to the Warrant Agreement (which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part) for a complete description of the terms and conditions therein (the description herein contained being qualified in its entirety by reference thereto).

     The Warrants may be exercised upon surrender of the Warrant certificate during the exercise period at the offices of the warrant agent, with the exercise form on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (by certified check or bank draft payable to the Company) to the warrant agent for the number of Warrants being exercised. The Warrant Holders do not have the rights or privileges of holders of Common Stock.

     No Warrant will be exercisable unless at the time of exercise the Company has filed a current registration statement with the Commission covering the shares of Common Stock issuable upon exercise of such Warrant and such shares have been registered or qualified or deemed to be exempt from registration or qualification under the securities laws of the state of residence of the holder of such Warrant. The Company will use its best efforts to have all such shares so registered or qualified on or before the exercise date and to maintain a current prospectus relating thereto until the expiration of the Warrants, subject to the terms of the Warrant Agreement. While it is the Company's intention to do so, there can be no assurance that it will be able to do so.

     No fractional shares will be issued upon exercise of the Warrants. However, if a Warrant Holder exercises all Warrants then owned of record by him, the Company will pay to such Warrant Holder, in lieu of the issuance of any fractional share which is otherwise issuable, an amount in cash based on the market value of the Common Stock on the last trading day prior to the exercise date.


Preferred Stock

     The Board of Directors has the authority, without further action by the stockholders, to issue up to one million shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, and the number of shares constituting any series or the designation of such series. The issuance of Preferred Stock could adversely affect the voting power of holders of Common Stock and could have the effect of delaying, deferring or preventing a change in control of the Company. The Company has no present plans to issue any shares of Preferred Stock. The Company has agreed with the Underwriters that it will not issue any shares of Preferred Stock for a period of 24 months from the Effective Date without the written consent of the Underwriter.


Dividends

     To date, the Company has not declared or paid any dividends on its Common Stock. The payment by the Company of dividends, if any, is within the discretion of the Board of Directors and will depend on the Company's earnings, if any, its capital requirements and financial condition, as well as other relevant factors. The Board of Directors does not intend to declare any dividends in the foreseeable future, but instead intends to retain earnings, if any, for use in the Company's business operations.


Delaware Anti-Takeover Law

     Upon the consummation of this offering, the Company will be governed by the provisions of Section 203 of the DGCL. In general, the law prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. "Business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation's voting stock.


Transfer Agent and Warrant Agent

     The transfer agent for the Common Stock and the warrant agent for the Warrants is Continental Stock Transfer & Trust Company.


Reports to Stockholders

     The Company intends to file a registration statement with the Securities and Exchange Commission to register its Common Stock and Warrants under the provisions of Section 12(g) of the Exchange Act prior to the date of this Prospectus and has agreed with the Underwriter that it will use its best efforts to continue to maintain such registration. Such registration will require the Company to comply with periodic reporting, proxy solicitation and certain other requirements of the Exchange Act.


                        SHARES ELIGIBLE FOR FUTURE SALE

     Upon the consummation of this offering, the Company will have 2,082,088 shares of Common Stock outstanding (assuming no exercise of the Underwriter's over-allotment, the Warrants or outstanding options or warrants), of which the 1,041,044 shares of Common Stock included in the Units offered hereby will be freely tradable without restriction or further registration under the Securities Act. All of the remaining 1,041,044 shares of

Common Stock outstanding are deemed to be "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act, in that such shares were acquired by the stockholders of the Company in transactions not involving a public offering, and, as such, may only be sold pursuant to a registration statement under the Securities Act, in compliance with the exemption provisions of Rule 144, or pursuant to another exemption under the Securities Act. All of such restricted securities may become eligible for sale commencing 90 days from the date of this Prospectus. Notwithstanding the foregoing, all of the existing stockholders of the Company have agreed not to sell or otherwise dispose of any such shares of Common Stock beneficially owned by them for a period of 24 months from the date of this Prospectus without the Underwriter's prior written consent.

     In general, under Rule 144 a person (or persons whose shares are required to be aggregated), including a person who may be deemed an "affiliate" of the Company, who has beneficially owned restricted securities for at least one year is entitled to sell a number of shares within any three-month period that does not exceed the greater of (i) 1% of the then outstanding shares of Common Stock, or (ii) an amount equal to the average weekly trading volume in the shares of Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice and the availability of current public information about the Company. However, a person who is not deemed an affiliate and has beneficially owned such shares for at least two years is entitled to sell such shares without regard to the volume or other resale requirements.

     Prior to this offering, there has been no market for the Common Stock and no prediction can be made as to the effect, if any, that public sales of shares of Common Stock or the availability of such shares for sale will have on the market prices of the Units, Common Stock and Warrants prevailing from time to time. Nevertheless, the possibility that substantial amounts of Common Stock may be sold in the public market may adversely affect prevailing market prices for the Units, Common Stock and Warrants and could impair the Company's ability in the future to raise additional capital through the sale of its equity securities.


                          CERTAIN TAX CONSIDERATIONS

U.S. Federal Income Tax Consequences

     The following discussion is a summary of certain of the more significant United States federal income tax consequences of the Acquisition and of an investment in the Company based on the tax laws in effect as of the date hereof. This discussion does not address the particular federal income tax consequences that may be relevant to certain types of taxpayers subject to special treatment under the federal income tax laws (such as life insurance companies, tax-exempt organizations and taxpayers who are not U.S. domestic corporations or citizens or residents of the United States), nor does it discuss any aspect of state, local, foreign or other tax laws that may be applicable to particular taxpayers, except certain Israeli income tax consequences (see "Israeli Income Tax Consequences," below). The tax consequences to investors may vary based on the individual circumstances of each investor. There can be no assurance that the Internal Revenue Service (the "Service") will not challenge any or all of the expected tax consequences of the Acquisition and of an investment in the Company, or that such a challenge, if asserted, would not be sustained.

     The discussion and conclusions presented below may be affected by matters not discussed herein. Each investor is strongly urged to consult with his own tax advisor regarding the federal, state and local tax consequences of the Acquisition and of an investment in the Company.

U.S. Tax Consequences to the Company

     a. It is anticipated that the Acquisition will not result in any federal income tax liability on the Company. The Acquisition is planned to qualify as a tax-free reorganization described in section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "U.S. Tax Code"). Accordingly, neither the Company nor Solmecs will recognize gain or loss for U.S. federal income tax purposes as a result of the Acquisition. The Company's basis, for U.S. federal income tax purposes, for its assets (that is, stock of Solmecs) and Solmecs' basis for its assets (including stock of its Israeli subsidiary) will equal such basis in the hands of Bayou as to stock of Solmecs and in the hands of Solmecs as to the stock of its subsidiary, immediately prior to the Acquisition.

     b. The Company may be subject to one or more of the special anti-deferral regimes pertaining to the ownership of stock of foreign corporations as a consequence of its ownership of the stock of its subsidiaries. Various provisions contained in the U.S. Tax Code impose special tax burdens in certain circumstances on the shareholders of non-United States corporations as described above.

     Controlled Foreign Corporations. Each of the subsidiaries will be a controlled foreign corporation ("CFC") because more than 50% of the total combined voting power, and, alternatively, because more than 50% of the value, of the stock of each such Subsidiary is owned by a United States person (the Company) which owns 10% or more of the total combined voting power of the stock of such subsidiary (a "10% Shareholder"). If a subsidiary is a CFC, any U.S. taxpayer that is a 10% Shareholder is required to include in its gross income certain types of income earned by a CFC ("Subpart F income") regardless of whether such amounts are actually distributed to it. Thus the Company will be required to include in its gross income dividends which Solmecs receives from its Israeli subsidiary even if it does not distribute them to the Company. Gain realized on the disposition of shares of a current or former CFC by a U.S. taxpayer may be recharacterized as a dividend. These rules could increase the U.S. federal income tax liability of the Company at a time at which cash will not be available to fund such liability.

     Passive Foreign Investment Companies. Each of the subsidiaries would be a passive foreign investment company ("PFIC") if 75% or more of its gross income (including the pro rata gross income of any company with respect to which such subsidiary is considered to own 25% or more of the shares by value) in a taxable year is passive income. Alternatively, a subsidiary will be considered to be a PFIC if at least 50% of the assets (averaged over the year and generally determined based upon their fair market values) of any company (including the pro rata basis of the assets of any company with respect to which such subsidiary is considered to own 25% or more of the shares by value) in a taxable year are held for the production of, or produce, passive income. If a subsidiary becomes a PFIC, the Company would, upon certain distributions by such subsidiary and upon disposition of such subsidiary's shares at a gain, be liable to pay U.S. federal income tax at the then prevailing income tax rates on ordinary income plus interest on the tax, as if the distribution or gain (in the case of a disposition) had been recognized ratably over the Company's holding period for the shares of the relevant subsidiary. The Company does not believe as of the date hereof that either of the subsidiaries was a PFIC for 1997 or will be a PFIC and intends to cause the subsidiaries to manage their businesses so as to avoid PFIC status to the extent consistent with their other business goals. However, there can be no assurance that neither of the subsidiaries will become a PFIC in the future.

     Notwithstanding these rules, for taxable periods beginning after 1997, a corporation that is a CFC will not be considered to be a PFIC with respect to stockholders that are required to include in their gross income their shares of the CFC's Subpart F income (as described above). Accordingly, the PFIC rules will only affect the Company in the event that, in the future, it sells a large portion of its stock of the subsidiaries.

     In the event that the Company concludes that either of the subsidiaries will be treated as a PFIC for any taxable year, and the exception described in the preceding paragraph does not apply, the Company may elect to treat such subsidiary as a "qualified electing fund" for U.S. federal income tax purposes. If the Company makes a "qualified electing fund" election for all taxable years that it held the stock of such subsidiary and such subsidiary was a PFIC during such time, distributions and gain from the subsidiary will not be recognized ratably over the Company's holding period or be subject to an interest charge and gain on the sale of the stock of such subsidiary will be characterized as capital gain. Instead, the Company would be required to include in income, for each taxable year, a pro rata share of the undistributed ordinary earnings of the qualified electing fund as ordinary income and a pro rata share of the undistributed net capital gain of the qualified electing fund as long-term capital gain.


U.S. Tax Consequences of Owning Common Stock

     An investor who is a U.S. taxpayer and receives dividend distributions with respect to Common Stock will generally be required to include the amounts of such distributions in his income to the extent such distributions are made out of the Company's current and accumulated earnings and profits. Distributions in excess of the Company's current and accumulated earnings and profits will be treated as return of capital to the extent of the investor's tax basis for his Common Stock. Distributions in excess of the Company's earnings and profits and the investor's tax basis for his Common Stock will be treated as capital gain to the extent of such excess.

     An investor who is a U.S. taxpayer and who disposes of Common Stock will recognize gain or loss equal to the difference between the amount realized on the sale and the investor's tax basis for such Common Stock. Such gain or loss generally will be capital in nature if the Common Stock constitutes a capital asset in the hands of the investor and will, under the current rate structure, be subject to tax at a reduced rate of no more than 28 percent if the Common Stock is held for more than one year but no more than 18 months, and at a reduced rate of no more than 20 percent if the Common Stock is held for more than 18 months. In order to determine an investor's tax basis for his Common Stock, the amount that the investor pays for his Unit is allocated between the Common Stock and the Warrants that comprises such Unit based on their relative fair market values upon the Acquisition.



U.S. Tax Consequences of Owning Warrants

     An investor who is a U.S. taxpayer and who exercises Warrants will not recognize gain or loss upon such exercise. The tax basis for any shares of Common Stock acquired though the exercise of the Warrants will equal the sum of the investor's tax basis for his Warrants immediately before such exercise and the amount paid pursuant to the Warrants to acquire the Common Stock. If a Warrant lapses without exercise, the investor may deduct his tax basis for such Warrant, usually as a capital loss. His tax basis for his Warrant generally will be the portion of his cost for his Unit that is allocated to the Warrants pursuant to the preceding paragraph. For purposes of determining which rate of tax on capital gains applies to gains from the sale of Common Stock acquired through exercise of Warrants, the relevant holding period begins on the date of such acquisition of stock without regard to how long the Warrant was held.


Backup Withholding

     Information reporting may apply in the future to certain dividends paid on the Common Stock and to the proceeds of sale of such stock paid to U.S. investors other than certain exempt recipients (such as corporations). A 31% backup withholding tax may apply in the future to such payments if the U.S. investor fails to provide an accurate taxpayer identification number or certification of exempt status, or fails to report in full dividend and interest income.


Israeli Income Tax Consequences

Withholding Tax on Dividend Distributions

     Nonresidents of Israel, including nonresident companies like the Company, are subject to income tax on income derived from sources in Israel. On the distribution of dividends other than bonus shares (stock dividends), income tax is withheld at source at the rate of 25% or at the reduced rate of 15% for dividends distributed from taxable income attributable to and accrued during the benefits period of an Approved Enterprise. Inasmuch as the Company will, upon the consummation of its Acquisition, own its interest in its Israeli subsidiary indirectly through ownership of a Netherlands Antilles corporation, the benefits of the Treaty, as described below, will not be available to the Company. However, in the event the Company were to acquire shares of the Israeli subsidiary or other Israeli entities directly, the benefits of the Treaty, to the extent otherwise applicable, would be available to the Company. Pursuant to the Convention between the Government of the State of Israel and the Government of the United States of America with Respect to Taxes on Income (the "Treaty"), dividends distributed to a United States corporation ("Recipient Corporation") by an Israeli corporation ("Distributing Corporation") are taxed at a reduced rate of 12.5% if: (i) the income used to pay the dividends is derived during a period in which the Distributing Corporation is not entitled to "Approved Enterprise" benefits; (ii) the Recipient corporation has held at least 10% of the outstanding voting shares of the Distributing Corporation during the part of the Distributing Corporation's taxable year which precedes the distribution of the dividends and during the Distributing Corporation's previous taxable year; and (iii) not more than 25% of the Distributing Corporation's gross income during the previous taxable year was derived from interest or dividends.

     An entity, such as the Company, which qualifies as a resident of the United States pursuant to the Treaty, is entitled to claim a credit for taxes paid in Israel on the receipt of dividends against the United States income tax imposed with respect to the receipt of such dividends. In addition, a United States corporation which owns at least 10% of the voting stock of an Israeli corporation from which it receives dividends in any taxable year is entitled to claim a credit for a certain amount of taxes paid or accrued in Israel by the Israeli corporation on profits out of which the dividends were paid. Credits granted by the United States are subject to the limitations in United States laws applicable to foreign credits.


Capital Gains Tax

     Israeli law imposes a capital gains tax on the sale of securities and any other capital assets. Israeli capital gains tax applies to nonresidents of Israel, like the Company, when the gain is derived from the sale of an asset located in Israel or of any asset located outside of Israel which constitutes a right, directly or indirectly, to an asset located in Israel (including shares held by Solmecs in its Israeli subsidiary and to shares which may be acquired by the Company in an Israeli corporation). Capital gains tax will apply to any sale by Solmecs of its shares of stock of its Israeli subsidiary and any sale by the Company of shares which it may acquire in an Israeli corporation.

     The law distinguishes between a "real gain" and an "inflationary amount". Real gain is the excess of the total capital gain over the inflationary amount, and the inflationary amount is computed on the basis of the increase in the Israeli CPI (or, at the election of a nonresident of Israel, the Israeli currency devaluation in relation to the foreign currency with which the capital asset was purchased) between the date of purchase and the date of sale. The inflationary amount accumulated until December 31, 1993 is taxed at a rate of 10% for residents of Israel but is reduced, with respect to shares, to no tax for non-residents in the event that such non-residents have elected the Israeli currency devaluation as an index, while the real gain is taxed at the rate applicable to ordinary income. The inflationary amount accumulated from and after December 31, 1993 is exempt from capital gains tax.

     Pursuant to the Treaty, the sale, exchange or disposition of shares of Common Stock by a person who qualifies as a resident of the United States within the meaning of the Treaty and who is entitled to claim the benefits afforded to such resident by the Treaty ("Treaty United States Resident") will not be subject to the Israeli capital gains tax unless such Treaty United States Resident holds, directly or indirectly, shares representing 10% or more of the voting power of the Israeli company during any part of the 12 month period preceding such sale, exchange or disposition subject to certain conditions. A sale, exchange or disposition of Common Stock by a Treaty United States Resident who holds, directly or indirectly, shares representing 10% or more of the voting power of the Israeli company at any time during such preceding 12 month period would be subject to such Israeli tax, if applicable. Such Treaty United States Resident would be permitted to claim a credit for such taxes against the Untied States income tax imposed with respect to such sale, exchange or disposition, subject to the limitations in United States laws applicable to foreign tax credits.


                                 UNDERWRITING

     Patterson Travis, Inc. (the "Underwriter") has agreed, subject to the terms and conditions contained in the Underwriting Agreement, to purchase 1,041,044 Units from the Company. The Underwriter is committed to purchase and pay for all of the Units offered hereby if any of such securities are purchased. The Units are being offered by the Underwriter, subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to approval of certain legal matters by counsel and to certain other conditions.

     The Underwriter has advised the Company that it proposes to offer the Units to the public at the public offering price set forth on the cover page of this Prospectus. The Underwriter may allow to certain dealers who are members of the National Association of Securities Dealers, Inc. (the "NASD")
concessions, not in excess of $   per Unit, of which not in excess of $   per
Unit may be reallowed to other dealers who are members of the NASD.

     The Company has granted to the Underwriter an option, exercisable for 45 days from the date of this Prospectus, to purchase up to 156,156 additional Units at the public offering price set forth on the cover page of this Prospectus, less the underwriting discounts and commissions. The Underwriter may exercise this option in whole or, from time to time, in part, solely for the purpose of covering over-allotments, if any, made in connection with the sale of the Units offered hereby.

     The Company has agreed to pay the Underwriter a nonaccountable expense allowance of 3% of the gross proceeds of this offering. The Company has also agreed to pay all expenses in connection with qualifying the Units offered hereby for sale under the laws of such states as the Underwriter may designate, including expenses of counsel retained for such purpose by the Underwriter.

     The Company has agreed to sell to the Underwriter and its designees for $104.00, an option (the "Underwriter's Unit Purchase Option") to purchase up to 104,104 Units at an exercise price of $6.90 per Unit (120% of the public offering price per Unit). The Underwriter's Unit Purchase Option may not be sold, transferred, assigned or hypothecated for one year from the date of this Prospectus, except to the officers and partners of the Underwriter and members of the selling group, and are exercisable at any time and from time to time, in whole or in part, during the four-year period commencing on the first anniversary date of the date of this Prospectus

(the "Exercise Term"). During the Exercise Term, the holders of the Underwriter's Unit Purchase Option are given, at nominal cost, the opportunity to profit from a rise in the market price of the Common Stock. To the extent that the Underwriter's Unit Purchase Option is exercised, dilution to the interests of the Company's stockholders will occur. Further, the terms upon which the Company will be able to obtain additional equity capital may be adversely affected since the holders of the Underwriter's Unit Purchase Option can be expected to exercise it at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided in the Underwriter's Unit Purchase Option. Any profit realized by the Underwriter on the sale of the Underwriter's Unit Purchase Option, the underlying shares of Common Stock or the underlying Warrants, or the shares of Common Stock issuable upon exercise of such underlying Warrants may be deemed additional underwriting compensation. The Company has agreed, at the request of the holders of a majority of the securities underlying the Underwriter's Unit Purchase Option, at the Company's expense, to register the Underwriter's Unit Purchase Option, the shares of Common Stock and Warrants underlying the Underwriter's Unit Purchase Option, and the shares of Common Stock issuable upon exercise of the underlying Warrants under the Securities Act on one occasion during the Exercise Term and to include the Underwriter's Warrants and all such underlying securities in any appropriate registration statement which is filed by the Company during the five years following the date of this Prospectus.

     The Underwriter shall have the right to designate one member to the Company's Board of Directors for a period of three years following the effective date. In the event that the Underwriter elects not to designate such a member to the Company's Board of Directors, the Underwriter may designate a person to attend all meetings of the Board of Directors.

     The Company has agreed, in connection with the exercise of the Warrants pursuant to solicitation (commencing one year from the date of this Prospectus), to pay to the Underwriter a fee of 5% of the exercise price for each Warrant exercised; provided, however, that the Underwriter will not be entitled to receive such compensation in Warrant exercise transactions in which
(i) the market price of Common Stock at the time of exercise is lower than the exercise price of the Warrants; (ii) the Warrants are held in any discretionary account; (iii) disclosure of compensation arrangements is not made, in addition to the disclosure provided in this Prospectus, in documents provided to holders of Warrants at the time of exercise; (iv) the exercise of the Warrants is unsolicited by the Underwriter; or (v) the solicitation of exercise of the Warrants was in violation of Regulation M promulgated under the Exchange Act.

     Regulation M, promulgated under the Exchange Act, may prohibit the Underwriter from engaging in any market making activities with regard to the Company's securities for the period from nine business days (or such other applicable period as Regulation M may provide) prior to any solicitation by the Underwriter of the exercise of Warrants until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right that the Underwriter may have to receive a fee for the exercise of Warrants following such solicitation; and any period during which the Underwriter or any affiliated parties participates in a distribution of securities of the Company for the account of the Underwriter or any such affiliate. As a result, the Underwriter may be unable to provide a market for the Company's securities during certain periods while the Warrants are exercisable.

     In order to facilitate the offering, the Underwriter may engage in transactions that stabilize, maintain or otherwise affect the prices of the Units, Common Stock and Warrants. Specifically, the Underwriter may over-allot in connection with the offering, creating a short position in the Units, Common Stock and/or Warrants for its own account. In addition, to cover over-allotments or to stabilize the price of the Units, Common Stock and Warrants, the Underwriter may bid for, and purchase, Units, shares of Common Stock and Warrants in the open market. The Underwriter may also reclaim selling concessions allowed to a dealer for distributing the Units in the offering, if the Underwriter repurchases previously distributed Units in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Units, Common Stock and Warrants above independent market levels. The Underwriter is not required to engage in these activities, and may end any of these activities at any time.

     The Company's officers, Directors and all of the Company's securityholders have agreed not to sell or otherwise dispose of any securities of the Company beneficially owned by them for a period of 24 months from the date of this Prospectus, without the prior written consent of the Underwriter.

     The Company anticipates that the Units, and once separately transferable, the Common Stock and Warrants will be quoted on the OTC Electronic Bulletin Board under the symbols "SOLMU," "SOLM" and "SOLMW," respectively, but there can be no assurance that an active trading market will develop. The Underwriter intends to make a market in all of the publicly-traded securities of the Company.

     The Underwriter has advised the Company that it does not expect to make sales of the securities offered hereby to discretionary accounts.

     The Company has agreed to indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act.

     Prior to this offering, there has been no public trading market for the Units, Common Stock or Warrants. Consequently, the initial public offering price of the Units and the exercise price of the Warrants have been determined by negotiations between the Company and the Underwriter. Among the factors considered in determining these prices were the Company's financial condition and prospects, market prices of similar securities of comparable publicly-traded companies and the general condition of the securities market.


                                    EXPERTS

     The balance sheet of SCNV Acquisition Corp. as of June 30, 1997 and the consolidated financial statements of Solmecs Corporation N.V. as of June 30, 1997 and for each of the two years in the period then ended, included in this Prospectus and elsewhere in the Registration Statement, have been audited by Arthur Andersen LLP and Luboshitz, Kasierer & Co., respectively, members of Arthur Andersen, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firms as experts in giving said reports. Reference is made to said reports which each include an explanatory fourth paragraph with respect to the Companies' ability to continue as a going concern.


                                 LEGAL MATTERS

     The legality of the securities offered by this Prospectus will be passed upon for the Company by Tenzer Greenblatt LLP, New York, New York. Yigal Arnon & Co., Tel Aviv, Israel has served as Israeli counsel to the Company. Berlack, Israels & Liberman LLP, New York, New York, has acted as counsel to the Underwriter in connection with this offering.


                            ADDITIONAL INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form SB-2 (the "Registration Statement") under the Securities Act with respect to the securities offered by this Prospectus. This Prospectus, filed as a part of such Registration Statement, does not contain all of the information set forth in, or annexed as exhibits to, the Registration Statement, certain parts of which are omitted in accordance with the rules and regulation of the Commission. For further information with respect to the Company and this offering, reference is made to the Registration Statement, including the exhibits filed therewith, which may be inspected without charge at the Office of the Commission, 450 Fifth Street, N.W., Washington D.C. 20549; and at the following regional offices: Midwest Regional Office, Northwestern Atrium Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661-2511, and the Northeast Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of the Registration Statement may be obtained from the Commission at its principal office upon payment of prescribed fees. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and, where the contract or other document has been filed as an exhibit to the Registration Statement, each statement is qualified in all respects by reference to the applicable document filed with the Commission. The Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of that site is http://www.sec.gov.

                            SCNV ACQUISITION CORP.

                             FINANCIAL STATEMENTS

                                                                                             Page
                                                                                             -----
SCNV Acquisition Corp.

Report of Independent Public Accountants .................................................    F-3

Balance Sheets as of June 30, 1997 (Audited) and as of March 31, 1998 (Unaudited) ........    F-4

Notes to the Financial Statements ........................................................    F-5

Solmecs Corporation N.V.

Report of Independent Public Accountants .................................................    F-7

Consolidated Balance Sheets as of June 30, 1997 (Audited) and as of March 31, 1998
  (Unaudited).............................................................................    F-8

Consolidated Statements of Operations for the years ended June 30, 1996 and 1997
  (Audited) and for the nine months ended March 31, 1997 and 1998 (Unaudited) ............    F-9

Consolidated Statements of Changes in Shareholders' Deficiency for the years ended June
  30, 1996 and 1997 (Audited) and for the nine months ended March 31, 1998 (Unaudited) ...   F-10

Consolidated Statements of Cash Flows for the years ended June 30, 1996 and 1997
  (Audited) and for the nine months ended March 31, 1997 and 1998 (Unaudited) ............   F-11

Notes to the Consolidated Financial Statements ...........................................   F-12

Pro Forma Financial Information ..........................................................   F-19

SCNV Acquisition Corp. Pro Forma Consolidated Balance Sheet as of March 31, 1998
  (Unaudited).............................................................................   F-20

SCNV Acquisition Corp. Pro Forma Consolidated Statements of Operations for the year ended
  June 30, 1997 and for the nine months ended March 31, 1998 (Unaudited) .................   F-21

Notes and Management's Assumptions to Pro Forma Consolidated Financial Statements
  (Unaudited).............................................................................   F-22

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To SCNV Acquisition Corp.:

     We have audited the accompanying balance sheet of SCNV Acquisition Corp. (a Delaware Corporation) as of June 30, 1997. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of SCNV Acquisition Corp. as of June 30, 1997, in conformity with generally accepted accounting principles.

     The accompanying balance sheet has been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the balance sheet, the Company is dependent upon the ability to raise resources to finance its operations. This fact raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to this matter are also discussed in Note 5. The balance sheet does not include any adjustments that might result from the outcome of this uncertainty.



                                        Arthur Andersen LLP


New York, New York
January 8, 1998

                            SCNV ACQUISITION CORP.
                                BALANCE SHEETS

                                                                                 June 30,      March 31,
                                                                                   1997          1998
                                                                                ----------   ------------
                                                                                              (Unaudited)
                                          ASSETS
CURRENT ASSETS
 Deferred public offering costs .............................................    $25,000       $266,200
                                                                                 -------       --------
   Total assets .............................................................    $25,000       $266,200
                                                                                 =======       ========
                            LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
 Accrued expenses ...........................................................    $    --       $108,500
 Sundry payables ............................................................         --         40,000
 Short-term borrowings from stockholder .....................................         --        110,108
                                                                                 -------       --------
   Total current liabilities ................................................         --        258,608
LONG TERM LIABILITIES
 Stockholder loan ...........................................................     17,408             --
                                                                                 -------       --------
   Total liabilities ........................................................     17,408        258,608
                                                                                 -------       --------
STOCKHOLDERS' EQUITY
 Preferred stock $.01 par value, 1,000,000 shares authorized; none issued and
   outstanding ..............................................................         --             --
 Common stock $.01 par value, 10,000,000 shares authorized; 541,343 shares
   issued and outstanding ...................................................      5,413          5,413
 Additional paid-in-capital .................................................      2,179          2,179
                                                                                 -------       --------
   Total stockholders' equity ...............................................      7,592          7,592
                                                                                 -------       --------
   Total liabilities and stockholders'equity ................................    $25,000       $266,200
                                                                                 =======       ========



      The accompanying notes are an integral part of these balance sheets.

                            SCNV ACQUISITION CORP.

                       NOTES TO THE FINANCIAL STATEMENTS


Note 1 -- GENERAL

     SCNV Acquisition Corp. (the "Company") was organized under the laws of the State of Delaware on May 19, 1997, to acquire Solmecs Corporation N.V. ("Solmecs") and to select, develop and commercially exploit proprietary technologies, in various stages of development, invented primarily by scientists who have recently immigrated to Israel from, and by scientists and institutions in, Russia and other countries that formerly comprised the Soviet Union. To date, the Company has not had any operations.

     The financial statements include the unaudited balance sheet as of March 31, 1998. This unaudited information has been prepared by the Company on the same basis as the audited balance sheet and in management's opinion, reflects all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial information in accordance with generally accepted accounting principles as of March 31, 1998.


Note 2 -- PROPOSED INITIAL PUBLIC OFFERING AND ACQUISITION

     On June 19, 1997 the Company entered into a letter of intent with an underwriter to pursue an Initial Public Offering of its Common Stock (the "IPO"). The offering contemplates the sale of 1,041,044 Units, which is composed of 1,041,044 shares of Common Stock and 1,041,044 redeemable Common Stock purchase warrants ("Warrants"), exclusive of a 45 day option granted to the underwriter to purchase an additional 15% of the securities offered in the IPO. Each Warrant entitles the holder to purchase one share of common stock at a price of $7.50, subject to adjustment in certain circumstances, at any time during the four-year period commencing on the first anniversary date of the date of the IPO.

     In addition, the Company has agreed to sell to the underwriter and its designees for an aggregate of $104, Warrants to purchase an additional 10% of the securities offered in the IPO at an exercise price of 120% of the public offering price per unit. The Warrants are exercisable at any time during the four-year period commencing on the first anniversary date of the date of the IPO.

     Simultaneously with the consummation of the IPO, the Company will acquire all of the issued and outstanding capital stock of Solmecs in consideration for 499,701 shares of the Company's common stock issued to Bayou International, Ltd. ("Bayou"), the parent of Solmecs. The acquisition has been accounted for as a purchase. The excess of purchase price over fair value of assets acquired of $3,498,619, will be reflected as acquired research and development in process and fully expensed at the date of the acquisition. Solmecs, the operations of which are located in Israel, owns certain technologies developed by it in the past. The technologies of Solmecs and certain offshoots of such technologies are in various stages of development and include technologies that have begun to be commercialized as well as technologies that the Company believes will be ready for commercialization in the near future.


Note 3 -- STOCKHOLDER LOAN

     The loan does not bear interest. The maturity is the earlier of December 31, 1998 or the consummation of certain types of transactions that will provide proceeds of at least $3 million to the Company.


Note 4 -- STOCK CAPITAL

 a. Preferred Stock

     The Board of Directors has the authority, without further action by the stockholders, to issue up to one million shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, and the number of shares constituting any series or the designation of such series.

                            SCNV ACQUISITION CORP.

Note 4 -- STOCK CAPITAL  -- (Continued)

 b. 1997 Stock Option Plan

     In December 1997 the Board of Directors and stockholders of the Company adopted the 1997 Stock Option Plan (the "Plan"), pursuant to which 200,000 shares of common stock are reserved for issuance upon exercise of options. The Plan is designed to serve as an incentive for retaining qualified and competent employees, directors and consultants. Options granted under the Plan will be exercisable during the period or periods specified in each option agreement. Options granted under the Plan are not exercisable after the expiration of ten years from the date of grant (five years in the case of incentive stock options granted to a 10% stockholder) and are not transferable other than by will or by the laws of descent and distribution.

     As of the date of these financial statements, the Company has not granted any options under the Plan.

 c. Reverse Stock Split

     Subsequent to year-end, the Company effected a .7130438 for 1 reverse split of Common Stock. All share data for all periods presented have been retroactively restated, to give effect to this reverse stock split.

Note 5 -- GOING CONCERN

     As described in Note 2, the Company will acquire Solmecs and operate through it. As such, the Company is dependent upon the ability to raise resources to finance its operation, including the costs of continued research and development efforts, establishing manufacturing capabilities, market research and acquisition of intellectual property rights. Accordingly, the Company has signed a letter of intent with an underwriter with respect to the IPO, which should provide the Company with approximately $4.8 million. The Company believes that its cash resources augmented by the IPO will be sufficient to fund the Company's operation for at least 12 months following the consummation of the IPO.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of:
Solmecs Corporation N.V.

We have audited the accompanying consolidated balance sheet of Solmecs Corporation N.V. (a Netherlands Corporation) as of June 30, 1997, and the related consolidated statements of operations, changes in shareholders' deficiency and cash flows for the years ended June 30, 1997 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company and subsidiary as of June 30, 1997, and the results of their operations and their cash flows for the years ended June 30, 1997 and 1996, in conformity with accounting principles generally accepted in the United States.

As discussed further in Note 1, the Company has incurred substantial operating losses, and at June 30, 1997, the Company has an accumulated deficit of approximately $13.2 million and a shareholders' deficiency of approximately $5.3 million. The Company anticipates that it will continue to incur losses for some time. These factors, among others, as described in Note 1, create a substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.


                                        LUBOSHITZ, KASIERER & CO.
                                         Member of Arthur Andersen

Beer-Sheva, Israel
August 29, 1997

                           SOLMECS CORPORATION N.V.

                          CONSOLIDATED BALANCE SHEETS

                                                                      June 30           March 31
                                                                       1997               1998
                                                                 ----------------   ----------------
                            ASSETS                                                     (Unaudited)
CURRENT ASSETS
 Cash and cash equivalents ...................................    $      39,539      $       5,459
 Trade receivables ...........................................           32,267             33,377
 Other receivables and prepaid expenses (Note 3) .............           14,044             68,306
                                                                  -------------      -------------
      Total current assets ...................................           85,850            107,142
                                                                  -------------      -------------
FIXED ASSETS (Note 4)
 Cost ........................................................          164,292            244,116
 Less -- accumulated depreciation ............................         (126,459)          (126,938)
                                                                  -------------      -------------
                                                                         37,833            117,178
                                                                  -------------      -------------
      Total assets ...........................................    $     123,683      $     224,320
                                                                  =============      =============
               LIABILITIES AND SHAREHOLDERS' DEFICIENCY
CURRENT LIABILITIES
 Short-term borrowing (Note 5) ...............................    $          --      $     429,254
 Sundry payables and accrued expenses (Note 6) ...............          182,298            191,185
                                                                  -------------      -------------
      Total current liabilities ..............................          182,298            620,439
                                                                  -------------      -------------
LONG-TERM LIABILITIES
 Parent company (Note 7) .....................................        4,988,293          5,082,897
 Long-term loan (Note 8) .....................................          200,000            200,000
 Accrued severance pay (Note 9) ..............................           15,631             29,220
                                                                  -------------      -------------
      Total long-term liabilities ............................        5,203,924          5,312,117
                                                                  -------------      -------------
      Total liabilities ......................................        5,386,222          5,932,556
                                                                  -------------      -------------
COMMITMENTS AND CONTINGENCIES (Note 10)
SHAREHOLDERS' DEFICIENCY (Note 11)
 Share capital
   Preferred "A" shares of DFL 10 par value;
    authorized 1,200 shares; issued and
    outstanding 1,200 shares as of June 30, 1997
    and March 31, 1998 .......................................            6,154              6,154
   Common "B" shares of DFL 10 par value;
    authorized 23,800 shares; issued and
    outstanding 7,286 shares as of June 30,
    1997 and March 31, 1998 ..................................           48,028             48,028
 Share premium ...............................................        8,336,155          8,636,155
 Accumulated deficit .........................................      (13,152,876)       (13,898,573)
                                                                  -------------      -------------
      Total ..................................................       (4,762,539)        (5,208,236)
 Less -- Cost of shares of parent company (Note 12) ..........         (500,000)          (500,000)
                                                                  -------------      -------------
      Total shareholders' deficiency .........................       (5,262,539)        (5,708,236)
                                                                  -------------      -------------
      Total liabilities and shareholders' deficiency .........    $     123,683      $     224,320
                                                                  =============      =============



       The notes to the consolidated financial statements form an integral part thereof.

                           SOLMECS CORPORATION N.V.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                 For the                         For the
                                                               year ended                   nine months ended
                                                                 June 30                        March 31
                                                      -----------------------------   -----------------------------
                                                           1996            1997            1997            1998
                                                      -------------   -------------   -------------   -------------
                                                                                               (Unaudited)
REVENUES (Note 13)
 Sales ............................................    $   22,982      $   51,841      $   40,011      $    6,511
 Contract services ................................        52,075           5,435           2,900          32,365
                                                       ----------      ----------      ----------      ----------
      Total revenues ..............................        75,057          57,276          42,911          38,876
                                                       ----------      ----------      ----------      ----------
COSTS AND EXPENSES
 Research and development costs (Note 14) .........       347,318         276,259         219,595         187,143
 Cost of merchandise purchased ....................        17,420          48,638          37,337           5,257
 Cost of contract services performed by
   subcontractors .................................            --              --              --          26,056
 Marketing expenses (Note 15) .....................            --          42,906          14,508          73,234
 General and administrative expenses (Note 16).           323,614         220,313         163,263         190,589
                                                       ----------      ----------      ----------      ----------
      Total costs and expenses ....................       688,352         588,116         434,703         482,279
                                                       ----------      ----------      ----------      ----------
      Operating loss ..............................      (613,295)       (530,840)       (391,792)       (443,403)
FINANCING EXPENSES, NET ...........................      (300,069)       (390,484)       (282,143)       (301,239)
                                                       ----------      ----------      ----------      ----------
                                                         (913,364)       (921,324)       (673,935)       (744,642)
OTHER INCOME (EXPENSES), NET (1996 --
 Principally recovery of bad debt
   from related party) ............................        64,735              --              --          (1,055)
                                                       ----------      ----------      ----------      ----------
      Net loss ....................................    $ (848,629)     $ (921,324)     $ (673,935)     $ (745,697)
                                                       ==========      ==========      ==========      ==========
Net loss per common share .........................    $  (116.47)     $  (126.45)     $   (92.50)     $  (102.35)
                                                       ==========      ==========      ==========      ==========
Weighted average number of common
 shares outstanding ...............................         7,286           7,286           7,286           7,286
                                                       ==========      ==========      ==========      ==========



      The notes to the consolidated financial statements form an integral part thereof.

                           SOLMECS CORPORATION N.V.

                      CONSOLIDATED STATEMENTS OF CHANGES
                          IN SHAREHOLDERS' DEFICIENCY

                                                                                              Cost of Shares
                                   Preferred     Common        Share         Accumulated        of Parent
                                     Shares      Shares       Premium          Deficit           Company            Total
                                  -----------  ----------  -------------  -----------------  ---------------  ----------------
Balance as of July 1, 1995 .....     $6,154     $48,028     $7,626,155      $ (11,382,923)     $ (500,000)      $ (4,202,586)
Imputed interest on long-
 term loan from the parent
 company .......................         --          --        330,000                 --              --            330,000
Net loss for the year ended
 June 30, 1996 .................         --          --             --           (848,629)             --           (848,629)
                                     ------     -------     ----------      -------------      ----------       ------------
Balance as of June 30, 1996           6,154      48,028      7,956,155        (12,231,552)       (500,000)        (4,721,215)
Imputed interest on long-
 term loan from the parent
 company .......................         --          --        380,000                 --              --            380,000
Net loss for the year ended
 June 30, 1997 .................         --          --             --           (921,324)             --           (921,324)
                                     ------     -------     ----------      -------------      ----------       ------------
Balance as of June 30, 1997           6,154      48,028      8,336,155        (13,152,876)       (500,000)        (5,262,539)
Imputed interest on long-
 term loan from the parent
 company .......................         --          --        300,000                 --              --            300,000
Net loss for the nine months
 ended March 31, 1998
 (unaudited) ...................         --          --             --           (745,697)             --           (745,697)
                                     ------     -------     ----------      -------------      ----------       ------------
Balance as of March 31,
 1998 (unaudited) ..............     $6,154     $48,028     $8,636,155      $ (13,898,573)     $ (500,000)      $ (5,708,236)
                                     ======     =======     ==========      =============      ==========       ============

      The notes to the consolidated financial statements form an integral part thereof.

                           SOLMECS CORPORATION N.V.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                      For the                           For the
                                                                    year ended                     nine months ended
                                                                      June 30                          March 31
                                                          -------------------------------   -------------------------------
                                                               1996             1997             1997             1998
                                                          --------------   --------------   --------------   --------------
                                                                                                      (Unaudited)
CASH FLOWS FROM OPERATING
 ACTIVITIES
 Net loss .............................................     $ (848,629)      $ (921,324)      $ (673,935)      $ (745,697)
 Adjustments to reconcile net loss to net cash used in
   operating activities (see below) ...................        243,762          380,534          252,348          238,471
                                                            ----------       ----------       ----------       ----------
    Net cash used in operating activities .............       (604,867)        (540,790)        (421,587)        (507,226)
                                                            ----------       ----------       ----------       ----------
CASH FLOWS FROM INVESTING
 ACTIVITIES
 Investment in equipment ..............................         (5,671)          (3,853)          (3,853)         (56,671)
 Short-term investment ................................         35,000               --               --               --
 Proceeds from sale of fixed assets ...................         15,813               --               --            5,959
                                                            ----------       ----------       ----------       ----------
    Net cash provided by (used in) investing
      activities ......................................         45,142           (3,853)          (3,853)         (50,712)
                                                            ----------       ----------       ----------       ----------
CASH FLOWS FROM FINANCING
 ACTIVITIES
 Short-term borrowings, net ...........................       (151,640)              --               --          429,254
 Increase in liability to parent company ..............        721,077          526,946          436,946           94,604
                                                            ----------       ----------       ----------       ----------
    Net cash provided by financing activities .........        569,437          526,946          436,946          523,858
                                                            ----------       ----------       ----------       ----------
INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS ..........................................          9,712          (17,697)          11,506          (34,080)
CASH AND CASH EQUIVALENTS AT BEGINNING
 OF PERIOD ............................................         47,524           57,236           57,236           39,539
                                                            ----------       ----------       ----------       ----------
CASH AND CASH EQUIVALENTS AT END OF
 PERIOD ...............................................     $   57,236       $   39,539       $   68,742            5,459
                                                            ==========       ==========       ==========       ==========
ADJUSTMENTS TO RECONCILE NET LOSS TO
 NET CASH USED IN OPERATING ACTIVITIES
 Items not involving cash flows:
   Imputed interest on long-term loan from the parent
    company ...........................................        330,000          380,000          277,000          300,000
   Depreciation .......................................         10,515            9,364            7,071            8,577
   Severance pay ......................................         (8,524)         (10,779)          (6,810)          13,589
   Gain on sale of equipment ..........................         (4,735)              --               --            1,055
 Changes in operating assets and liabilities:
   Decrease (increase) in receivables and prepaid
    expenses ..........................................         19,738           (4,697)          (1,767)         (55,372)
   Increase (decrease) in sundry payables and accrued
    expenses ..........................................       (103,232)           6,646          (23,146)         (29,378)
                                                            ----------       ----------       ----------       ----------
                                                            $  243,762       $  380,534          252,348       $  238,471
                                                            ==========       ==========       ==========       ==========

      The notes to the consolidated financial statements form an integral part thereof.

                           SOLMECS CORPORATION N.V.

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

        Information as of March 31, 1998 and for the nine months ended
                     March 31, 1998 and 1997, is unaudited

Note 1 -- GENERAL

     A. The Company, a registered company in the Dutch Antilles, is a wholly owned subsidiary of Bayou International Ltd., (the "parent company") a publicly traded corporation in the United States.

     The Company is engaged, through its subsidiary, Solmecs (Israel) Ltd., in the research and development of energy conversion systems, the provision of contract services, and the sale of advanced photo-voltaic cells.

     B. The financial statements of the Company have been prepared in U.S. dollars, as the Company's revenues are determined principally in U.S. dollars and its primary source of financing is received in U.S. dollars. Thus, the functional currency of the Company is the U.S. dollar.

     Transactions and balances denominated in U.S. dollars are presented at their original amounts. Transactions and balances in other currencies are remeasured into U.S. dollars in accordance with principles identical to those set forth in Statement No. 52 of the Financial Accounting Standards Board of the United States.

     Exchange gains and losses from the aforementioned remeasurement are reflected in the statement of operations. The representative rate of exchange at March 31, 1998, was U.S.$ 1.00 = 3.597 New Israeli Shekel ("NIS") (1997 - NIS 3.361) and at June 30, 1997, was U.S.$1.00 = NIS 3.587 (1996 - NIS 3.203).

     C. The Company has incurred substantial operating losses and at March 31, 1998, has an accumulated deficit of approximately $13,899,000. At March 31, 1998, the Company's working capital deficiency and shareholders' deficiency amounted to approximately $513,000 and $5,708,000, respectively. The Company is not generating sufficient revenues from its operations to fund its activities and anticipates that it will continue to incur losses for some time. The Company is continuing its efforts in systems development which will require substantial additional expenditures.

     The parent company has historically provided the financing necessary for the Company's operations and the Company's ability to continue as a going concern is dependent on obtaining such financing from the parent company or from other sources. There is no assurance that the Company will be able to obtain such financing in the future.

     D. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     E. Unaudited Information -- The financial statements include the unaudited balance sheet as of March 31, 1998, and statements of operations and cash flows for the nine month periods ended March 31, 1997 and 1998. This unaudited information has been prepared by the Company on the same basis as the audited consolidated financial statements and in management's opinion, reflects all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial information in accordance with generally accepted accounting principles for the periods presented. Operating results for the nine month period ended March 31, 1998 is not necessarily indicative of the results that may be expected for the year ending June 30, 1998.


Note 2 -- SIGNIFICANT ACCOUNTING POLICIES

     The financial statements have been prepared in conformity with generally accepted accounting principles in the United States. The significant accounting policies followed in the preparation of the financial statements, applied on a consistent basis, are:

                           SOLMECS CORPORATION N.V.

        Information as of March 31, 1998 and for the nine months ended
                     March 31, 1998 and 1997, is unaudited

Note 2 -- SIGNIFICANT ACCOUNTING POLICIES  -- (Continued)

     A. PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. Material intercompany balances and transactions have been eliminated in consolidation.

     B. CASH EQUIVALENTS

     Cash equivalents include deposits, the maturity of which, as of the date of deposit, does not exceed three months.

     C. FIXED ASSETS

     Fixed assets are stated at cost less accumulated depreciation. Depreciation is computed by the straight-line method over the estimated useful lives of the assets, ranging from five to fifteen years. Leasehold improvements are amortized over the period of the lease.

     D. REVENUE RECOGNITION

     Revenues from sales of merchandise are recognized upon shipment.

     Revenues from contract services are recognized as the work is performed, according to contract benchmarks.

     At the end of each period presented, the balance of trade receivables is comprised mainly of a few customers, and accordingly no allowance for doubtful accounts is considered necessary.

     E. RESEARCH AND DEVELOPMENT COSTS

     Research and development costs are charged to operations as incurred.

     F. EARNINGS (LOSS) PER SHARE

     Earnings (loss) per share is computed based on the weighted average number of ordinary shares outstanding during each period. Earnings are adjusted for noncumulative dividends on preferred shares only if such dividends have been declared.

Note 3 -- OTHER RECEIVABLES AND PREPAID EXPENSES

                                                             June 30    March 31
                                                               1997       1998
                                                            ---------  ---------
          Advance payments to suppliers ..................   $ 4,528    $   158
          Value Added Tax refundable .....................     1,990     14,931
          Grants receivable from the State of Israel .....     3,067      5,655
          Prepaid expenses ...............................     2,826     45,152
          Other ..........................................     1,633      2,410
                                                             -------    -------
                                                             $14,044    $68,306
                                                             =======    =======

                           SOLMECS CORPORATION N.V.

        Information as of March 31, 1998 and for the nine months ended
                     March 31, 1998 and 1997, is unaudited

Note 4 -- FIXED ASSETS

                                                      June 30       March 31
                                                       1997           1998
                                                   ------------   ------------
       Cost
        Computers and office equipment .........      134,719        159,717
        Motor vehicles .........................       29,573         40,488
        Leasehold improvements .................           --         43,911
                                                      -------        -------
                                                      164,292        244,116
                                                      -------        -------
       Accumulated depreciation
        Computers and office equipment .........      114,289        117,966
        Motor vehicles .........................       12,170          7,904
        Leasehold improvements .................           --          1,068
                                                      -------        -------
                                                      126,459        126,938
                                                      -------        -------
        Net book value .........................       37,833        117,178
                                                      =======        =======
       Principal annual depreciation rates:
        Computers and office equipment .........            7%             7%
        Motor vehicles .........................           15%            15%
        Leasehold improvements .................           20%            20%


Note 5 -- SHORT-TERM BORROWING

                                                                      Interest    June 30    March 31
                                                                        Rate        1997       1998
                                                                     ----------  ---------  ----------
       Banks in shekels unlinked ..................................  16.7%          $ --     $ 91,354
       Unsecured loans from private institution in U.S. dollars (*)   8.0%            --      337,900
                                                                                    ----     --------
                                                                                    $ --      429,254
                                                                                    ====     ========

(*) The maturity is the earlier of June 30, 1998, or the consummation of a transaction or financing that will provide proceeds of at least $3 million to the Company.

Note 6 -- SUNDRY PAYABLES AND ACCRUED EXPENSES

                                                                 June 30       March 31
                                                                   1997          1998
                                                               -----------   -----------
       Ben-Gurion University for services rendered .........    $ 86,801      $ 86,801
       Payroll and related expenses ........................      50,357        36,764
       Accrued expenses ....................................      20,194        13,664
       Suppliers ...........................................       3,280        40,727
       Advance from customer ...............................      16,767            --
       Other ...............................................       4,899        13,229
                                                                --------      --------
                                                                $182,298      $191,185
                                                                ========      ========

Note 7 -- PARENT COMPANY

     The loan from the parent company does not bear interest. Maturity dates have not yet been determined, however the parent company has notified the Company that it will not call the loan before April 1, 1999.

     Imputed interest at a rate of 8% per annum was charged and reflected in the statement of operations, and is presented as additional share premium.

                           SOLMECS CORPORATION N.V.

        Information as of March 31, 1998 and for the nine months ended
                     March 31, 1998 and 1997, is unaudited

Note 8 -- LONG-TERM LOAN

     The long-term loan is interest free. The date of repayment has not yet been determined.

Note 9 -- SEVERANCE PAY

     The subsidiary's obligation in Israel in respect of severance pay to employees is covered by insurance policies. The amounts on deposit with the insurance companies are not under the control or management of the subsidiary, and therefore, such amounts and the related liability are not reflected in the balance sheet.

     The accrual in the balance sheet represents the unfunded portion of the severance obligation.

Note 10 -- COMMITMENTS AND CONTINGENCIES

     A. Royalties -- BGU

     In accordance with an agreement dated November 5, 1981, between the Company, Ben-Gurion University and B.G. Negev Technology and Applications Ltd.
(BGU), the subsidiary in Israel is conducting research and development projects on the campus of Ben-Gurion University in consideration for a fee for the use of the facilities. The Company owns the patents connected with these projects and agreed to pay royalties to BGU at the rate of 1.725% on sales of products and at the rate of 11.5% on income from licensing fees.

     The Company also agreed to assume the obligation of BGU to pay royalties to the Ministry of National Infrastructure on products developed from these R&D projects for its participation in the research and development costs of BGU. The royalties are to be paid at the rate of 1% on sales of products and at the rate of 5% on income from licensing fees. As of March 31, 1998, this liability amounted to approximately $318,000 (including linkage to the Consumer Price Index and interest at 4% per annum). Subsequent to the repayment of the liability, the Company is to pay royalties to the Ministry of National Infrastructure at a reduced rate of 0.3% on sales of products and at the rate of 2% on income from licensing fees.

     Through March 31, 1998, there were no sales or income on which royalties were payable to BGU and the Ministry of National Infrastructure.

     B. International Lead Zinc Research Organization (ILZRO)

     In connection with a research contract with ILZRO, the subsidiary agreed to pay ILZRO a fee for any lead used in future production by the subsidiary. The total fee commitment is limited to $ 1,864,000. Through March 31, 1998, the subsidiary has not used any lead for which it is required to pay fees.

     C. Chief Scientist of the Government of Israel

     For the period from 1981 to 1991, the subsidiary received participations from the Chief Scientist of $2,274,420 towards the cost of a research and development project. In return, the subsidiary is required to pay royalties at the rate of 2% of sales of know-how or products derived from the project. Through March 31, 1998, there were no sales on which royalties were payable.

     D. Royalties and Licensing Fees

     In January 1998 an agreement was signed between the subsidiary and a party which had participated in the development of a certain product. In this agreement, the subsidiary undertook to pay royalties as a certain percentage of sales and a certain percentage of revenues from licensing fees. As of March 31, 1998, no sales had been made for which royalties would be payable.

     E. Lease Agreement

     On October 28, 1997, the subsidiary entered into a lease agreement of premises for a period of two years ending November 1999 for an annual rent of $41,000. The Company has a renewal option for an additional three years.

                           SOLMECS CORPORATION N.V.

        Information as of March 31, 1998 and for the nine months ended
                     March 31, 1998 and 1997, is unaudited

Note 10 -- COMMITMENTS AND CONTINGENCIES  -- (Continued)


     F. Letter of Intent

     In September 1997 the subsidiary signed a letter of intent in which it agreed to cooperate with another party in establishing a jointly owned entity for the development of certain technology. The other party will be responsible for providing financing of the jointly owned entity. As of March 31, 1998, the subsidiary had received $10,000 from the other party as participation in the costs of technology development.

     G. Performance Guarantee

     The subsidiary is contingently liable for a contract performance guarantee issued by a bank in favor of a customer in the amount of $20,000.

     H. Lien

     Subsequent to balance sheet date, in connection with a credit line provided by a bank, the subsidiary recorded in favor of the bank, in an unlimited amount, a fixed charge on the subsidiary's uncalled share capital and its goodwill and a floating charge on all its present and future acquired property and rights. As of May 1998, the bank had provided the subsidiary with a credit line of approximately $270,000.

Note 11 -- SHARE CAPITAL

     The preferred "A" shares are entitled to a 5% non-cumulative dividend. All other rights of the preferred shares are identical to those of the common "B" shares.

Note 12 -- INVESTMENT IN SHARES OF PARENT COMPANY

     The Company owns 50,000 shares of its parent company, the investment in which is stated at cost. The fair market value of the shares as of March 31, 1998, is approximately $6,250.


Note 13 -- REVENUES

                                                                  For the nine
                                                For the year         months
                                                ended June 30    ended March 31
                                               ---------------   --------------
                                                1996     1997     1997     1998
                                                  %        %        %       %
                                               ------   ------   ------   -----
Revenues by geographic areas are as follows:
 United States .............................     69       --       --       --
 Israel ....................................     31      100      100      100
                                                 --      ---      ---      ---
                                                100      100      100      100
                                                ===      ===      ===      ===
Sales to single customers exceeding 10%:
 Customer A ................................     69       --       --       --
 Customer B ................................     --       60       73       --
 Customer C ................................     --       31       18        9
 Customer D ................................     16       --        3       --
 Customer E ................................     --       --       --       73

                           SOLMECS CORPORATION N.V.

        Information as of March 31, 1998 and for the nine months ended
                     March 31, 1998 and 1997, is unaudited

Note 14 -- RESEARCH AND DEVELOPMENT COSTS

                                                                For the year               For the nine months
                                                                ended June 30                ended March 31
                                                         ---------------------------   ---------------------------
                                                             1996           1997           1997           1998
                                                         ------------   ------------   ------------   ------------
Salaries and related expenses (after deduction of
 immigrant absorption grant as follows March 31,
 1998 - $5,711; 1997 - $9,846; June 30, 1997 -
 $17,854; 1996 - none)................................    $ 275,939      $ 219,642      $ 165,633      $ 144,322
Materials ............................................        8,157          6,187          6,187          1,957
Subcontractors .......................................       10,337         18,285         20,003         11,373
Consultants ..........................................       26,049          9,074          2,624          6,631
Fee for use of facilities ............................       13,200         13,711          9,900         17,127
Depreciation .........................................           --             --             --          1,481
Other ................................................       13,636          9,360         15,248         14,252
                                                          ---------      ---------      ---------      ---------
                                                            347,318        276,259        219,595        197,143
Less -- participation in technology development (*).             --             --             --        (10,000)
                                                          ---------      ---------      ---------      ---------
                                                          $ 347,318      $ 276,259      $ 219,595      $ 187,143
                                                          =========      =========      =========      =========

(*) See Note 10F.

Note 15 -- MARKETING EXPENSES

                                                For the                For the nine
                                               year ended              months ended
                                                June 30                  March 31
                                          --------------------   -------------------------
                                           1996        1997          1997          1998
                                          ------   -----------   -----------   -----------
Salaries and related expenses .........    $ --     $     --      $     --      $  29,155
Market research .......................      --       22,514         9,100         15,814
Foreign travel ........................      --       17,614         2,517         36,880
Publications ..........................      --        2,778         2,891            490
Other .................................      --           --            --          4,895
                                           ----     --------      --------      ---------
                                             --       42,906        14,508         87,234
Less -- government grants .............      --           --            --        (14,000)
                                           ----     --------      --------      ---------
                                           $ --     $ 42,906      $ 14,508      $  73,234
                                           ====     ========      ========      =========

                           SOLMECS CORPORATION N.V.

        Information as of March 31, 1998 and for the nine months ended
                     March 31, 1998 and 1997, is unaudited

Note 16 -- GENERAL AND ADMINISTRATIVE EXPENSES

                                                   For the                   For the nine
                                                  year ended                 months ended
                                                   June 30                     March 31
                                          --------------------------   -------------------------
                                              1996           1997          1997          1998
                                          ------------   -----------   -----------   -----------
Salaries and related expenses .........    $ 136,689      $  88,133     $  64,962     $  98,530
Professional fees .....................       38,054         43,820        35,942        28,100
Consulting fees .......................       31,438            822           262         1,314
Rent fee ..............................       11,483          3,614         4,061        10,953
Vehicle maintenance ...................       29,528         11,686        10,732        15,568
Communications ........................       30,730         23,032        18,837        15,292
Foreign travel ........................       13,956          9,143         1,238            --
Depreciation ..........................       10,515          9,364         7,071         7,096
Other .................................       21,221         30,699        20,158        13,736
                                           ---------      ---------     ---------     ---------
                                           $ 323,614      $ 220,313     $ 163,263     $ 190,589
                                           =========      =========     =========     =========

Note 17 -- TAXES ON INCOME

     A. The Company has carryforward losses of approximately $2.4 million as of June 30, 1997, which expire in the years 1998-2002. Due to the uncertainty as to realization of these losses, a valuation allowance for the entire amount of the tax benefit has been recorded.

     B. The subsidiary in Israel is subject to the Income Tax Law (Inflationary Adjustments), 1985, which measures income on the basis of changes in the Israeli Consumer Price Index. For tax purposes, the subsidiary reports on a December 31 year-end.

     The carryforward losses of the subsidiary for tax purposes as of December 31, 1997, are approximately $315,000. In addition, research and development expenses in the approximate amount of $698,000 will be deductible for tax purposes upon recognition of income derived from the R&D project. Due to the uncertainty as to realization, a valuation allowance of approximately $365,000 has been recorded.

     The subsidiary has received final income tax assessments through December 31, 1995.

                        PRO FORMA FINANCIAL INFORMATION

The following Pro Forma Consolidated Financial Statements as of March 31, 1998 and for the year ended June 30, 1997 and the nine months ended March 31, 1998 have been prepared to reflect the combined financial position and the results of SCNV Acquisition Corp. (the "Company") and Solmecs Corporation N.V. and its subsidiaries ("Solmecs"), as if the Combination, described in Note 1, had been effective as of March 31, 1998, July 1, 1996 and July 1, 1997, respectively. The acquisition of Solmecs has been accounted for as a purchase and the excess of purchase price over fair value of assets acquired of $3,498,619, will be reflected as acquired research and development in process and fully expensed at the date of the acquisition. The pro forma financial information is unaudited and not necessarily indicative of the consolidated results which actually would have occurred if the Combination had been consummated at the beginning of the periods presented, nor does it purport to represent the future financial position and results of operations for future periods.

                            SCNV ACQUISITION CORP.
                     PRO FORMA CONSOLIDATED BALANCE SHEET
                                March 31, 1998
                                  (Unaudited)

                                                  SCNV           Solmecs
                                              Acquisition      Corporation
                                                 Corp.            N.V.
                                             -------------------------------
ASSETS
CURRENT ASSETS
 Cash and cash equivalents ................     $     --     $        5,459
 Trade receivables ........................           --             33,377
 Deferred public offering costs ...........      266,200                 --
 Other receivables and prepaid
   expenses ...............................           --             68,306
                                                --------     --------------
   Total current assets ...................      266,200            107,142
                                                --------     --------------
EQUIPMENT
 Cost .....................................           --            244,116
 Less -- accumulated depreciation .........           --           (126,938)
                                                --------     --------------
                                                      --            117,178
                                                --------     --------------
 Total assets .............................     $266,200     $      224,320
                                                ========     ==============
LIABILITIES AND
STOCKHOLDERS' DEFICIENCY
CURRENT LIABILITIES
 Short-term borrowing (mainly from
   stockholder) ...........................     $110,108     $      429,254
 Sundry payables ..........................       40,000            177,521
 Accrued expenses .........................      108,500             13,664
                                                --------     --------------
   Total current liabilities ..............      258,608            620,439
                                                --------     --------------
LONG-TERM LIABILITIES
 Stockholders' loans ......................           --          5,082,897
 Long-term loan ...........................           --            200,000
 Accrued severance pay ....................           --             29,220
                                                --------     --------------
   Total long-term liabilities ............           --          5,312,117
                                                --------     --------------
   Total liabilities ......................      258,608          5,932,556
                                                --------     --------------
STOCKHOLDERS' DEFICIENCY
 Share capital ............................        5,413             54,182
 Share premium ............................        2,179          8,636,155
 Accumulated deficit ......................           --        (13,898,573)
                                                --------     --------------
   Total stockholders' deficiency .........        7,592         (5,208,236)
                                                --------     --------------
 Less -- Cost of shares of parent com-
   pany ...................................           --           (500,000)
                                                --------     --------------
   Total stockholders' deficiency .........        7,592         (5,708,236)
                                                --------     --------------
   Total liabilities and stockholders
    deficiency ............................     $266,200     $      224,320
                                                ========     ==============

                                                           Pro Forma                     Pro Forma
                                                          Adjustments                      SCNV
                                                                                     Acquisition Corp.
                                                    --------------------------------------------------
ASSETS
CURRENT ASSETS
 Cash and cash equivalents ................         $               --                $       5,459
 Trade receivables ........................                         --                       33,377
 Deferred public offering costs ...........                         --                      266,200
 Other receivables and prepaid
   expenses ...............................                    (40,000)  2(f)                28,306
                                                    ------------------                -------------
   Total current assets ...................                    (40,000)                     333,342
                                                    ------------------                -------------
EQUIPMENT
 Cost .....................................                         --                      244,116
 Less -- accumulated depreciation .........                         --                     (126,938)
                                                    ------------------                -------------
                                                                    --                      117,178
                                                    ------------------                -------------
 Total assets .............................         $          (40,000)               $     450,520
                                                    ==================                =============
LIABILITIES AND
STOCKHOLDERS' DEFICIENCY
CURRENT LIABILITIES
 Short-term borrowing (mainly from
   stockholder) ...........................         $               --                $     539,362
 Sundry payables ..........................                    (40,000)  2(f)               177,521
 Accrued expenses .........................                         --                      122,164
                                                    ------------------                -------------
   Total current liabilities ..............                    (40,000)                     839,047
                                                    ------------------                -------------
LONG-TERM LIABILITIES
 Stockholders' loans ......................                 (5,082,897)  2(c)                    --
 Long-term loan ...........................                         --                      200,000
 Accrued severance pay ....................                         --                       29,220
                                                    ------------------                -------------
   Total long-term liabilities ............                 (5,082,897)                     229,220
                                                    ------------------                -------------
   Total liabilities ......................                 (5,122,897)                   1,068,267
                                                    ------------------                -------------
STOCKHOLDERS' DEFICIENCY
 Share capital ............................                    (49,185)  2(a),2(e)           10,410
 Share premium ............................                 (5,767,872)  2(a),2(e)        2,870,462
 Accumulated deficit ......................                 10,399,954   2(b)-2(e)       (3,498,619)
                                                    ------------------                -------------
   Total stockholders' deficiency .........                  4,582,897                     (617,747)
                                                    ------------------                -------------
 Less -- Cost of shares of parent com-
   pany ...................................                    500,000   2(d)                    --
                                                    ------------------                -------------
   Total stockholders' deficiency .........                  5,082,897                     (617,747)
                                                    ------------------                -------------
   Total liabilities and stockholders
    deficiency ............................         $          (40,000)               $     450,520
                                                    ==================                =============

      The accompanying notes and management's assumptions to the pro forma consolidated financial statements are an integral part of this statement.

                            SCNV ACQUISITION CORP.

                PRO FORMA CONSOLIDTED STATEMENTS OF OPERATIONS
                                  (Unaudited)

                                                           For the year ended
                                                             June 30, 1997
                                           --------------------------------------------------
                                                                                  Pro Forma
                                              Solmecs                                SCNV
                                            Corporation         Pro Forma        Acquisition
                                                N.V.           Adjustments          Corp.
                                           -------------  --------------------  -------------
REVENUES
 Sales ..................................   $   51,841       $         --        $   51,841
 Contract services ......................        5,435                 --             5,435
                                            ----------       ------------        ----------
     Total revenues .....................       57,276                 --            57,276
                                            ----------       ------------        ----------
COSTS AND EXPENSES
 Research and development costs .........      276,259                 --           276,259
 Cost of merchandise purchased ..........       48,638                 --            48,638
 Cost of services provided by
  subcontractors ........................           --                 --                --
 Marketing expenses .....................       42,906                 --            42,906
 General and administrative expenses .         220,313            120,000 (2g)      340,313
                                            ----------       ------------        ----------
     Total costs and expenses ...........      588,116            120,000           708,116
                                            ----------       ------------        ----------
     Operating loss .....................     (530,840)          (120,000)         (650,840)
FINANCING EXPENSES, NET .................     (390,484)           380,000 (2h)      (10,484)
                                            ----------       ------------        ----------
                                              (921,324)           260,000          (661,324)
Other expenses, net .....................           --                 --                --
                                            ----------       ------------        ----------
     Net loss ...........................   $ (921,324)      $    260,000        $ (661,324)
                                            ==========       ============        ==========
Pro Forma Net loss per share ............                                        $    (0.64)
                                                                                 ==========
Weighted average number of shares
 outstanding ............................                                         1,041,044
                                                                                 ==========
                                                       For the nine months ended
                                                             March 31, 1998
                                           --------------------------------------------------
                                                                                  Pro Forma
                                              Solmecs                               SCNV
                                            Corporation        Pro Forma         Acquisition
                                                N.V.          Adjustments           Corp.
                                           -------------  -------------------  --------------
REVENUES
 Sales ..................................   $    6,511      $         --         $    6,511
 Contract services ......................       32,365                --             32,365
                                            ----------      ------------         ----------
     Total revenues .....................       38,876                --             38,876
                                            ----------      ------------         ----------
COSTS AND EXPENSES
 Research and development costs .........      187,143                --            187,143
 Cost of merchandise purchased ..........        5,257                --              5,257
 Cost of services provided by
  subcontractors ........................       26,056                --             26,056
 Marketing expenses .....................       73,234                --             73,234
 General and administrative expenses ....      190,589            90,000 (2g)       280,589
                                            ----------      ------------         ----------
     Total costs and expenses ...........      482,279            90,000            572,279
                                            ----------      ------------         ----------
     Operating loss .....................     (443,403)          (90,000)          (533,403)
FINANCING EXPENSES, NET .................     (301,239)          300,000 (2h)        (1,239)
                                            ----------      ------------         ----------
                                              (744,642)          210,000           (534,642)
Other expenses, net .....................       (1,055)               --             (1,055)
                                            ----------      ------------         ----------
     Net loss ...........................   $ (745,697)     $    210,000         $ (535,697)
                                            ==========      ============         ==========
Pro Forma Net loss per share ............                                        $    (0.51)
                                                                                 ==========
Weighted average number of shares
 outstanding ............................                                         1,041,044
                                                                                 ==========

      The accompanying notes and management's assumptions to the pro forma consolidated financial statements are an integral part of these statements.

                            SCNV ACQUISITION CORP.

                     NOTES AND MANAGEMENT'S ASSUMPTIONS TO
                  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

         As of March 31, 1998 and for the year ended June 30, 1997 and for the nine months ended March 31, 1998


1. Basis of Presentation

     SCNV Acquisition Corp. (the "Company) was organized under the laws of the State of Delaware on May 19, 1997, to raise equity capital, acquire Solmecs Corporation N.V. ("Solmecs") and select, develop and commercially exploit proprietary technologies, in various stages of development, invented primarily by scientists who have recently immigrated to Israel from, and by scientists and institutions in Russia and other countries that formerly comprised the Soviet Union. In furtherance of these goals, the Company entered, on June 19, 1997, into a letter of intent with an underwriter to pursue an Initial Public Offering of its common stock (the "IPO"). Simultaneously with the consummation of the IPO, the Company will acquire all of the issued and outstanding capital stock of Solmecs in consideration for 499,701 shares of the Company's common stock issued to Bayou International, Ltd. ("Bayou"), the parent of Solmecs. The acquisition has been accounted for as a purchase. The excess of purchase price over fair value of assets acquired of $3,498,619, will be reflected as acquired research and development in process and fully expensed at the date of the acquisition.

     The accompanying unaudited pro forma financial statements data reflects the combined financial position and the results of the Company and Solmecs as if the Combination had been effective as of March 31, 1998, July 1, 1996 and July 1, 1997, respectively, without giving effect to the IPO.

     This pro forma financial statement should be read in conjunction with the historical financial statements and notes thereto of the Company as of March 31, 1998 (unaudited) and the financial statements of Solmecs as of June 30, 1997 and as of March 31, 1998 (unaudited). In management's opinion, all material adjustments necessary to reflect the effects of the Combination have been made.

     The unaudited pro forma consolidated statements of operations is not necessarily indicative of what actual results of operations of the Company would have been assuming the Combination had been completed as of July 1, 1996 and July 1, 1997, respectively, nor is it necessarily indicative of the results of operations for future periods.


2. Adjustments to Pro Forma Consolidated Financial Statements

     The adjustments were made in order to reflect:

     (a) The acquisition of Solmecs in consideration for 499,701 shares of the Company's common stock issued to Bayou for a purchase price of $2,873,280.

     (b) One-time write-off of acquired research and development in process of $3,498,619.

     (c) The forgiveness by Bayou of a loan to Solmecs of $5,082,897.

     (d) The return of Bayou's shares held by Solmecs, amounted to $500,000.

     (e) Consolidation of the Company's financial statements with Solmecs financial statements.

     (f) The elimination of inter-companies balances.

     (g) The payment of approximately $120,000 (approximately $30,000 per quarter) to officers in accordance with employment agreements.

     (h) The elimination of imputed interest on the forgiven Bayou loan.

================================================================================
       No dealer, sales person or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Underwriter.
This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this Prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or is unlawful. The delivery of this Prospectus shall not, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

                     -----------------------------------

                               TABLE OF CONTENTS

                                                Page
                                             ---------
Prospectus Summary .......................        3
The Company ..............................        8
Risk Factors .............................       11
Use of Proceeds ..........................       19
Dilution .................................       20
Capitalization ...........................       21
Selected Financial Data ..................       22
Management's Discussion and Analysis of
   Financial Condition and Results of
   Operations ............................       23
Business .................................       27
Management ...............................       36
Principal Stockholders ...................       39
Certain Transactions .....................       40
Conditions in Israel .....................       41
Description of Securities ................       42
Shares Eligible for Future Sale ..........       44
Certain Tax Considerations ...............       45
Underwriting .............................       48
Experts ..................................       50
Legal Matters ............................       50
Additional Information ...................       50
Index to Financial Statements ............      F-1

                     -----------------------------------

       Until    , 1998 (90 days after the date of this Prospectus), all dealers effecting transactions in the securities offered hereby, whether or not participating in this distribution may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================

================================================================================

                                1,041,044 Units



                               SCNV ACQUISITION
                                     CORP.




                       1,041,044 Shares of Common Stock
                                      and
                        Class A Redeemable Warrants to
                                   Purchase
                       1,041,044 Shares of Common Stock






                               ------------------


                                  PROSPECTUS


                               ------------------





                             Patterson Travis, Inc.



                                         , 1998


================================================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law (the "DGCL") contains the provisions entitling the Registrant's directors and officers to indemnification from judgments, fines, amounts paid in settlement, and reasonable expenses (including attorney's fees) as the result of an action or proceeding in which they may be involved by reason of having been a director or officer of the Registrant. In its Certificate of Incorporation, the Registrant has included a provision that limits, to the fullest extent now or hereafter permitted by the DGCL, the personal liability of its directors to the Registrant or its stockholders for monetary damages arising from a breach of their fiduciary duties as directors. Under the DGCL as currently in effect, this provision limits a director's liability except where such director (i) breaches his duty of loyalty to the Registrant or its stockholders, (ii) fails to act in good faith or engages in intentional misconduct or a knowing violation of law, (iii) authorizes payment of an unlawful dividend or stock purchase or redemption as provided in Section 174 of the DGCL, or (iv) obtains an improper personal benefit. This provision does not prevent the Registrant or its stockholders from seeking equitable remedies, such as injunctive relief or rescission. If equitable remedies are found not to be available to stockholders in any particular case, stockholders may not have any effective remedy against actions taken by directors that constitute negligence or gross negligence.

     The Certificate of Incorporation also includes provisions to the effect that (subject to certain exceptions) the Registrant shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify, and upon request shall advance expenses to, any director or officer to the extent that such indemnification and advancement of expenses is permitted under such law, as may from time to time be in effect. In addition, the By-Laws require the Registrant to indemnify, to the full extent permitted by law, any director, officer, employee or agent of the Registrant for acts which such person reasonably believes are not in violation of the Registrant's corporate purposes as set forth in the Certificate of Incorporation. At present, the DGCL provides that, in order to be entitled to indemnification, an individual must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Registrant's best interests.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to any charter provision, by-law, contract, arrangement, statute or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. See Item 28.


Item 25. Other Expenses of Issuance and Distribution.

     The estimated expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered (other than underwriting discounts and commissions and the Underwriter's Non-Accountable Expense Allowance) are as follows:

       Securities and Exchange Commission registration fee ...............   $  5,203.72
       NASD filing fee ...................................................      2,263.99
       Printing and engraving expenses ...................................     40,000.00
       Legal fees and expenses ...........................................    245,000.00
       Accounting fees and expenses ......................................    150,000.00
       Blue sky fees and expenses (including legal fees) .................     50,000.00
       Transfer agent, warrant agent and registrar fees and expenses .....      2,500.00
       Miscellaneous .....................................................      5,452.29
                                                                             -----------
           Total .........................................................   $500,420.00
                                                                             ===========

Item 26. Recent Sale of Unregistered Securities

     Set forth below is information as to securities of the Registrant sold within the past three years which were not registered under the Securities Act of 1933, as amended (the "Act"). In connection with such sales, the Registrant relied upon the exemption from registration provided by Section 4(2) of the Act. The Company made a determination that each of the purchasers was a sophisticated investor. The purchasers in such private offerings represented their intention to acquire the securities for investment only and not with a view to distribution thereof. All purchasers had adequate access, through their employment or other relationships to sufficient information about the Registrant to make an informed investment decision.

     In May 1997 the Company issued 145,746 shares of Common Stock, 83,284 shares of Common Stock and 312,313 shares of Common Stock to HB Research Corp., Emmanuel Althaus, and Batei Sefer Limlacha, respectively, for nominal consideration.


Item 27. Exhibits.

 Exhibit Number   Description
        *1.1      Form of Underwriting Agreement.
        *1.2      Form of Selected Dealer Agreement.
        *3.1      Certificate of Incorporation of the Registrant.
        *3.3      Bylaws of the Registrant.
         4.1      Form of Registrant's Common Stock Certificate.
        *4.2      Form of Public Warrant Agreement among the Registrant and American Stock
                  Transfer & Trust Company, as Warrant Agent.
         4.3      Form of Registrant's Public Warrant Certificate.
         4.4      Form of Registrants Unit Certificate.
        *4.5      Form of Underwriter's Unit Purchase Option.
        *5.1      Opinion of Tenzer Greenblatt LLP.
       *10.1      Form of Stock Purchase Agreement between SCNV Acquisition Corp., Solmecs
                  Corporation, N.V. and Bayou International Ltd.
       *10.2      Agreement, dated as of June 4, 1980 by and between Advanced Products Beer Sheva
                  Ltd. (AP) and the Ben Gurion University of the Negar (The Research and
                  Development Authority) and Solmecs Corporation N.V.
       *10.3      Agreement, dated as of March 31, 1981, by and between the Government of Israel
                  Ministry of Energy and Infrastructure, the Ben Gurion University of the Negev (The
                  Research and Development Authority - RDA) and Advanced Products Beer Sheva
                  Ltd. and Solmecs (Israel) Ltd. and Solmecs Corporation N.V.
       *10.4      Agreement, dated as of November 5, 1981 by and between Advanced Products Beer
                  Sheva Ltd. (AP) and the Ben Gurion University of the Negev (The Research and
                  Development Authority) (RDA), Solmecs Corporation N.V. and Solmecs Corporation
                  (U.K) Limited.
       *10.5      Agreement, dated as of January 25, 1990 by and between International Lead Zinc
                  Research Organization, Inc. and Solmecs (Israel) Ltd.
       *10.6      Agreement, dated as of March 7, 1991 by and between International Lead Zinc
                  Research Organization, Inc. and Solmecs (Israel) Ltd.
       *10.7      Agreement, dated as of June 9, 1997 by and between the Institute of Physics in Riga,
                  Latvia and Solmecs (Israel) Ltd.
       *10.8      Agreement, effective as of September 30, 1997, by and between Solmecs
                  Corporation N.V. and Batei Sefer Limlacha.
       *10.9      Agreement, effective as of September 30, 1997, by and between Registrant and Batei
                  Sefer Limlacha.
      *10.10      Agreement, dated as of January 1, 1998 by and between Solmecs (Israel) Ltd. and
                  Leon Aprimov.

    *10.11          Lease by and between Tefen Entrepreneurship Ltd. and Solmecs (Israel) Ltd. dated
                    October 14, 1997.
    *10.12          Form of Employment Agreement between Registrant and Professor Herman
                    Branover.
    *10.13          Form of Employment Agreement between Registrant and Dr. Shaul Lesin.
    *10.14          Form of Employment Agreement between Registrant and Jacline Bavli.
    *10.15          1997 Stock Option Plan.
     *23.1          Consent of Arthur Andersen LLP, Independent Certified Public Accountants.
     *23.2          Consent of Luboshitz Kasierer & Co., Member of Arthur Andersen, Independent
                    Public Accountants.
     *23.3          Consent of Tenzer Greenblatt LLP (contained in such firm's opinion filed as Exhibit
                    5.1).
     *24.1          A power of attorney relating to the signing of amendments hereto is incorporated in the signature pages of this Registration Statement.

------------
* Previously filed

Item 28. Undertakings.

The undersigned registrant hereby undertakes to:

     (1) file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

        (i) include any prospectus required by section 10(a)(3) of the Securities Act.

        (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement;

        (iii) include any additional or changed material information on the plan of distribution;

     (2) for determining liability under the Securities Act, treat each such post-effective amendment as a new registration of the securities offered, and the offering of such securities at that time to be initial bona fide offering; and

     (3) file a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes (1) to provide to the underwriters at the closing specified in the standby under writing agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser; (2) that for the purpose of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Securities and Exchange Commission declares it effective; and (3) that for the purpose of determining any liability under the Securities Act, treat each post-effective amendment that contains a form of Prospectus as a new Registration Statement for the securities offered in the Registration Statement therein, and treat the offering of the securities at that time as the initial bona fide offering of those securities.

                                  SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this amendment to the Registration Statement to be signed on its behalf by the undersigned, in the city of Omer, State of Israel on June 23, 1998.

                                       SCNV ACQUISITION CORP.



                                       By: /s/ Herman Branover
                                         ----------------------------
                                          Herman Branover
                                          President, Chief Executive Officer and
                                          Director


                               POWER OF ATTORNEY

     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                Signatures                                   Title(s)                        Date
                ----------                                   --------                        ----

                    *                        Chairman of the Board of Directors         June 23, 1998
---------------------------------------
               Emmanuel Althaus



           /s/ Herman Branover               President, Chief Executive Officer and     June 23, 1998
---------------------------------------      Director
                Herman Branover

                    *                        Executive Vice President                   June 23, 1998
---------------------------------------
               Shaul Lesin

                    *                        Chief Financial Officer                    June 23, 1998
---------------------------------------
              Jacline Bavli


          /s/ Herman Branover
---------------------------------------
            Attorney-in-Fact


* By Attorney-in-Fact

                                 EXHIBIT INDEX

Exhibit Number    Description
        *1.1      Form of Underwriting Agreement.
        *1.2      Form of Selected Dealer Agreement.
        *3.1      Certificate of Incorporation of the Registrant.
        *3.3      Bylaws of the Registrant.
         4.1      Form of Registrant's Common Stock Certificate.
        *4.2      Form of Public Warrant Agreement among the Registrant and American Stock
                  Transfer & Trust Company, as Warrant Agent.
         4.3      Form of Registrant's Public Warrant Certificate.
         4.4      Form of Registrants Unit Certificate.
        *4.5      Form of Underwriter's Unit Purchase Option.
        *5.1      Opinion of Tenzer Greenblatt LLP.
       *10.1      Form of Stock Purchase Agreement between SCNV Acquisition Corp., Solmecs
                  Corporation, N.V. and Bayou International Ltd.
       *10.2      Agreement, dated as of June 4, 1980 by and between Advanced Products Beer Sheva
                  Ltd. (AP) and the Ben Gurion University of the Negar (The Research and
                  Development Authority) and Solmecs Corporation N.V.
       *10.3      Agreement, dated as of March 31, 1981, by and between the Government of Israel
                  Ministry of Energy and Infrastructure, the Ben Gurion University of the Negev (The
                  Research and Development Authority - RDA) and Advanced Products Beer Sheva
                  Ltd. and Solmecs (Israel) Ltd. and Solmecs Corporation N.V.
       *10.4      Agreement, dated as of November 5, 1981 by and between Advanced Products Beer
                  Sheva Ltd. (AP) and the Ben Gurion University of the Negev (The Research and
                  Development Authority) (RDA), Solmecs Corporation N.V. and Solmecs Corporation
                  (U.K) Limited.
       *10.5      Agreement, dated as of January 25, 1990 by and between International Lead Zinc
                  Research Organization, Inc. and Solmecs (Israel) Ltd.
       *10.6      Agreement, dated as of March 7, 1991 by and between International Lead Zinc
                  Research Organization, Inc. and Solmecs (Israel) Ltd.
       *10.7      Agreement, dated as of June 9, 1997 by and between the Institute of Physics in Riga,
                  Latvia and Solmecs (Israel) Ltd.
       *10.8      Agreement, effective as of September 30, 1997, by and between Solmecs
                  Corporation N.V. and Batei Sefer Limlacha.
       *10.9      Agreement, effective as of September 30, 1997, by and between Registrant and Batei
                  Sefer Limlacha.
      *10.10      Agreement, dated as of January 1, 1998 by and between Solmecs (Israel) Ltd. and
                  Leon Aprimov.
      *10.11      Lease by and between Tefen Entrepreneurship Ltd. and Solmecs (Israel) Ltd. dated
                  October 14, 1997.
      *10.12      Form of Employment Agreement between Registrant and Professor Herman
                  Branover.
      *10.13      Form of Employment Agreement between Registrant and Dr. Shaul Lesin.
      *10.14      Form of Employment Agreement between Registrant and Jacline Bavli.
      *10.15      1997 Stock Option Plan.
       *23.1      Consent of Arthur Andersen LLP, Independent Certified Public Accountants.
       *23.2      Consent of Luboshitz Kasierer & Co., Member of Arthur Andersen, Independent
                  Public Accountants.
       *23.3      Consent of Tenzer Greenblatt LLP (contained in such firm's opinion filed as Exhibit
                  5.1).
       *24.1      A power of attorney relating to the signing of amendments hereto is incorporated in the signature pages of this Registration Statement.


------------
* Previously filed